Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Travelers Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

485 Lexington Avenue New York, New York 10017

March 31, 2017

Dear Shareholders:

Please join us for The Travelers Companies, Inc. Annual Meeting of Shareholders on Thursday, May 18, 2017, at 9:30 a.m. (Eastern Daylight Time) at the Hartford Marriott Downtown, 200 Columbus Boulevard, Hartford, Connecticut 06103.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

At this year's meeting, you will be asked to:

  1.
  Elect the 12 director nominees listed herein.
  2.
  Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017.
  3.
  Consider a non-binding vote on the frequency of future votes on executive compensation.
  4.
  Consider a non-binding vote to approve executive compensation.
  5.
  Approve an amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan.
  6.
  Consider a shareholder proposal relating to lobbying, if presented at the Annual Meeting.
  7.
  Consider a shareholder proposal relating to a gender pay equity report, if presented at the Annual Meeting.
  8.
  Consider a shareholder proposal relating to a diversity report, if presented at the Annual Meeting.
  9.
  Consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors recommends that you vote FOR each of the nominees listed in the proxy statement, FOR items 2, 4 and 5, for every "ONE YEAR" for item 3 and AGAINST items 6, 7 and 8.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone, or by completing a paper proxy card and returning it by mail. You may also vote in person at the Annual Meeting.

Thank you for your continued support of Travelers.

Sincerely,

Alan D. Schnitzer Chief Executive Officer	John H. Dasburg Chairman of the Board

VOTING METHODS

If, at the close of business on March 21, 2017 (the "Record Date"), you were a shareholder of record or held shares through The Travelers Companies, Inc. (the "Company" or "Travelers") 401(k) Savings Plan or through a broker or nominee, you may vote your shares by proxy on the Internet, by telephone or by mail. For shares held of record or through a broker or nominee, you may also vote in person at the Annual Meeting of Shareholders to be held on May 18, 2017 (the "Annual Meeting"). For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote on the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies or change your vote at the times and as described on page 88.

If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 17, 2017 to be counted.

If you hold shares through Travelers' 401(k) Savings Plan, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 16, 2017 to be counted. Those votes cannot be changed or revoked after that time, and those shares cannot be voted in person at the Annual Meeting.

If you plan to attend the Annual Meeting and vote in person, you must present a form of personal identification (such as driver's license) along with your Notice, proxy card or proof of ownership (and if your shares are held in street name, a bank or brokerage account statement as proof of ownership). You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the recordholder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance using one of the voting methods described below so that your vote will be counted if you later decide not to attend the meeting.

Shares held by current and former employees through the Company's 401(k) Savings Plan cannot be voted in person at the Annual Meeting.

See the General Information section beginning on page 86 of the Proxy Statement.

To vote by proxy:

BY INTERNET

•
Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•
You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials (the "Notice") or on your proxy card.

BY TELEPHONE

•
From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•
You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

BY MAIL

•
If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

•
When you receive the proxy card, mark your selections on the proxy card.

•
Date and sign your name exactly as it appears on your proxy card.

•
Mail the proxy card in the postage-paid envelope that will be provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Thursday, May 18, 2017
9:30 a.m. Eastern Daylight Time
Hartford Marriott Downtown, 200 Columbus Boulevard, Hartford, Connecticut 06103.

ITEMS OF BUSINESS

1.
Elect the 12 director nominees listed herein.
2.
Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017.
3.
Consider a non-binding vote on the frequency of future votes on executive compensation.
4.
Consider a non-binding vote to approve executive compensation.
5.
Approve an amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan.
6.
Consider a shareholder proposal relating to lobbying, if presented at the Annual Meeting.
7.
Consider a shareholder proposal relating to a gender pay equity report, if presented at the Annual Meeting.
8.
Consider a shareholder proposal relating to a diversity report, if presented at the Annual Meeting.
9.
Consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 21, 2017.

VOTING BY PROXY

To ensure your shares are voted, you may vote your shares by proxy on the Internet, by telephone or by completing a paper proxy card and returning it by mail. Internet and telephone voting procedures are described on the preceding page and in the General Information section beginning on page 86 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Wendy C. Skjerven Corporate Secretary

This Notice of Annual Meeting and the accompanying Proxy Statement are being distributed or made available, as the case may be, on or about March 31, 2017.

ITEM 1 – ELECTION OF DIRECTORS

ITEM 1 – ELECTION OF DIRECTORS

Nominees for Election of Directors

There are currently 13 members of the Board of Directors (the "Board"). On February 10, 2017, the Board, upon recommendation of its Nominating and Governance Committee, unanimously nominated the 12 current directors listed below for re-election to the Board at the Annual Meeting. Mr. Thomas Hodgson, who currently serves as a director, will retire from the Board, effective as of the Annual Meeting, pursuant to our director retirement policy and will not stand for re-election. The Company is grateful to Mr. Hodgson for his many years of service on the Board.

The directors elected at the Annual Meeting will hold office until the 2018 annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the form of proxy card (the "proxyholders") attached to this Proxy Statement as filed with the Securities and Exchange Commission ("SEC"), intend to vote the proxies held by them for the election of the 12 nominees named below. The proxies cannot be voted for more than 12 candidates for director. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the Board of Directors may designate.

 Alan L. Beller
Director since 2007

Mr. Beller, age 67, is Senior Counsel of the law firm of Cleary Gottlieb Steen & Hamilton LLP ("Cleary"), based in the New York City office. Mr. Beller joined Cleary in 1976 and was a partner in the firm from 1984 through 2001. From 2002 to 2006, he served as the Director of the Division of Corporation Finance of the SEC and as Senior Counselor to the SEC. He returned to Cleary in August 2006 and was a partner in the firm until 2014 when he became Senior Counsel. Mr. Beller is a member of the Board of Trustees of the IFRS Foundation and the Board of Trustees of the Sustainability Accounting Standards Board (SASB).

 John H. Dasburg
Director since 1994

Mr. Dasburg, age 74, has been Chairman and Chief Executive Officer of ASTAR USA, LLC, a holding company investing in aviation operations, since April 2003. He served as Chairman, Chief Executive Officer and President of Burger King Corporation from April 2001 through January 2003. Mr. Dasburg served as President and Chief Executive Officer of Northwest Airlines from 1989 through March 2001. From 1980 to 1989, he held a number of positions at Marriott Corporation, including President of The Lodging Group, Chief Financial Officer and Chief Real Estate Officer. From 1973 to 1980, Mr. Dasburg was employed by KPMG Peat Marwick, serving as a Tax Partner from 1978 to 1980. Mr. Dasburg is a director of the Miami Cancer Institute.

 Janet M. Dolan
Director since 2001

Ms. Dolan, age 67, has been President of Act 3 Enterprises, LLC, a consulting services company, since August 2006. She served as President and Chief Executive Officer of Tennant Company, a manufacturer of nonresidential floor maintenance equipment and products, from April 1999 until her retirement in December 2005, and she had served in a number of senior executive positions with Tennant Company from 1986 until April 1999. Prior to joining Tennant Company, Ms. Dolan was a director of the Minnesota Lawyers' Professional Responsibility Board. Ms. Dolan is a director of Wenger Corporation and was a director of Donaldson Company, Inc. until November 2014.

ITEM 1 – ELECTION OF DIRECTORS

 Kenneth M. Duberstein
Director since 1998

Mr. Duberstein, age 72, has been Chairman and Chief Executive Officer of The Duberstein Group, Inc., a strategic advisory and consulting firm, since 1989. Previously, Mr. Duberstein served as Chief of Staff to President Ronald Reagan from 1988 to 1989 and as Deputy Chief of Staff during 1987. From 1984 to 1986, Mr. Duberstein was Vice President of Timmons & Company in Washington, D.C. Prior to that, he held the White House position as Assistant to the President, Legislative Affairs from 1981 to 1983. From 1977 to 1980, Mr. Duberstein was Vice President of the Committee for Economic Development. Mr. Duberstein serves as Chairman of the Harvard Institute of Politics at the Kennedy School of Government, is a director of the Brookings Institution and the National Alliance to End Homelessness and is a lifetime trustee for the Kennedy Center for the Performing Arts. Mr. Duberstein is a director of The Boeing Company and Mack-Cali Realty Corporation and was a director of ConocoPhillips until April 2012 and a director of Dell Inc. until October 2013.

 Patricia L. Higgins
Director since 2007

Ms. Higgins, age 67, served as President and Chief Executive Officer of Switch and Data Facilities, Inc., a provider of neutral interconnection and collocation services, from September 2000 until her retirement in February 2004. In 1999 and 2000, Ms. Higgins served as Executive Vice President of the Gartner Group and Chairman and Chief Executive Officer of the Research Board, a segment of the Gartner Group. From 1997 to 1999, she served as Corporate Vice President and Chief Information Officer of Alcoa Inc., and from 1995 to 1997, she served as Vice President and President (Communications Market Business Unit) of Unisys Corporation. From 1977 to 1995, she served in various managerial positions, including as Corporate Vice President and Group Vice President (State of New York) for Verizon (NYNEX) and Vice President, International Sales Operations (Lucent) for AT&T Corporation/Lucent. Ms. Higgins is a director of Barnes & Noble, Inc., Internap Corporation and Dycom Industries.

 William J. Kane
Director since 2012

Mr. Kane, age 66, served as an audit partner with Ernst & Young for 25 years until his retirement in 2010, during which time he specialized in providing accounting, auditing and consulting services to the insurance and financial services industries. Prior to that he served in various auditing roles with Ernst & Young.

ITEM 1 – ELECTION OF DIRECTORS

 Cleve L. Killingsworth Jr.
Director since 2007

Mr. Killingsworth, age 64 served as the President and Chief Executive Officer of Blue Cross Blue Shield of Massachusetts, Inc. from July 2005 until March 2010. He served as Chairman from January 2008 to March 2010. He joined the company in February 2004 as President and Chief Operating Officer. Before joining Blue Cross Blue Shield of Massachusetts, Mr. Killingsworth served the Henry Ford Health System as Senior Vice President of Insurance and Managed Care, as well as President and Chief Executive Officer of the Health Alliance Plan. He joined Henry Ford Health Systems in January 1998 after holding senior management positions with: the Kaiser Foundation Health Plan; Blue Cross Blue Shield of Rochester, NY; Group Health Cooperative of Puget Sound; The American Hospital Association; and the Hospital of the University of Pennsylvania. Mr. Killingsworth is a member of the Board of Trustees of The MITRE Corporation and the Board of Overseers of the Teachers Insurance and Annuity Association of America (TIAA) and the College Retirement Equities Fund (CREF).

 Philip T. (Pete) Ruegger III
Director since 2014

Mr. Ruegger, age 67, served as Chairman of the Executive Committee of the law firm Simpson Thacher & Bartlett LLP ("Simpson Thacher") from 2004 until his retirement in 2013. He was a member of the firm's executive committee from 1993 through June 2013. Mr. Ruegger joined Simpson Thacher in 1974 and became a partner in 1981. At Simpson Thacher, he advised clients on mergers and acquisitions, corporate governance, investigations, corporate finance and general corporate and securities law matters. Mr. Ruegger is Chairman of the Executive Committee of the Henry Street Settlement, a New York City based not-for-profit.

 Todd C. Schermerhorn
Director since 2016

Mr. Schermerhorn, age 56, served as Senior Vice President and Chief Financial Officer of C.R. Bard, Inc., a multinational developer, manufacturer and marketer of life-enhancing medical technologies, from 2003 until his retirement in 2012. Prior to that, he had been Vice President and Treasurer of C.R. Bard from 1998 to 2003. From 1985 to 1998, Mr. Schermerhorn held various other management positions with C.R. Bard. Mr. Schermerhorn is a director of The Spectranetics Corporation and was a director of Thoratec Corporation until October 2015.

ITEM 1 – ELECTION OF DIRECTORS

 Alan D. Schnitzer
Director since 2015

Mr. Schnitzer, age 51, is Chief Executive Officer of Travelers. He was previously the Company's Vice Chairman and Chief Executive Officer, Business and International Insurance from July 2014 to December 2015. He was Vice Chairman—Financial, Professional and International Insurance and Field Management; Chief Legal Officer from May 2012 until July 2014. Prior to that, he was Vice Chairman and Chief Legal Officer since joining the Company in April 2007 and Executive Vice President—Financial, Professional and International Insurance since May 2008. Prior to joining the Company, he was a partner at Simpson Thacher. Mr. Schnitzer serves as Vice Chair of the Advisory Board for the University of Pennsylvania's Institute for Urban Research and on the Board of Directors of the Connecticut Council for Education Reform.

 Donald J. Shepard
Director since 2009

Mr. Shepard, age 70, served as Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., an international life insurance and pension company, from April 2002 until his retirement in April 2008. Prior to that, he served as Chief Executive Officer of AEGON USA since 1989, and in 1992, he became a member of the Executive Board of AEGON N.V. Mr. Shepard is a director of PNC Financial Services Group, Inc. and CSX Corporation.

 Laurie J. Thomsen
Director since 2004

Ms. Thomsen, age 59, served as an Executive Partner of New Profit, Inc., a venture philanthropy firm, from 2006 to 2010, and she served on its board from 2001 to 2006. Prior to that, from 1995 to 2004, she was a co-founder, General Partner and Retiring General Partner of Prism Venture Partners, a venture capital firm investing in healthcare and technology companies. From 1984 until 1995, she worked at the venture capital firm Harbourvest Partners in Boston, where she was a General Partner from 1988 until 1995. Ms. Thomsen was in commercial lending at U.S. Trust Company of New York from 1979 until 1984. Ms. Thomsen is a director of MFS Mutual Funds and Dycom Industries and an emeritus Trustee of Williams College.

YOUR BOARD RECOMMENDS YOU VOTE "FOR" THE
ELECTION OF ALL DIRECTOR NOMINEES.

BOARD OF DIRECTORS INFORMATION

BOARD OF DIRECTORS INFORMATION

Committees of the Board and Meetings

There are six standing committees of the Board: the Audit Committee; the Compensation Committee; the Executive Committee; the Investment and Capital Markets Committee; the Nominating and Governance Committee; and the Risk Committee.

The Board has adopted a written charter for each of these committees, copies of which are posted on our website at www.travelers.com under "For Investors: Corporate Governance: Charter Documents". Each committee reviews its charter annually and, when appropriate, presents to the Nominating and Governance Committee and the Board any recommended amendments for consideration and approval.

The following table summarizes the current membership of the standing committees of the Board, as well as the number of times each committee met during 2016. Jay S. Fishman, our former Executive Chairman of the Board, served as a director and on the Executive Committee until his death in August 2016.

	Audit	Compensation	Executive	Investment and Capital Markets	Nominating and Governance	Risk

Mr. Beller	X					X

Mr. Dasburg	Chair		Chair			X

Ms. Dolan	X					X

Mr. Duberstein		X	X	X	Chair

Ms. Higgins	X					X

Mr. Hodgson	X		X			Chair

Mr. Kane	X					X

Mr. Killingsworth		X		X	X

Mr. Ruegger	X					X

Mr. Schermerhorn	X					X

Mr. Schnitzer			X

Mr. Shepard		Chair	X	X	X

Ms. Thomsen		X	X	Chair	X

Meetings in 2016	9	6	0	6	4	4

Each of the directors is independent, other than Mr. Schnitzer who currently serves as our Chief Executive Officer. Each committee of the Board, other than the Executive Committee on which Mr. Schnitzer serves, is composed solely of independent directors.

Each director attended 75% or more of the total number of meetings of the Board and of the committees on which each such director served during 2016. The Board held five meetings in 2016. Directors are encouraged and expected, but not required, to attend each annual meeting of shareholders. All of the directors serving at the time of last year's annual meeting attended last year's annual meeting.

BOARD OF DIRECTORS INFORMATION

Audit Committee

All members of the Audit Committee are "independent", consistent with our Governance Guidelines, the New York Stock Exchange ("NYSE") listing standards and SEC rules applicable to boards of directors in general and audit committees in particular. In addition, the Board has determined that all members of the Audit Committee meet the financial literacy requirements of the NYSE. The Board also has determined that Mr. Dasburg's experience with KPMG Peat Marwick from 1973 to 1980, his service as a KPMG Tax Partner from 1978 to 1980, his experience as Chief Financial Officer of Marriott Corporation, as Chief Executive Officer of Northwest Airlines, Burger King Corporation and ASTAR and his service on the audit committees of other public companies qualify him as an audit committee financial expert, and he has been so designated. In addition, the Board designated Mr. Kane as an audit committee financial expert after considering his extensive experience as an audit partner with Ernst & Young for 25 years. The duties and responsibilities of the Audit Committee include the following:

•
assist the Board in exercising its oversight of the Company's accounting and financial reporting process and audits of the Company's financial statements;

•
appoint our independent registered public accounting firm and review its qualifications, performance and independence;

•
review and pre-approve the audit and permitted non-audit services and proposed fees of the independent registered public accounting firm;

•
review the adequacy of the work performed by our internal audit group; and

•
review reports from management, the internal auditors and the independent registered public accounting firm with respect to the adequacy of the Company's internal controls.

With respect to reporting and disclosure matters, the duties and responsibilities of the Audit Committee include reviewing our audited financial statements and recommending to the Board that they be included in our Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC.

Compensation Committee

All members of the Compensation Committee are "independent" consistent with our Governance Guidelines, the NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular. In addition, all members of the Compensation Committee qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as "outside directors" for purposes of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

With respect to general compensation matters, the duties and responsibilities of the Compensation Committee include the following:

•
review and approve the performance goals and individual objectives for our Chief Executive Officer ("CEO") and those members of our Management Committee who are executive officers or report directly to the CEO (together with the CEO, the "Committee Approved Officers");

•
review the performance and approve the salaries and incentive compensation of the Committee Approved Officers;
•
review and approve policies with respect to perquisites of the CEO and other members of management;

•
approve and monitor compliance with stock ownership guidelines applicable to the CEO and other members of management;

•
review and approve our compensation philosophy and objectives and recommend to the Board for approval compensation and benefit programs determined by the Compensation Committee to be appropriate;

•
review the operation of our overall compensation program to evaluate its objectives and its execution and recommend to the Board steps to modify our compensation programs to better conform them with the established compensation objectives;

•
review and approve any new equity compensation plans and material amendments to existing plans where shareholder approval has not been obtained and oversee management's administration of such plans;

•
review our regulatory compliance with respect to compensation matters;

BOARD OF DIRECTORS INFORMATION

•
review and approve any severance or similar termination payments proposed to be made to any current or former executive officer;

•
review and approve all stock option, restricted stock, restricted stock unit, performance share and similar stock-based grants;

•
conduct an independence assessment prior to selecting any compensation consultant, legal counsel or other adviser that will provide advice to the Compensation Committee; and

•
evaluate, at least annually, whether any work provided by the Compensation Committee's compensation consultant raised any conflict of interest.

With respect to reporting and disclosure matters, the duties and responsibilities of the Compensation Committee include reviewing and discussing the Compensation Discussion and Analysis with management and recommending to the Board that it be included in our annual proxy statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC.

Establishment of Annual Bonus and Equity Award Pools

The Compensation Committee approves the individual salary, annual bonus and equity awards for the Committee Approved Officers. In addition, the Compensation Committee approves the aggregate annual bonuses and all equity awards to employees who are not Committee Approved Officers.

The Compensation Committee considered recommendations from the CEO regarding compensation for each of the other executive officers named in the Summary Compensation Table on page 47 and other officers.

Delegation of Authority for "Off-Cycle" Equity Grants

The Compensation Committee has delegated limited authority to the CEO to make equity grants outside of the annual equity grant process, or "off-cycle grants", to employees and new hires who are not Committee Approved Officers. The delegation is subject to maximum grant date values of equity that can be granted to any one person. These grants can only be made on the grant dates established by our Governance Guidelines for "off-cycle" equity awards. Any grants made "off-cycle" are reported to the Compensation Committee at the next regularly scheduled quarterly meeting following such awards.

Compensation Consultant

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged Frederic W. Cook & Co. ("F. W. Cook") as its independent outside compensation consultant to provide it with objective and expert analyses, advice and information with respect to executive compensation. All executive compensation services provided by F. W. Cook are conducted under the direction or authority of the Compensation Committee, and all work performed by F. W. Cook must be pre-approved by the Compensation Committee or the Chair of the Compensation Committee. Neither F. W. Cook nor any of its affiliates maintains any other direct or indirect business relationships with the Company or any of its affiliates, other than advising the Nominating and Governance Committee with respect to director compensation. In November 2016, the Compensation Committee evaluated whether any work provided by its Compensation Committee consultant raised any conflict of interest and determined that it did not.

As requested by the Compensation Committee, in 2016, F. W. Cook's services to the Compensation Committee included, among other things:

•
advising with respect to the Compensation Committee meeting materials;

•
evaluating potential changes to incentive plans;

•
performing a comprehensive compensation program design review;

•
advising with respect to individual compensation for the Committee Approved Officers;

•
advising with respect to the Executive Chairman's compensation;

•
reviewing and discussing possible aggregate levels of corporate-wide bonus payments and equity awards;

•
preparing comparative analyses of executive compensation levels and design at peer group companies;

•
advising as to how actions taken by the Compensation Committee compare to the pay and performance of our peer group companies; and

•
advising in connection with the preparation of certain of the information included in this Proxy Statement.

An F. W. Cook representative participated in five of the six Compensation Committee meetings in 2016.

BOARD OF DIRECTORS INFORMATION

In addition to the independent, outside compensation consultant discussed above, our corporate staff (including Finance, Human Resources and Legal staff members) supports the Compensation Committee in its work. Other than the CEO (with respect to compensation for all other executive officers), no executive officer determines or recommends to the Compensation Committee the amount or form of executive compensation paid to another executive officer.

Executive Committee

The Board has granted to the Executive Committee, subject to certain limitations set forth in its charter, the broad responsibility of exercising the authority of the Board in the oversight of our business during the intervals between Board meetings in order to provide a degree of flexibility and ability to respond to time-sensitive business and legal matters. The Executive Committee meets only as necessary.

Investment and Capital Markets Committee

The Investment and Capital Markets Committee assists the Board in exercising its oversight of the Company's management of its investment portfolios (including credit risk monitoring) and certain financial affairs of the Company (including capital management, such as dividend policy and actions, stock splits, repurchases of stock or other securities, financing arrangements, debt and equity financing and liquidity).

The Investment and Capital Markets Committee also reviews and either approves or recommends appropriate Board action with respect to, among other matters, the issuance of securities, the establishment of bank lines of credit and certain purchases and dispositions of real property, capital expenditure budgets and acquisitions and divestitures of assets.

Nominating and Governance Committee

All members of the Nominating and Governance Committee are "independent" consistent with our Governance Guidelines, the NYSE listing standards and SEC rules applicable to board of directors in general. The duties and responsibilities of the Nominating and Governance Committee include the following:

•
establish criteria for the selection of candidates to serve on the Board;

•
identify and recommend director candidates for election or re-election to the Board;

•
identify and recommend directors for appointment to serve on the committees of the Board and as chair of such committees;

•
recommend adjustments, from time to time, to the size of the Board or of any Board committee;

•
establish procedures for the annual evaluation of Board and director performance;
•
oversee continuing education of directors in light of the Governance Guidelines;

•
review the director compensation program and policies and recommend changes to the Board;

•
establish and review our Governance Guidelines;

•
develop and recommend to the Board standards for determining the independence of directors and the absence of material relationships between the Company and a director;

•
review succession plans for our CEO and the direct reports to the CEO;

•
review and approve or ratify all related person transactions under our Related Person Transaction Policy;

•
review the Company's public policy initiatives; and

•
recommend to the Board any guidelines for the removal of directors, as it determines appropriate.

BOARD OF DIRECTORS INFORMATION

Risk Committee

The purpose of the Risk Committee is to assist the Board in exercising its oversight of the Company's operational activities and the identification and review of those risks that could have a material impact on us. The duties and responsibilities of the Risk Committee include oversight of management's risk management activities in the following areas:

•
our enterprise risk management program;

•
the underwriting of insurance;

•
the settlement of claims;
•
the management of catastrophe exposure;

•
the retention of insured risk and appropriate levels and types of reinsurance;

•
the credit risk in our insurance operations and ceded reinsurance program;

•
our information technology operations, including cyber risk and information security; and

•
the business continuity and executive crisis management for the Company and its business operations.

GOVERNANCE OF YOUR COMPANY

GOVERNANCE OF YOUR COMPANY

Governance Guidelines

Our commitment to good corporate governance is reflected in our Governance Guidelines, which describe the Board's views on a wide range of governance topics. These Governance Guidelines are reviewed annually by the Nominating and Governance Committee and, any changes deemed appropriate by the Committee in light of emerging practices or otherwise, are submitted to the full Board for consideration. Our Governance Guidelines can be found on the Corporate Governance page of the "For Investors" section on our website at www.travelers.com.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics (the "Code of Conduct"), which is applicable to all of our directors, officers and employees, including our CEO, Chief Financial Officer, Controller and other senior financial officers. The Code of Conduct provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics.

The Code of Conduct may be found on our website at www.travelers.com under "For Investors: Corporate Governance: Code of Conduct".

Our Chief Ethics and Compliance Officer is responsible for overseeing compliance with the Code of Conduct as part of fulfilling her responsibility for overseeing our ethics and compliance functions throughout the organization. Our Chief Ethics and Compliance Officer also assists in the communication of the Code of Conduct and oversees employee education regarding its requirements through the use of global, computer-based training, supplemented with focused in person sessions where appropriate. All employees and directors are required to certify annually that they have reviewed, understand and agree to comply with the contents of the Code of Conduct.

Ethics Helpline

We maintain an Ethics Helpline through which employees can report integrity concerns or seek guidance regarding a policy or procedure. The Ethics Helpline is serviced by an independent company, is available seven days a week, 24 hours a day and can be accessed by individuals through a toll-free number. Employees may also access the helpline system and report integrity concerns via the Internet. In either case, employees can report concerns anonymously. We maintain a formal no retaliation policy that prohibits retaliation against, or discipline of, an employee who raises an ethical concern in good faith. Once an Ethics Helpline report is filed, the report is forwarded to the

Ethics and Compliance Office, which is responsible for oversight of the helpline. Our Chief Ethics and Compliance Officer or her designee coordinates with management and outside resources, as appropriate, to investigate the matter, and address any ethical or compliance-related issues. The Audit Committee receives quarterly summaries of matters reported through the Ethics Helpline. In addition, any matter reported to the Chief Ethics and Compliance Officer that involves accounting, internal control or audit matters, or any fraud involving persons with a significant role in our internal controls, is reported to the Audit Committee.

Director Stock Ownership

The Board believes its non-management directors should accumulate and retain a level of ownership of our equity securities to align the interests of the non-management directors and the shareholders. Accordingly, the Board has established an ownership target for each non-management director equal to four times the director's most recent annual deferred stock award. Each new director is expected to meet or exceed this target within four years of his or her initial election to the Board, provided that, if the annual deferred stock award for any of such four years is less than the most recent annual deferred stock award, such

GOVERNANCE OF YOUR COMPANY

director is expected to meet or exceed the target within five years of his or her election to the Board. All of our current non-management directors have achieved stock ownership levels in excess of the target amount, other than Mr. Schermerhorn, who was elected to our Board in 2016. Non-employee directors receive over 50% of their annual compensation in the form of deferred stock units. The shares underlying these units are not distributed to a director until at least six months after the director leaves the Board. Accordingly, all of our non-management directors hold equity interests that they cannot sell for so long as they serve on the Board and at least six months afterwards.

Director Age Limit

The Governance Guidelines provide that no person who will have reached the age of 74 on or before the date of the next annual shareholders' meeting will be nominated for election at that meeting without an express waiver by the Board.

The Board believes that waivers of this policy should not be automatic and should be based upon the needs of the Company and the individual attributes of the director. The Board approved a waiver of this policy in February 2017 with respect to the nomination of Mr. Dasburg for election as a director at the 2017 Annual Meeting. See, "Director Nominations—Specific Considerations Regarding 2017 Nominees" on page 12.

Director Nominations

Process and Criteria Generally

Pursuant to our Governance Guidelines, the Nominating and Governance Committee is responsible for recommending to the Board nominees for election as director, and the Board is responsible for selecting nominees for election.

As required by our Governance Guidelines, the Board, based on the Nominating and Governance Committee's recommendation, selects nominees after considering the following criteria:

•
personal qualities and characteristics, accomplishments and reputation in the business community;

•
current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business;

•
ability and willingness to commit adequate time to Board and committee matters;

•
the fit of the individual's skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•
diversity of viewpoints, background, experience and other demographics.

The evaluation of these criteria involves the exercise of careful business judgment. Accordingly, although the

Nominating and Governance Committee and the Board at a minimum assess each candidate's ability to satisfy any applicable legal requirements or listing standards, his or her strength of character, judgment, working style, specific areas of expertise and his or her ability and willingness to commit adequate time to Board and committee matters. The Nominating and Governance Committee and the Board do not have specific minimum qualifications that are applicable to all director candidates. The Board seeks to ensure that the Board is composed of members whose particular expertise, qualifications, attributes and skills, when taken together, allow the Board to satisfy its oversight responsibilities effectively.

As mentioned above, the Nominating and Governance Committee and the Board include diversity of "viewpoints, background, experience and other demographics" as one of several criteria that they consider in connection with selecting candidates for the Board. While neither the Board nor the Nominating and Governance Committee has a formal diversity policy, one of many factors that the Board and the Nominating and Governance Committee carefully consider is the importance to the Company of racial and gender diversity in board composition. Moreover, when considering director candidates, the Nominating and Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board's effectiveness and, as required by the

GOVERNANCE OF YOUR COMPANY

Governance Guidelines, result in the Board having "a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company's business". As part of its annual self-evaluation, the Board assesses and confirms compliance with this Governance Guideline.

In identifying prospective director candidates for the Board, the Nominating and Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources. The Nominating and Governance Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Nominating and Governance Committee and the Board utilize the same criteria for evaluating candidates regardless of the source of the referral.

The Nominating and Governance Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate's full name and address, résumé and biographical information to the attention of the Corporate Secretary, The Travelers Companies, Inc., 485 Lexington Avenue, New York, New York 10017. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Governance Committee for its consideration.

Proxy Access

On November 3, 2016, the Board, upon recommendation of the Nominating and Governance Committee, approved an amendment and restatement of the Company's bylaws to implement proxy access. Our bylaws, as amended, permit a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of the Company's outstanding common shares, to nominate and include in the Company's annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws, which are posted on our website at www.travelers.com. Shareholder requests to include shareholder-nominated directors in the Company's proxy materials for the 2018 annual meeting of shareholders must be received by the Company no earlier than November 1, 2017 and no later than December 1, 2017.

Specific Considerations Regarding 2017 Nominees

In considering the 12 director nominees named in this Proxy Statement and proposed for election by you at the Annual Meeting, the Nominating and Governance Committee and the Board evaluated and considered, among other factors:

•
each nominee's experiences, qualifications, attributes and skills, in light of the Governance Guidelines' criteria for nomination discussed on page 11, including the specific skills identified by the Board as relevant to the Company;

•
the contributions of those directors recommended for re-election in the context of the Board self-evaluation process and other needs of the Board;

•
the tenure of individual directors;

•
the mix of long-serving and new directors on the Board;

•
the specific needs of the Company given its business and industry; and

•
the diversity of viewpoints, background, experience and other demographics of the director nominees.

With respect to the individual and overall tenure of Board members, the Board and Nominating and Governance Committee:

•
noted that the Company's industry is one where a long-term perspective is critical and a historical perspective on risk is important, and, accordingly, the Company benefits from having longstanding directors serve on the Board, including in leadership positions;

•
considered the years of experience directors have had working together on the Board; and

•
considered that more than 50% of the independent directors have joined the Board since mid-2007, and four new directors have joined the Board in the last five years.

In light of the foregoing, the Board and the Nominating and Governance Committee concluded that there was an appropriate mix of long-serving and new directors.

The Board and the Nominating and Governance Committee, in considering each nominee, principally focused on the background and experiences of the nominee, as described in the biographies appearing on pages 1 through 4. The Board and the Nominating and Governance Committee considered that each nominee has experience serving in senior positions

GOVERNANCE OF YOUR COMPANY

with significant responsibility, where each has gained valuable expertise in a number of areas relevant to the Company and its business. The Board and the Nominating and Governance Committee also considered that a number of directors have gained valuable experience and skills through serving as a director of other public and private companies. Specifically, among other things:

•
With respect to Mr. Beller, the Board and the Nominating and Governance Committee considered in particular his senior-level public service and his significant experience and expertise in the areas of law, risk management oversight and corporate governance and as to financial, accounting and auditing matters and their regulation.

•
With respect to Mr. Dasburg, the Board and the Nominating and Governance Committee considered in particular his experience as a public company CEO and his significant experience and expertise in areas of management, accounting and finance. The Board and Nominating and Governance Committee also considered that Mr. Dasburg will have reached the age of retirement under our Governance Guidelines prior to the Annual Meeting and, accordingly, would not be eligible to be nominated for re-election to the Board at the Annual Meeting absent a waiver of the Governance Guidelines age limit. The Board and Nominating and Governance Committee considered Mr. Dasburg's expertise, his extensive experience with the Company, his position as independent Chairman of the Board and his leadership of the Audit Committee, as well as the needs of the Company and the benefit his continued service on the Board could provide and decided to waive the age limit with respect to Mr. Dasburg this year to allow for his nomination for election at the Annual Meeting.

•
With respect to Ms. Dolan, the Board and the Nominating and Governance Committee considered in particular her experience as a public company CEO and her significant experience and expertise in management and in legal and compliance matters.

•
With respect to Mr. Duberstein, the Board and the Nominating and Governance Committee considered in particular his experience both in the highest levels of the U.S. government and as an outside strategic corporate advisor and his significant experience and expertise in public policy, public and government affairs and corporate governance.
•
With respect to Ms. Higgins, the Board and the Nominating and Governance Committee considered in particular her experience as a public company Chief Information Officer and her significant experience and expertise in management as well as information technology strategy and operations.

•
With respect to Mr. Kane, the Board and the Nominating and Governance Committee considered in particular his experience as an audit partner of a registered public accounting firm and his significant experience and expertise in financial controls, financial reporting, management and the insurance industry.

•
With respect to Mr. Killingsworth, the Board and the Nominating and Governance Committee considered in particular his experience as a health insurance CEO and his significant experience and expertise in management, insurance and regulation.

•
With respect to Mr. Ruegger, the Board and the Nominating and Governance Committee considered in particular his experience as the leader of a large international corporate law firm and his significant experience and expertise in mergers and acquisitions and other corporate transactional matters, as well as risk management.

•
With respect to Mr. Schermerhorn, the Board and the Nominating and Governance Committee considered in particular his experience as a public company Chief Financial Officer and his significant experience and expertise in management, accounting and business operations, including international operations.

•
With respect to Mr. Schnitzer, the Board and the Nominating and Governance Committee considered in particular his position as CEO of the Company and his significant experience in the management of the Company in various roles, including as Chief Executive Officer of Business and International Insurance, the Company's largest business segment, as well as his significant experience and expertise in management, finance and law.

•
With respect to Mr. Shepard, the Board and the Nominating and Governance Committee considered in particular his experience as a public insurance company CEO and his significant experience and expertise in management and international business.

•
With respect to Ms. Thomsen, the Board and the Nominating and Governance Committee considered in particular her experience as a general partner of a venture capital firm and her significant experience and expertise in investments, finance and the development of emerging businesses.

GOVERNANCE OF YOUR COMPANY

Director Independence and Independence Determinations

Under our Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company. In addition, the director must meet the bright-line test for independence set forth by the NYSE rules.

The Board has established categorical standards of director independence to assist it in making independence determinations. These standards, which are included in our Governance Guidelines, set forth certain relationships between the Company and the directors and their immediate family members, or entities with which they are affiliated, that the Board, in its judgment, has determined to be material or immaterial in assessing a director's independence. The Nominating and Governance Committee annually reviews the independence of all directors and reports its determinations to the full Board.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the categorical independence standards, the independent members of the Board determine in their judgment whether such relationship is material.

Our Governance Guidelines require that: (1) all members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee be independent; and (2) no more than two members of the Board may concurrently serve as officers of the Company.

The Board has determined that all of its directors and all of the persons proposed for election at the Annual Meeting are independent, other than our Chief Executive Officer, Mr. Alan Schnitzer. Consequently, assuming election of all the nominees included in this Proxy Statement, approximately 92% of the directors on the Board will be independent.

In making its independence determinations, the Board considered and reviewed the various commercial, charitable and employment transactions and relationships known to the Board (including those identified through annual directors' questionnaires) that exist between us and our subsidiaries and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated. Specifically, the Board's independence determinations included reviewing membership dues, contributions and research fees paid to a trade association and affiliated entities where Mr. Donald Shepard serves as a director (but not as an executive officer or employee). Payments to the organization constituted less than 1% of such organization's consolidated gross revenues during its last completed fiscal year and were below the thresholds set forth under our categorical standards of director independence.

The Board determined that the transactions identified were not material and did not affect the independence of such director under either the Company's Governance Guidelines or the applicable NYSE rules.

Dating and Pricing of Equity Grants

The Board has adopted a Governance Guideline establishing fixed grant dates for the award of "off-cycle" equity grants, so as to avoid the appearance that equity grant dates have been established with a view to benefiting recipients due to the timing of material public announcements.

In addition, to further ensure the integrity of our equity awards process, the Compensation Committee requires that the exercise price of all stock options granted, and the fair value of all equity awards made, must be determined by reference to the closing price for a share of our common stock on the NYSE on the date of any such grant or award. Under the Company's stock plans, the Compensation Committee may not take any action with respect to any stock option that would be treated as a "repricing" of such stock option, unless such action is approved by the Company's shareholders in accordance with applicable rules of the NYSE.

GOVERNANCE OF YOUR COMPANY

Transactions with Related Persons

General

The Board has adopted a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying related person transactions and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as our Governance Guidelines and Code of Conduct.

The Related Person Transaction Policy provides that all related person transactions covered by the policy are prohibited, unless approved or ratified by the Board or by the Nominating and Governance Committee. Our directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the policy) to the Corporate Secretary, who in turn must promptly forward such notice and information to the Chair of the Nominating and Governance Committee and to our counsel for analysis, to determine whether the particular transaction constitutes a Related Person Transaction requiring compliance with the policy. The analysis and recommendation of counsel are then presented to the Nominating and Governance Committee for consideration at its next regular meeting.

In reviewing Related Person Transactions for approval or ratification, the Nominating and Governance Committee will consider the relevant facts and circumstances, including:

•
the commercial reasonableness of the terms;

•
the benefit (or lack thereof) to the Company;

•
opportunity costs of alternate transactions;

•
the materiality and character of the related person's interest, including any actual or perceived conflicts of interest; and

•
with respect to a non-employee director or nominee, whether the transaction would compromise the director's (1) independence under our Governance

  Guidelines, the NYSE rules (including those applicable to committee service) and Rule 10A-3 of the Exchange Act, if such non- employee director serves on the Audit Committee, (2) status as an outside director under Section 162(m), if such non-employee director serves on the Compensation Committee or (3) status as a "non-employee director" under Rule 16b-3 of the Exchange Act, if such non-employee director serves on the Compensation Committee.

The Nominating and Governance Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the best interests of the Company and our shareholders.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:

•
the Company was or is to be a participant;

•
the amount involved exceeds $120,000; and

•
any related person had or will have a direct or indirect material interest.

A copy of our Related Person Transaction Policy is available on our website at www.travelers.com under "For Investors: Corporate Governance: Corporate Governance: Related Person Transaction Policy".

In addition to the Related Person Transaction Policy, our Code of Conduct requires that all employees, officers and directors avoid any situation that involves or appears to involve a conflict of interest between their personal and professional relationships. Our Audit Committee provides oversight regarding compliance with our Code of Conduct and discusses any apparent conflicts of interest with senior management. The policies of the Company also require that all employees seek approval from our Chief Ethics and Compliance Officer prior to accepting a position as a director or officer of any unaffiliated for-profit company or organization.

GOVERNANCE OF YOUR COMPANY

Employment Relationships

We employ approximately 30,900 employees, approximately 7,500 of whom work in and around Hartford, Connecticut. The following three employees are related to executive officers:

•
Mr. Jay Benet is Vice Chairman and Chief Financial Officer of the Company. His stepson, Jon-Paul Mucha, has been employed by the Company since 2003. In 2016, his total compensation, including salary, bonus, equity awards and other benefits, totaled approximately $126,000. His compensation is commensurate with that of his peers.

•
Mr. Brian MacLean is President and Chief Operating Officer of the Company. His daughter, Ms. Erin Cha, and his son-in-law, Mr. Junghwan Cha, have been employed by the Company since 2005 and 2009, respectively. In 2016, their combined total compensation, including salary, bonuses, equity awards and other benefits, totaled approximately $211,000. Their compensation is commensurate with that of their peers.

Third-Party Transactions

From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations become beneficial owners (through aggregation of holdings of their affiliates) of 5% or more of voting securities of the Company and, as a result, are considered a "related person" under the Related Person Transaction Policy. These organizations may provide services to the Company or its benefit plans. In addition, the Company may provide insurance coverage to these organizations. In 2016, the following transactions occurred with investors who reported beneficial ownership of 5% or more of the Company's voting securities:

•
In 2016, BlackRock, Inc. and its affiliates paid premiums of approximately $934,000 for insurance policies with subsidiaries of the Company in the ordinary course of business and on substantially the same terms as those offered to other customers.

•
An affiliate of State Street Corporation ("State Street") provides investment management services to the Company's 401(k) Savings Plan. The participants in the 401(k) Savings Plan paid approximately $373,000 in management fees to State Street in 2016. The investment management agreement was entered into on an arm's-length basis. In 2016, State Street paid premiums of approximately $483,000 for insurance policies with subsidiaries of the Company in the ordinary course of business and on substantially the same terms as those offered to other customers.

•
An affiliate of The Vanguard Group ("Vanguard") provides investment management services to the Company's 401(k) Savings Plan and the qualified and non-qualified pension plans. The participants in the 401(k) Savings Plan and the Company paid approximately $1.2 million and $780,000, respectively, in management fees to Vanguard in 2016. The investment management agreements were entered into on an arm's-length basis. In 2016, Vanguard paid premiums of approximately $1.9 million for insurance policies with subsidiaries of the Company in the ordinary course of business and on substantially the same terms as those offered to other customers.

Governance Structure of the Board

Our bylaws provide that the Board, at its regular meeting each year immediately following the annual shareholders meeting, shall elect a Chairman of the Board. The Board maintains the flexibility to determine whether the roles of Chairman and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight.

Our Governance Guidelines provide for the position of Lead Director whenever the Chairman of the Board is a director who does not qualify as an independent director.

Mr. Schnitzer, CEO.    Mr. Schnitzer assumed the role of CEO in December 2015. As CEO, Mr. Schnitzer serves as the Company's primary decision- and policy-maker and is responsible for the Company's day-to-day operations. Mr. Schnitzer also focuses on the Company's strategic priorities and long-term strategies, in collaboration with the Board.

GOVERNANCE OF YOUR COMPANY

Mr. Dasburg, Chairman.    Following the passing of Mr. Fishman, our former Executive Chairman of the Board, in August 2016, the Board elected Mr. Dasburg, an independent director, as Chairman of the Board. As Chairman of the Board, Mr. Dasburg consults with the CEO and the Board on the strategic direction of the Company, reports solely to the Board and presides at all meetings of the Board. Among other things, under our Governance Guidelines, the independent Chairman of the Board has the authority to:

•
convene, set the agendas for, and chair the regular executive sessions of the independent directors;

•
convene and chair other meetings of the independent directors as deemed necessary;

•
provide direction regarding the meeting schedules, information to be sent to the Board and input regarding meeting agenda items;
•
act as a liaison between the independent directors, committee chairs and senior management;

•
receive and review correspondence sent to the Company's office addressed to the Board or independent directors and, together with the CEO, to determine appropriate responses if any; and

•
recommend to the Board the retention of consultants and advisors who directly report to the Board, without consulting or obtaining the advance authorization of any officer of the Company.

This structure facilitates the continued strong communication and coordination between management and the Board and enables the Board to fulfill its risk oversight responsibilities. A complete description of the role of the independent Chairman of the Board is set forth in our Governance Guidelines.

Executive Session

Non-employee members of the Board regularly meet in executive session with no members of management present. Each of the committees also meets regularly in executive session. Executive sessions are chaired by the independent Chairman of the Board.

Board and Committee Evaluations

Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness, as required by the Governance Guidelines. These evaluations cover a wide range of topics, including but not limited to, the fulfillment of the Board and committee responsibilities identified in the Governance Guidelines and committee charters. The evaluations address the Board's knowledge and understanding of, and performance with respect to, the Company's business, strategy, values and mission, the appropriateness of the Board's structure and composition, the communication among the directors and between the Board and management and the Board's meeting process. Each committee reviews, among other topics, how the committee has satisfied the responsibilities contained in its charter in the past year as well as the organization of the committee, the committee meeting process and the committee's oversight. Each committee reports the results of their respective evaluations to the Board.

Communications with the Board and Shareholder Engagement

As described on our website at www.travelers.com, interested parties, including shareholders, who wish to communicate with a member or members of the Board, including the Chairman of the Board, the Nominating and Governance Committee, the non-employee directors as a group, or the Audit Committee, may do so by addressing their correspondence as follows: if intended for the full Board or one or more non-employee directors, to the Chairman of the Board; if intended for the Chairman of the Board, to Mr. John Dasburg; and if intended for the Audit Committee or the

Nominating and Governance Committee, to the Chair of such Committee. All such correspondence should be sent c/o Corporate Secretary, The Travelers Companies, Inc., 385 Washington Street, Saint Paul, Minnesota 55102. The office of the Corporate Secretary will forward such correspondence as appropriate.

In addition to the general correspondence process above, the Nominating and Governance Committee oversees a shareholder engagement program relating to the Company's governance and compensation practices.

GOVERNANCE OF YOUR COMPANY

Under this program, at the direction of the Nominating and Governance Committee, management reaches out to the Company's largest shareholders at least once each year to facilitate a dialogue regarding governance, compensation and other matters. Management reports on the resulting conversations with those investors to the Nominating and Governance Committee and also, as appropriate, to the Compensation Committee. As noted under "Shareholder Engagement" in the Compensation Discussion and Analysis ("CD&A") section of this Proxy Statement, in 2016, the Company contacted shareholders representing over 35% of the Company's outstanding shares. In a number of cases, the shareholder engagement program has encouraged changes to the Company's practices. For example, in the past few years based in part on investor input, the Compensation Committee enhanced the disclosure in the CD&A and raised the Return on Equity thresholds for vesting of performance shares; our former CEO voluntarily agreed to relinquish certain rights under his employment agreement; and the Company made clarifying changes to its policy regarding participation in the political process and provided additional disclosure of political contributions on its website.

Board's Role in Risk Management

Enterprise Risk Management is a company-wide initiative that involves the Board and management identifying, assessing and managing risks that could affect our ability to fulfill our business objectives or execute our corporate strategy. Our Enterprise Risk Management activities involve the identification and assessment of a broad range of risks and the development of plans to mitigate their effects. The Risk Committee and the other committees of the Board, as well as our separate management-level enterprise risk and underwriting risk committees, are key elements of our enterprise risk management structure and help to establish and reinforce our strong culture of risk management. For example, having both a Board Risk Committee that oversees operational risks and the Company's Enterprise Risk Management activities, and a management-level enterprise risk committee that reports regularly to the Board Risk Committee, enables a high degree of coordination between management and the Board. We describe our Enterprise Risk Management function in more detail in our Annual Report on Form 10-K, under "Business—Enterprise Risk Management". We also discuss the alignment of our executive compensation with our risk management below under "Risk Management and Compensation".

While the Risk Committee has oversight responsibility generally for our Enterprise Risk Management activities, the Board has allocated and delegated risk oversight responsibility to various committees of the Board in accordance with the following principles:

•
The Audit Committee is responsible for oversight of risks related to integrity of financial statements, including oversight of financial reporting principles and policies and internal controls, and oversight of the process for establishing insurance reserves.
•
The Risk Committee is responsible for oversight of risks related to business operations, including insurance underwriting and claims, reinsurance, catastrophe risk, credit risk in insurance operations, information technology and business continuity plans.

•
The Compensation Committee is responsible for oversight of risks related to compensation programs, including formulation, administration and regulatory compliance with respect to compensation matters.

•
The Investment and Capital Markets Committee is responsible for oversight of risks in the Company's investment portfolio (including valuation and credit risks), capital structure, financing arrangements and liquidity.

•
The Nominating and Governance Committee is responsible for oversight of risks related to corporate governance matters, including succession planning, director independence and related person transactions.

•
Each committee is responsible for monitoring reputational risk to the extent arising out of its allocated subject matter.

As a result, each committee charter contains specific risk oversight functions delegated by the Board, consistent with the principles set forth above. In that way, risk oversight responsibilities are shared by all committees of the Board and do not rest entirely with the Risk Committee. Further, we believe that allocating responsibility to a committee with relevant knowledge and experience improves the oversight of risk.

The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs of the Company. On at least an annual basis, the Board

GOVERNANCE OF YOUR COMPANY

reviews significant risks that management, through its Enterprise Risk Management efforts, has identified. The Board then evaluates, and may change, the allocation among the various committees of oversight responsibility for each identified risk. Further, each committee periodically reports to the Board on its risk oversight activities. In addition, at least annually, the Company's chief risk officer conducts a review of the interrelationships of risks and reports the results to the Risk Committee and the Board. These reports and reviews are intended to inform the Board's annual evaluation of the allocation of risk oversight responsibility.

Risk Management and Compensation

Our compensation structure is intended to encourage a careful balance of risk and reward, both on an individual risk basis and in the aggregate on a Company-wide basis, and promote a long-term perspective.

As discussed in more detail under "Compensation Discussion and Analysis" in this Proxy Statement, consistent with our goal of achieving an operating return on equity in the mid-teens over time, the Compensation Committee selected adjusted operating return on equity as the quantitative performance measure for the performance share portion of our stock-based long-term incentive program and as a material factor in determining amounts paid under our annual cash bonus program. Because operating return on equity is a function of both operating income and shareholders' equity, it encourages senior executives, as well as other employees with management responsibility, to focus on a variety of performance objectives that are important for creating shareholder value, including the quality and profitability of our underwriting and investing activities and capital management.

In addition, the long-term nature of our stock-based incentive awards (which generally do not vest until three years after the award is granted), our significant executive stock ownership requirements and the fact that more than 40% of our named executive officers' total direct compensation in the aggregate was in the form of long-term, stock-based incentives for each of the last five years, including 2016, all encourage prudent enterprise risk management and discourage excessive risk taking to achieve short-term gains. Moreover, neither the long-term incentive awards nor annual cash bonuses require growth in revenues or earnings in order for our executives to be rewarded, and none of our executives are paid based on a formulaic percentage of revenues or profits. As a result of this and the mix of short- and long-term performance criteria across our compensation programs, among other factors, we believe that our compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

Furthermore, the Compensation Committee's independent compensation consultant evaluates and advises the Compensation Committee as to the design and risk implications of our incentive plans and other aspects of our compensation programs to ensure that the mix of compensation, the balance of performance metrics and the overall compensation framework all support our short- and long-term objectives.

ITEM 2

ITEM 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee has selected KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for 2017.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

KPMG has continuously served as the independent registered public accounting firm of the Company (including The St. Paul Companies, Inc. ("St. Paul")

and its subsidiaries prior to its merger with Travelers Property Casualty Corp. ("TPC") that formed the Company (the "Merger")) since 1968 and of TPC and its predecessors from December 1993 until the Merger.

As part of the evaluation of its independent registered public accounting firm, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the independent registered public accounting firm's lead engagement partner, the Audit Committee and the Audit Committee Chairman are directly involved in the selection of KPMG's lead engagement partner. The Audit Committee and the Board of Directors believe that the continued retention of KPMG to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its shareholders.

Representatives of KPMG are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

In connection with the audit of the 2016 financial statements, we entered into an agreement with KPMG which set forth the terms by which KPMG would perform audit services for the Company.

The following table presents fees for professional services rendered by KPMG for the audit of our financial statements for 2016 and 2015 and fees billed for other services rendered by KPMG for those periods:

	2016	2015
Audit fees(1)	$8,922,000	$8,941,700
Audit-related fees(2)	761,100	857,900
Tax fees(3)	295,300	395,500
All other fees(4)	—	90,800

Total:	$9,978,400	$10,285,900

(1)
Fees paid were for audits of financial statements, reviews of quarterly financial statements and related reports and reviews of registration statements and certain periodic reports filed with the SEC.

(2)
Services primarily consisted of audits of employee benefit plans, actuarial attestations and reports on internal controls not required by applicable regulations.

(3)
Tax fees related primarily to tax return preparation and assistance services and occasionally to domestic and international tax compliance related services.

(4)
Other fees related to international regulatory and compliance advisory services.

The Audit Committee of the Board considered whether providing the non-audit services included in this table was compatible with maintaining KPMG's independence and concluded that it was.

Consistent with SEC policies regarding auditor independence and the Audit Committee's charter, the Audit Committee has responsibility for appointing,

ITEM 2

setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee preapproves all audit and permitted non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves an annual budget for such permitted non-audit services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee has authorized our Chief Auditor to approve KPMG's commencement of work on such permitted services within that budget, although the Chair of the Audit Committee must approve any such permitted non-audit service within the budget if the expected cost for that service exceeds $100,000. During the year, circumstances may arise that make it necessary to engage the independent registered public accounting firm for additional services that would exceed the initial budget. The Audit Committee has delegated the authority to the Chair of the Audit Committee to review such circumstances and to grant approval when appropriate. All such approvals are then reported by the Audit Committee Chair to the full Audit Committee at its next meeting.

YOUR BOARD RECOMMENDS YOU VOTE "FOR" THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading "Board of Directors Information—Audit Committee" in this Proxy Statement. Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company's financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company's internal controls over financial reporting.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also received information regarding, and discussed with the independent registered public accounting firm, the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board, including matters concerning the independence of the independent registered public accounting firm.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

John H. Dasburg (Chair)	Thomas R. Hodgson
Alan L. Beller	William J. Kane
Janet M. Dolan	Philip T. Ruegger III
Patricia L. Higgins	Todd C. Schermerhorn

ITEMS 3 AND 4

ITEM 3 – NON-BINDING VOTE ON THE FREQUENCY OF FUTURE VOTES ON EXECUTIVE COMPENSATION

As a result of the Dodd-Frank Act, shareholders are entitled to indicate, on a non-binding basis, their preference as to how frequently they would like to cast a non-binding vote on the compensation of our named executive officers. Shareholders may indicate whether they would prefer such vote occur every one, two or three years or abstain from voting. While the Board intends to consider carefully the results of this vote, the vote is advisory in nature and is not binding on the Company or the Board.

The Board of Directors believes that a non-binding vote on executive compensation every one year is appropriate for the Company and its shareholders based on a number of considerations, including the views of its shareholders. Since 2011, the Board of Directors has annually submitted to a vote of the shareholders a non-binding proposal to approve the executive compensation of our named executive officers.

YOUR BOARD RECOMMENDS YOU VOTE FOR EVERY "ONE YEAR" WITH RESPECT TO THE FREQUENCY OF NON-BINDING SHAREHOLDER VOTES TO APPROVE EXECUTIVE COMPENSATION.

ITEM 4 – NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is requesting that shareholders vote, on a non-binding basis, to approve the compensation of our named executive officers as discussed in the Compensation Discussion and Analysis on page 23 and the Tabular Executive Compensation Disclosure on pages 47 to 62, including the Summary Compensation Table and accompanying narrative disclosure. The Company currently intends to hold such votes annually. Accordingly, the next such vote is expected to be held at the Company's 2018 Annual Meeting of Shareholders. While the Board intends to consider carefully the results of this vote, the final vote is advisory in nature and is not binding on the Company or the Board.

The Board recommends that shareholders vote "FOR" the following resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.

As described in the Compensation Discussion and Analysis, our executive compensation programs are structured consistent with our longstanding pay for performance philosophy and utilize performance measures that are intended to align compensation with the creation of shareholder value and to reinforce a long-term perspective.

In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis, particularly the "2016 Overview". In making compensation decisions for the 2016 performance year, the Compensation Committee considered the Company's strong results in 2016 and over time on both an absolute basis and relative to our peers. These financial results as well as other factors considered by the Compensation Committee are described in the Compensation Discussion and Analysis.

YOUR BOARD RECOMMENDS YOU VOTE "FOR" APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

2016 Overview

Travelers had another strong year of industry-leading financial and operating results in 2016. This overview summarizes a number of performance highlights in 2016 and how that performance impacted the amount of variable compensation awarded in February 2017 to the named executive officers with respect to the 2016 performance year.

Continued Strong Performance in 2016

•
Return on equity of 12.5% and operating return on equity* of 13.3% significantly exceeded the industry average return on equity for the 11th year in a row as well as the goals of 10.5% and 11.2%, respectively, included in our financial plan.

•
Record net written premiums of $24.958 billion, up 3.5% year-over-year, exceeded the goals included in our financial plan, with all three business segments contributing to this growth.

•
Net income per diluted share of $10.28 and operating income per diluted share* of $10.12 in 2016 meaningfully exceeded the goals in our financial plan, but were lower as compared to 2015 due in meaningful part to higher catastrophe losses and the persistently low interest rate environment, both of which are outside of management's control. As discussed on page 34, the 2016 financial plan did not include any prior year reserve development and assumed catastrophes at more normalized levels and lower net investment income due to the interest rate environment.

•
Similarly, net income of $3.014 billion and operating income* of $2.967 billion meaningfully exceeded the goals included in our financial plan, but were lower as compared to 2015.

•
Total shareholder return for 2016 was 11%.

Resulting In . . .

Variable Compensation Awarded to the Named Executive Officers as Follows:

With respect to its compensation decisions generally, the Compensation Committee considered, among other factors, our strong 2016 results discussed in this Compensation Discussion and Analysis but also took into consideration the year-over-year decrease in operating income as described above. With respect to Mr. Schnitzer, who assumed the role of CEO in December 2015, the Compensation Committee also considered the very successful completion of his first full year as CEO and the need to reposition his compensation relative to our Compensation Comparison Group to reflect the increased responsibilities associated with assuming the role of CEO. In light of these factors, the Compensation Committee made the following compensation decisions:

•
Mr. Schnitzer's annual cash bonus increased $1.95 million to $5.2 million compared to the 2015 performance year.

•
Mr. Schnitzer's equity awards increased by $4.0 million to $9.0 million compared to the 2015 performance year.

•
The average annual cash bonus paid to Messrs. MacLean, Benet and Heyman decreased approximately 7.5% compared to the 2015 performance year.

•
Equity awards were the same as those for the 2015 performance year for Messrs. Benet and Heyman, and decreased by approximately $1.76 million for Mr. MacLean, who had received an additional equity award of approximately $1.76 million for the 2015 performance year in connection with the leadership transition.

*
See, "Annex A – Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions" on page A-1.

COMPENSATION DISCUSSION AND ANALYSIS

This year also marked the passing, on August 19, 2016, of Jay S. Fishman, the Company's Executive Chairman of the Board and former Chief Executive Officer. Mr. Fishman transformed Travelers into one of the best-performing companies in the financial services industry and the only property and casualty insurer in the Dow 30. Compensation awarded to Mr. Fishman for 2016 is discussed within this CD&A as well as in the section entitled "Tabular Executive Compensation Disclosure—Narrative Supplement to Summary Compensation Table and Grants of Plan-Based Awards in 2016 Table—Employment Arrangements". The Compensation Committee also awarded compensation to Mr. Kess, who joined the Company as Vice Chairman and Chief Legal Officer in December 2016, pursuant to the offer letter entered into in connection with, and as an inducement for, the commencement of his employment. For a discussion of the compensation awarded to Mr. Kess pursuant to the offer letter, see "Tabular Executive Compensation Disclosure—Narrative Supplement to Summary Compensation Table and Grants of Plan-Based Awards in 2016 Table—Employment Arrangements".

Consistent Performance

In 2016, we continued our long track record of delivering industry-leading returns to our shareholders with another year of strong financial results. Our operating return on equity was 13.3%, consistent with the average annual operating return on equity we have achieved over the last ten years, despite the historically low interest rate environment. These returns represent a meaningful spread over both the ten-year Treasury and our cost of equity.

Our solid underwriting and investment results in 2016 demonstrate the continued successful execution of our long-term financial strategy, which is to create shareholder value by:

•
delivering superior returns on equity by leveraging our competitive advantages;

•
generating earning and capital substantially in excess of our growth needs; and

•
thoughtfully rightsizing capital and growing book value per share over time.

Over the last decade, we produced an industry-leading return on equity, returned nearly $37 billion of excess capital to our shareholders, grew dividends per share at an average annual rate of 10%, increased our book value per share by 125% and delivered a total return to shareholders of 193%.

The Company's successful execution of this long-term financial strategy is further demonstrated by the results we have achieved over time as discussed below.

•
Continued to Improve Profitability Through Active Use of Data and Analytics.  Given the successful execution of our strategy since 2010 to improve underwriting profitability, an important part of our strategy during 2016 was to continue to focus on retaining our most profitable business and seeking additional rate gains where needed, while actively seeking attractive new business opportunities. In 2016, we continued to analyze our business on an account-by-account or class-by-class basis using highly granular data and analytics. As a result, retention was at historically high levels, and we continued to achieve rate gains where needed, resulting in positive renewal rate change for the year overall. In addition, in 2016, we generated new business of $4.377 billion as compared to $3.926 billion in 2015, an increase of $451 million or 11.5%.

  The execution of this strategy since 2010 has favorably impacted underwriting profitability, as illustrated by the chart below of our after-tax "underlying underwriting margin"*, as well as (1) our after-tax "underwriting margin" or "underwriting gain (loss)"* and (2) net income. Our "underlying underwriting margin" is our "underwriting margin" excluding the impact of catastrophes and net favorable prior year reserve development.

*
See, "Annex A – Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions" on page A-1.

COMPENSATION DISCUSSION AND ANALYSIS

  To put the 2016 results shown in the chart below in historical perspective, the underlying underwriting margin contributed 43% of operating income in 2016 as compared to 32% in each of 2007 and 2006, our two best years in terms of operating income since the St. Paul/Travelers Merger in 2004. The percentage of operating income generated by underwriting in 2016 demonstrates the high quality of our earnings, as well as the success we have had in the execution of our marketplace strategies over time.

  The results we deliver are due to our deliberate and consistent approach to creating shareholder value. While our results for 2016 were down as compared to 2015, it is important to recognize that our consistently articulated objective is to produce an appropriate return on equity for our shareholders over time. We emphasize that the objective is measured over time because we recognize that weather, reserve developments and interest rates, among a number of other factors, impact our results from year to year. In 2016, our results were strong but were impacted by higher weather losses, a positive but lower level of prior year reserve development and lower net investment income due to historically low interest rates, among other factors.

•
Achieved a Superior Return on Equity.  In 2016, we produced a return on equity of 12.5% and an operating return on equity of 13.3%. Our 2016 return on equity exceeded approximately 75% of the property and casualty companies in our Compensation Comparison Group (described on page 42). In addition, in contrast to our 2016 return on equity of 12.5%, the average return on equity for the domestic property and casualty industry in 2016 was approximately 5.5%, as estimated by the Insurance Information Institute. As demonstrated by the chart below, our return on equity has meaningfully outperformed the average return on equity for the industry in each of the past ten years.

  In addition to our return on equity of 12.5% for 2016 being a superior result relative to our industry and meaningfully exceeding our cost of equity, our operating return on equity of 13.3% was consistent with our 13.4% average annual operating return on equity over the last ten years, despite earlier years benefitting from a higher average interest rate environment. We believe our current year return and our long term track record of generating superior returns over time demonstrates the value of our competitive advantages, including our superior underwriting capabilities.

COMPENSATION DISCUSSION AND ANALYSIS

•
Increased Adjusted Book Value Per Share and Returned Significant Excess Capital to Our Shareholders.  During 2016, book value per share increased by 4% and adjusted book value per share*, which excludes the after-tax impact of unrealized gains and losses on investments, increased by 7%. Over the last ten years, the compound annual growth rate of each of our book value per share and adjusted book value per share was 8%. We were able to achieve this significant adjusted book value per share growth while, at the same time, returning substantial capital to shareholders.

  Since we began our current repurchase program in 2006, we have returned over $38 billion of capital to shareholders through share repurchases and dividends, an amount that: (1) exceeds Travelers' market capitalization at the time the repurchase program was initially authorized in 2006; and (2) is greater than the capital returned by all but one other member of the Compensation Comparison Group during that period. During 2016, we returned to shareholders over $3.2 billion through approximately $2.5 billion of share repurchases and $762 million of dividends.

•
Achieved Superior Total Return to Shareholders Over Time.  Strong financial results have led to outstanding total returns to shareholders over time (measured as the change in stock price plus the cumulative amount of dividends, assuming dividend reinvestment). For the one-year period ended December 31, 2016, our total shareholder return was 11%.

•
For the three-year and five-year periods ended December 31, 2016, our shareholder returns of 45% and 133%, respectively, placed Travelers at the 70th and 40th percentile of our Compensation Comparison Group.

*
See, "Annex A – Reconciliation of GAAP Measures to Non-GAAP Measures and Selected Definitions" on page A-1.
  •
  For the ten-year period January 1, 2007 to December 31, 2016, our total shareholder return of 193% placed Travelers at the 80th percentile of our Compensation Comparison Group.

Moreover, in each of the three-year, five-year and ten-year periods mentioned above, Travelers' total shareholder return exceeded the return on the Dow Jones Industrial Average (the Dow 30 Index, of which Travelers is a member) and the S&P 500 Index.

The chart below shows total shareholder return for the period beginning January 1, 2007 and ending on December 31, 2016. For each year on the chart, total return is calculated with January 1, 2007 as the starting point and December 31 of the relevant year as the ending point. In contrast to many other members of the Compensation Comparison Group, the Company's level of shareholder returns over recent years reflected consistent strong performance rather than a recovery from a significant decline during the financial crisis. In assessing total shareholder return, the Compensation Committee generally gives greater weight to performance over a longer period of time, as a long-term perspective is necessary to execute our strategy, particularly in light of the inherent potential in the property and casualty insurance industry for results to vary significantly year-to-year.

Based on the achievements discussed above and elsewhere in this CD&A, and other factors, the Compensation Committee determined that Travelers and the named executive officers had performed at superior levels on both an absolute basis and relative to our peers. Notwithstanding this superior performance and strong results, in light of the year-over-year decrease in operating income as described above, the Compensation Committee determined to reduce compensation for the named executive officers generally, other than with respect to Mr. Schnitzer, as discussed in more detail below.

COMPENSATION DISCUSSION AND ANALYSIS

Pay for Performance Philosophy and Objectives of Our Executive Compensation Program

Pay for Performance Philosophy

Our compensation program, the objectives and structure of which have been stable over time and aligned with our articulated financial strategy, is designed to, among other things, reinforce a long-term perspective and to align the interests of our executives with those of our shareholders. A long-term perspective is especially vital in the property and casualty insurance industry, where the periodic occurrence of catastrophes, changes in estimates of costs for claims and other economic conditions have historically produced results that vary significantly when measured year-to-year.

Consistent with our longstanding pay for performance philosophy, the Compensation Committee believes that, when we generally exceed our performance goals and the named executive officers individually perform at superior levels in achieving that performance, total compensation for these executive officers should be set at superior levels compared to the compensation levels for equivalent positions in our Compensation Comparison Group. When we do not generally exceed our performance goals or the named executive officers individually do not perform at superior levels, total compensation for these executives should be set at lower levels. In addition, to a greater extent than many of the companies included in our Compensation Comparison Group, due to the absence of time-based restricted stock in our ongoing program, a substantial majority of the ultimate value of our named executive officer compensation is performance-based and is tied to, and is dependent on, operating results and increases in shareholder value over time.

The following two charts illustrate the directional relationship for the past ten performance years ("PY") between total direct compensation for the CEO (Mr. Schnitzer for PY2016 and Mr. Fishman for PY2007 through PY2015) and Travelers performance, as reflected by operating return on equity. As indicated below, while the objectives and structure of our compensation program have been stable over time, compensation levels vary significantly from year to year and correlate with returns, reflected by operating return on equity. Further, as explained under "Objectives of Our Executive Compensation Program", the Compensation Committee believes that compensation levels should encourage a long-term perspective, and, therefore, while catastrophe losses ("CATs") should impact compensation levels, compensation levels should not be as volatile, from year to year, as changes in financial results due to catastrophe losses.

Differences between total direct compensation for each performance year presented above and the information included in the Company's Summary Compensation Table are discussed further below under "—Total Direct Compensation for 2014-2016 (Supplemental Table)" and "—The Differences Between this Supplemental Table and the Summary Compensation Table" on page 46.

(1)
The adjustment to the chart is intended to facilitate a year-to-year comparison of recent operating return on equity ("ROE") by showing operating ROE both as reported and as adjusted to reflect a consistent level of catastrophe losses for each year to eliminate the volatility that undermines the comparison of period-to-period results. The average annual catastrophe losses (after-tax) for the ten-year period presented was $670 million. Actual catastrophe losses for each year are presented in Annex A.

(2)
Return on equity as reported for the ten-year period was as follows:

PY2007	PY2008	PY2009	PY2010	PY2011	PY2012	PY2013	PY2014	PY2015	PY2016
18.0%	11.4%	13.5%	12.1%	5.7%	9.8%	14.6%	14.6%	14.2%	12.5%

COMPENSATION DISCUSSION AND ANALYSIS

Use of Operating Return on Equity and Other Metrics

While the Compensation Committee evaluates a broad range of financial and non-financial metrics in awarding performance-based annual cash bonuses, operating return on equity, in particular, is a principal factor in the Compensation Committee's evaluation of the Company's performance. Moreover, as discussed below, the number of performance shares that a named executive officer will receive upon vesting, if any, depends on the Company's attainment of specific financial goals related to operating return on equity.

The Compensation Committee believes that operating return on equity should not be viewed as a single metric. Rather, by being a function of both (1) operating income and (2) shareholders' equity (excluding unrealized gains and losses on investments), operating return on equity reflects a number of separate areas of financial performance related to both the Company's income statement and balance sheet. Accordingly, senior executives, as well as other employees with management responsibility, are encouraged to focus on multiple performance objectives that are important for creating shareholder value, including the quality and profitability of our underwriting and investment decisions, the pricing of our policies, the effectiveness of our claims management and the efficacy of our capital and risk management. When evaluating the Company's operating return on equity, the Compensation Committee considers recent and historical trends in operating return on equity of the Company, the domestic property and casualty insurance industry, and the Compensation Comparison Group, in addition to the Company's cost of equity. In 2016, the Compensation Committee also considered that the 2016 decrease in operating return on equity was due, in part, to factors that are largely outside of Travelers' control, such as higher levels of catastrophes and historically low interest rates.

In addition to operating return on equity, the Compensation Committee also reviews a broad range of other financial and non-financial metrics, particularly with respect to its administration of the Company's performance-based annual cash bonus program. As discussed further below, in determining annual cash bonuses to be paid to the named executive officers, the Compensation Committee evaluates the Company's performance with respect to a wide range of other metrics included in the financial plan approved by the Board, including, among others:

•
operating income and operating income per diluted share along with other metrics that contribute to those results, such as:

•
written and earned premiums;

•
investment income;

•
insurance losses; and

•
expense management.

In evaluating performance against the objectives, however, the Compensation Committee does not use a formula or pre-determined weighting, and no one objective is individually material other than operating return on equity.

In addition to the metrics discussed above, the Compensation Committee also reviews per share growth in book value and adjusted book value over time in light of the Company's objective to create shareholder value by generating significant earnings and taking a balanced approach to capital management. However, because (1) book value can be volatile due to, among other things, the impact of changing interest rates on the fair value of the Company's fixed-income portfolio and (2) the Company's capital management strategy also emphasizes returning excess capital to shareholders, the Compensation Committee does not set a specific target for per share growth in book value or adjusted book value. Further, while it evaluates changes in book value and adjusted book value in the context of overall results, the Compensation Committee does not believe such changes, by themselves, are always the most meaningful indicators of relative performance.

The Compensation Committee believes that a formulaic approach to compensation, particularly in the property and casualty insurance industry, could result in unintended consequences and is not an appropriate substitute for the Compensation Committee's thorough deliberation and business judgment. The Compensation Committee's current approach allows it to appropriately assess the quality of performance results and ensures that executives are not unduly rewarded, or disadvantaged, based purely on mechanical formulas.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Our Executive Compensation Program

With our overarching pay-for-performance philosophy in mind, the Compensation Committee has approved the following five primary objectives of our executive compensation program.

1.
Link compensation to the achievement of our short- and long-term financial and strategic objectives

The Compensation Committee believes that a properly structured compensation system should measure and reward performance on multiple bases. To ensure an appropriate degree of balance in the program, the compensation system is designed to measure short- and long-term financial and operating performance, the efficiency with which capital is employed in the business, the effective management of risk, the achievement of strategic initiatives and the individual performance of each executive.

The Compensation Committee further believes that an executive's total compensation opportunity should be commensurate with his or her position and level of responsibility. Accordingly, the proportion of total compensation that is performance-based increases with successively higher levels of responsibility. Thus, the senior-most executives, who are responsible for the development and execution of our strategic and financial plans, have the largest portion of their compensation tied to performance-based incentives, including stock-based compensation, the ultimate value of which is dependent on changes in stock price and operating return on equity.

As noted above, in evaluating the Company's overall performance, the Compensation Committee recognizes that our business is subject to events outside of management's control, including natural and man-made catastrophic events, and takes those events into account when awarding compensation. The Compensation Committee believes that, while the impact of catastrophes in any given year can produce significant volatility, management should be focused on achieving the Company's long-term strategic goals. As a result, although the Compensation Committee believes that the impact of catastrophes on the Company's financial results should be reflected in its executive compensation decisions, the Compensation Committee does not believe it is appropriate for compensation levels to be subject to as much volatility year-to-year as may be caused by actual catastrophes.

2.
Provide competitive compensation opportunities to attract, retain and motivate high-performing executive talent

Our overall compensation levels are designed to attract and retain the best executives in light of the competition for executive talent. In addition, the Compensation Committee believes that, when we generally exceed our performance goals and the named executive officers individually perform at superior levels in achieving that performance, total compensation for these executive officers should be set at superior levels compared to the compensation levels for equivalent positions in our Compensation Comparison Group. When we do not generally exceed our performance goals or the named executive officers individually do not perform at superior levels, total compensation for these executives should be set at lower levels.

The Compensation Committee may also take into account other relevant facts and circumstances in awarding compensation in order to attract, retain and motivate high-performing talent.

3.
Align the interests of management and shareholders by paying a substantial portion of total compensation in stock-based incentives and ensuring that executives accumulate meaningful stock ownership stakes over their tenure

The Compensation Committee believes that the interests of executives and shareholders should be aligned. Accordingly, a significant portion of the total compensation for the named executive officers is in the form of stock-based compensation. The components of the stock-based compensation granted to the named executive officers in 2017 and 2016 were stock options and performance shares, other than with respect to a one-time grant of restricted stock units to Mr. MacLean in 2016 in recognition of special circumstances, as discussed below, and an inducement grant of restricted stock units to Mr. Kess in connection with the commencement of his employment in December 2016. In addition, as discussed below, senior executives are expected to achieve specified stock ownership targets prior to selling any stock acquired upon the exercise of stock options or the vesting of performance shares or restricted stock units. Both the portion of total compensation attributable to stock-based programs and the expected level of executive stock ownership increase with successively higher levels of responsibility.

COMPENSATION DISCUSSION AND ANALYSIS

4.
Maximize, to the extent equitable and practicable, the financial efficiency of the overall compensation program from tax, accounting, cash flow and share dilution perspectives

We make reasonable efforts to maximize the tax deductibility of all elements of compensation. Section 162(m) of the Internal Revenue Code prohibits us from deducting compensation in excess of $1 million paid to most of the named executive officers unless specified requirements are met, including that such amounts be considered "qualified performance-based compensation" under Section 162(m). The Compensation Committee may also approve compensation that does not qualify for a deduction under Section 162(m) if it determines that it is appropriate to do so in light of other competing interests and goals, such as the attraction and retention of key executives.

As part of the process of approving the initial design of incentive plans, or any subsequent modifications made to such plans, and determining awards under the plans, the Compensation Committee also evaluates the aggregate economic costs and dilutive impact to shareholders of such compensation, the expected accounting treatment and the impact on our financial results. The Compensation Committee attempts to balance the various financial implications of each program to ensure that the system is as efficient as possible and that unnecessary costs are avoided.

5.
Reflect established and evolving corporate governance standards

The Compensation Committee, with the assistance of our Human Resources Department and the Compensation Committee's independent compensation consultant, stays abreast of current and developing corporate governance standards and trends with respect to executive compensation and adjusts the various elements of our executive compensation program, from time to time, as it deems appropriate. As a result of this process, the Compensation Committee has adopted the following practices, among others:

What We DO NOT Do:

•

No excise tax "gross-up" payments in the event of a change in control

•

No tax "gross-up" payments on perquisites for named executive officers

•

No repricing of stock options and no buy-out of underwater options

•

No excessive or unusual perquisites

•

No dividends or dividend equivalents paid on unvested performance shares

•

No above-market returns provided for in deferred compensation plans

•

No guaranteed equity or bonuses for named executive officers

What We DO:

•

Maintain robust share ownership requirement

•

Maintain a clawback policy with respect to cash and equity incentive awards to our executive officers

•

Prohibit hedging transactions as specified in our securities trading policy

•

Prohibit pledging without the consent of the Company (no pledges have been made)

•

Engage in outreach and maintain a dialogue with shareholders relating to Travelers' governance and compensation practices

For a description of the duties of the Compensation Committee and its use of an independent compensation consultant, see "Board of Directors Information—Compensation Committee" on page 6.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Elements

With our pay-for-performance philosophy and compensation objectives discussed above as our guiding principles, we deliver annual executive compensation through a combination of:

•
base salary, and

•
performance-based compensation consisting of

•
an annual cash bonus, and

•
stock-based, long-term incentive awards.

We also provide benefits and modest perquisites. In addition, from time to time, the Compensation Committee may also make special cash or equity awards to one or more of our named executive officers.

Consistent with recent years, the Compensation Committee has determined that the allocation of compensation between performance-based annual cash bonus and stock-based, long-term incentives should be somewhat more heavily weighted towards cash bonus as compared to our Compensation Comparison Group. The Compensation Committee believes that this allocation is appropriate in light of the fact that a higher percentage of the named executive officers' total compensation (and total direct compensation) is performance-based as compared to the peer average and peer median of the Compensation Comparison Group. In particular, unlike a number of other companies in our Compensation Comparison Group, annual equity awards made to the named executive officers are typically all performance-based.

The following chart illustrates the mix of performance-based compensation to non-performance-based compensation of our CEO, compared to the CEOs of our Compensation Comparison Group.

(1)
Travelers CEO Pay Mix reflects the pay mix of total direct compensation for Mr. Schnitzer for the 2016 performance year, as reported in the Supplemental Table on page 46.

(2)
Peer Average CEO Pay Mix reflects the pay mix of total direct compensation for our Compensation Comparison Group for their 2015 performance year (the most recent year for which data was publicly available) and was calculated for the Compensation Committee by its independent compensation consultant. As part of that calculation, the independent compensation consultant annualized special non-recurring long-term incentive grants (for example, new hire, retention and promotion awards) to reflect an estimate of "per year" value.

Annual awards of stock-based compensation are typically in the form of stock options and performance shares. Because our annual awards of performance shares only vest if specified return on equity thresholds are met, and because options provide value only if our stock price appreciates, the Compensation Committee believes that such compensation is all performance-based; that is, the compensation typically awarded annually to our CEO and other named executive officers generally does not include awards that are earned solely due to the passage of time without regard to performance. In February 2016, the Compensation Committee made an equity grant of time-based restricted stock units to Mr. MacLean in recognition of his assumption of direct leadership of the Business and International Insurance segment and his support throughout the leadership transition in 2015, and in December 2016, the Compensation Committee made an inducement grant of time-based restricted stock units to Mr. Kess in connection with the commencement of his employment.

COMPENSATION DISCUSSION AND ANALYSIS

Total Direct Compensation

The following table sets forth the composition of total direct compensation for Mr. Schnitzer, our CEO, and our other named executive officers who served as executive officers for the entire 2016 performance year:

Compensation Element	Percentage of Total Direct Compensation for Mr. Schnitzer, CEO	Percentage of Average Total Direct Compensation of Other NEOs(1)

Base Salary Earned	6.6%	12.7%

Annual Cash Bonus	34.2%	46.2%

Long-Term Stock Incentives	59.2%	41.1%

(1)
Mr. Fishman's compensation for 2016 has been omitted from the table because he only served as a named executive officer for the portion of the year prior to his death in August 2016, and Mr. Kess's compensation for 2016 has been omitted from the table because he commenced employment in December 2016. Accordingly, the compensation received by each of Mr. Fishman and Mr. Kess for 2016 is not representative of the Company's regular compensation program.

Base Salary

The Compensation Committee's philosophy is to generally set base salary for executive officers other than the CEO at a level that is intended to be on average at or near the 50th percentile for equivalent positions in our Compensation Comparison Group. This positioning supports the attraction and retention of high quality talent, ensures an affordable overall cost structure, and mitigates excessive risk taking that could occur if salaries were artificially low. Individual salaries may range above or below the median based on a variety of factors, including the potential impact of the executive's role at the Company, the terms of the executive's employment agreement, if any, the tenure and experience the executive brings to the position and the performance and potential of the executive in his or her role. Base salaries are reviewed annually, and adjustments are made from time to time as the Compensation Committee deems appropriate to recognize performance, changes in duties and/or changes in the competitive marketplace.

In February 2017, the Compensation Committee did not make any changes to the base salaries for the named executive officers. The Compensation Committee increased the base salary for Mr. Schnitzer in August 2015 in connection with his appointment as CEO and increased the base salaries for Messrs. MacLean,

Benet and Heyman in April 2016 by $50,000, $100,000 and $100,000, respectively. Mr. Schnitzer's current base salary as CEO is below the 25th percentile when compared to other CEO's in our Compensation Comparison Group, and the current base salaries for Messrs. MacLean, Benet and Heyman are slightly above the 75th percentile of our Compensation Comparison Group, in each case based on the most recently available data as provided by the Compensation Committee's independent compensation consultant. The Compensation Committee set the base salary for our CEO below the 50th percentile because it believes that the CEO's compensation should be more heavily weighted to variable performance-based compensation, as shown in the table above. The base salaries of Messrs. MacLean, Benet and Heyman reflect their long tenure in their positions (12, 15 and 15 years, respectively), as well as their considerable expertise and outstanding performance over time.

Annual Cash Bonus

The named executive officers are eligible to earn performance-based annual cash bonuses under the Senior Executive Performance Plan, a plan approved by our shareholders. The annual bonuses are based upon the individual performance of each executive as well as that of Travelers as a whole. The annual cash bonuses are designed to further our goals described under "Objectives of Our Executive Compensation Program", including motivating and promoting the achievement of our short-term and long-term financial and strategic objectives.

Description of Senior Executive Performance Plan and Maximum Pool

The Senior Executive Performance Plan was approved by shareholders and is designed to comply with the "qualified performance-based compensation" requirements of Section 162(m) of the Internal Revenue Code so that the annual bonus payments to named executive officers could be fully tax deductible. The Senior Executive Performance Plan contains a multi-metric formula that was approved by shareholders and that is used to determine the maximum amount of the annual bonus pool.

The formula in the Senior Executive Performance Plan provides generally that, if our operating return on

COMPENSATION DISCUSSION AND ANALYSIS

equity (determined by dividing (1) "after-tax operating earnings", as defined in the Senior Executive Performance Plan, by (2) total common shareholders' equity as of the beginning of the fiscal year, adjusted to exclude net unrealized appreciation or depreciation of investments) is greater than 8%, then the pool available to pay as "qualified performance-based compensation" under Section 162(m) will equal 1.5% of our "after-tax operating earnings".

Because the amount of our after-tax operating earnings can generate a larger bonus pool than necessary for awarding bonuses consistent with the Compensation Committee's objectives, the Compensation Committee can exercise (and in the past has always exercised) its discretion to award less than the maximum amount that could have been awarded under the Plan as "qualified performance-based compensation".

Performance-Year 2016 Bonuses Payable under the Senior Executive Performance Plan

Our return on equity for the 2016 performance period, calculated as defined in the Senior Executive Performance Plan, was 16.03%, and resulted in a maximum amount available under the Senior Executive Performance Plan of $53.66 million. As discussed below, the Compensation Committee awarded a total of $14.725 million in bonuses (being approximately 27% of the aggregate bonus pool under the Plan) to the named executive officers who were participants in the Senior Executive Performance Plan for the 2016 performance period.

As it has done in prior years, the Compensation Committee exercised its discretion to award less than the maximum amount that could have been awarded under the Plan as "qualified performance-based compensation".

Factors Considered in Awarding 2016 Bonuses

In determining the actual annual bonuses awarded, the Compensation Committee applied its business judgment and considered a number of factors, including:

•
the very successful completion of Mr. Schnitzer's first full year as CEO and the need to reposition his compensation relative to our Compensation Comparison Group to reflect the increased responsibilities of that role;
•
the strong financial performance and other significant achievements described above under "2016 Overview";

•
Company, business segment and/or investment results relative to the various financial measures set forth in our 2016 business plan that was established and approved by the Board at the end of 2015;

•
the performance of the executive;

•
compensation market practices as reflected by the Compensation Comparison Group in the most recent publicly available data;

•
our performance relative to the companies in our Compensation Comparison Group along with other companies in the property and casualty industry, with a particular emphasis on operating return on equity; and

•
the tenure and compensation history of the executive.

In determining these bonuses, the Compensation Committee also considered additional qualitative factors, such as:

•
the strategic positioning of the Company and the applicable business unit;

•
the progress made on strategic initiatives;

•
strong underlying underwriting profitability across the business segments;

•
the effective management of expenses;

•
the effective management of risk; and

•
the demonstration of leadership, teamwork and innovation.

As discussed below, the Compensation Committee generally weighs financial performance measures, particularly operating return on equity, and comparable compensation information more heavily than other factors. In particular, when assessing results, the Compensation Committee considers the Company's overall financial performance relative to prior years' performance, the financial plan, the performance of industry peers and, in the case of operating return on equity, the Company's cost of equity.

COMPENSATION DISCUSSION AND ANALYSIS

The achievement, or inability to achieve, any particular financial or operational measure in a given year neither guarantees, nor precludes, the payment of an award, but is considered by the Compensation Committee as one of several factors among other factors noted and any additional information available to it at the time, including market conditions in general. The Compensation Committee does not use a formula or assign any particular relative weighting to any performance measure. As discussed under "Use of Operating Return on Equity and Other Metrics" on page 28, the Compensation Committee believes that a formulaic approach to compensation is not appropriate in the property and casualty industry and is not an appropriate substitute for the Compensation Committee's thorough deliberation and business judgment as it would not allow the Compensation Committee to assess the quality of the performance results and could result in negative unintended consequences. For example, a formulaic bonus plan tied to revenue growth (a common metric used in formulaic bonus plans) could create an incentive for management to relax the Company's underwriting or investment standards to increase revenue and reported profit on a short-term basis, thereby driving higher short-term bonuses, but create excessive risk for shareholders over the longer term. This is of particular concern in the property and casualty insurance industry due to the fact that the "cost of goods sold" (that is, the amount of insured losses) is not known at the time of sale and develops over time—in some cases over many years.

2016 Financial Metrics, Including Operating Return on Equity Target

In evaluating the foregoing factors, the Compensation Committee reviewed management's progress in meeting a broad range of financial and operational metrics included in the 2016 financial plan approved by the Board in December 2015. As discussed above, of the various financial metrics evaluated by the Compensation Committee, the Compensation Committee considered operating return on equity to be the most important metric in its evaluation of the Company's annual performance, and it reviewed other metrics in light of their contribution to the Company's return on equity goals.

Operating Return on Equity Target.    The Compensation Committee established in February 2016 specific targets for both: (1) operating return on equity; and (2) adjusted operating return on equity, which excludes catastrophes and prior year reserve development, if any, related to asbestos and environmental coverages. In particular, the 2016 financial plan targeted: (1) an operating return on equity of 11.2% and (2) an adjusted operating return on equity of 13.9%.

One of management's important responsibilities is to produce an appropriate return on equity for our shareholders and to develop and execute financial and operational plans consistent with our financial goal of achieving a mid-teens operating return on equity over time. The Compensation Committee also recognizes, however, the historic cyclicality of our business and that there may be times when the operating return on equity achievable in a given year is greater than, or less than, a mid-teens level. The targeted returns for 2016 reflected the expectation that interest rates would remain at historically low levels. In addition, in evaluating the appropriateness of the targets set for return on equity, the Compensation Committee considers our return on equity relative to the Compensation Comparison Group and to the U.S. property and casualty industry generally and relative to our estimated cost of equity. This relationship to industry returns, over time, is described in the chart on page 25. As a result, when the Board approved our 2016 business plan, both management and the Board believed the plan to be reasonably difficult to achieve.

Notably, the Company's financial plan—and thus its targets—did not include any planned reserve development, positive or negative. The Company's actuarial estimates always reflect management's best estimates of ultimate loss as of the relevant date. As a result, when developing financial plans, the Company does not budget for, or target, prior year reserve development. Adjustments to actual adjusted operating return on equity for prior year reserve development related to asbestos and environmental coverages are made because, to a significant degree, those items relate to policies that were written decades ago and, particularly in the case of asbestos, arise to a significant extent as a result of court decisions and other trends that have attempted to expand insurance coverage far beyond what we believe to be the intent of the original parties. Accordingly, their financial impact is largely beyond the control of current management. The targets in the 2016 plan were similar to the targets in the 2015 plan and somewhat lower than the 2015 actual results because the 2016 plan assumed catastrophes at higher and more normalized levels as compared to 2015 and lower net investment income attributable to the continued and persistently low interest rate environment. In addition, the 2016 plan was lower than the 2015 actual results

COMPENSATION DISCUSSION AND ANALYSIS

because 2015 actual results included positive prior year reserve development of $941 million ($617 million after-tax).

For 2016, our results compared to our targets were as follows:

•
Our operating return on equity was 13.3%, which was significantly higher than our target of 11.2%.

•
Our adjusted operating return on equity, excluding catastrophes and prior year reserve development related to asbestos and environmental coverages, was 16.4%, which was significantly higher than our target of 13.9%.

Other Financial Metrics.    The Senior Executive Performance Plan is a multiple metric plan. In determining annual cash bonuses to be paid to the named executive officers, the Compensation Committee evaluates the Company's performance with respect to not only operating return on equity, but also a broad range of other financial metrics including, among other things, operating income and operating income per diluted share and other metrics that contribute to those amounts, such as written and earned premiums, investment income, insurance losses and expense management. No one of these other financial metrics was individually material to 2016 compensation decisions.

The relevant targets for these other financial metrics were included in the 2016 financial plan approved by the Board at the end of 2015. The following table shows 2016 operating income and operating income per diluted share compared to the corresponding metrics contained in the Company's 2016 financial plan and to 2015 actual results.

For the metrics below, 2016 actual results were higher than target, but lower than prior year results.

Metric	2016 Actual	2016 Target(1)	2015 Actual

Operating Income	$2.97B	$2.50B	$3.44B

Operating Income Per Diluted Share	$10.12	$8.46	$10.87

(1)
As discussed above, the 2016 targets do not include any planned reserve development, either positive or negative, reflect lower net investment income attributable to the continued and persistently low interest rate environment and assume catastrophes at normalized levels.

Reasons for Performance in Excess of Financial Targets.    The Compensation Committee believes that the

Company's performance in 2016, which was substantially in excess of applicable targets, reflected among other things:

•
strong underlying underwriting performance;

•
favorable prior year reserve development not related to asbestos and environmental matters;

•
catastrophe losses that were slightly lower than amounts assumed in the 2016 financial plan;

•
a benefit from the successful settlement of a reinsurance dispute;

•
the favorable impact of the Company's capital management, particularly its share repurchase program; and

•
investment results that, while strong, were impacted by the continued low interest rate environment.

In addition, the Compensation Committee believes the results reflect strong performance relative to the U.S. property and casualty industry as a whole. In particular, the Company's return on equity of 12.5% in 2016 meaningfully exceeded the average return on equity for domestic property and casualty insurance companies, of approximately 5.5%, as estimated by the Insurance Information Institute.

Amount of 2016 Annual Cash Bonuses

At its February 2017 meeting, the Compensation Committee considered the quantitative and qualitative factors described above and the substantial contributions made by the named executive officers in exceeding the 2016 targets described above, including operating income of $2.97 billion, which while significantly exceeding the goal in the Company's financial plan was down from 2015, including as a result of, among other factors, higher weather-related losses and lower net investment income due to the continued and persistently low interest rate environment, two factors largely beyond our control.

The Compensation Committee believed that all of the named executive officers individually performed at superior levels and contributed substantially to our strong results. The Compensation Committee also placed significant weight on the fact that the Company's executive officers, including the named executive officers, were highly effective working as a team in driving the business over the long-term and

COMPENSATION DISCUSSION AND ANALYSIS

particularly with respect to achieving the successful CEO transition.

With regard to Mr. Schnitzer, the Compensation Committee also considered the very successful completion of his first full year as CEO and the need to reposition his direct compensation in connection with the increased responsibilities of that role at about the median of the Compensation Comparison Group (based on 2015 compensation data, the most recent data publicly available). The Compensation Committee's determination that Mr. Schnitzer has performed very successfully in his first full year as CEO was based on a number of factors, including: (1) Mr. Schnitzer's successful day-to-day execution of the business; (2) the strong 2016 financial results as discussed above; (3) his stewardship of a successful transition, which inspired confidence among the Company's senior leadership team, its employees, and the Company's agent and broker partners; and (4) his leadership of the Company's strategic planning and initiatives responsive to a changing business environment—all aimed at positioning the Company to continue to deliver superior returns over time.

In light of the foregoing, the Compensation Committee determined in its judgment to award cash bonuses for the 2016 performance year as follows:

•
a cash bonus of $5.2 million to Mr. Schnitzer, which is $1.95 million higher than that awarded to him for performance year 2015; and

•
aggregate cash bonus of $9.525 million to Messrs. MacLean, Benet and Heyman, which is 7.5% lower than the bonuses awarded to them for performance year 2015.

Mr. Fishman's cash bonus for the 2016 performance year, which was paid in accordance with his employment agreement, decreased 68%, reflecting the change in his role from Chief Executive Officer to Executive Chairman, a proration of his bonus through the date of his death and the decline in the Company's operating income as discussed above.

Long-Term Stock Incentives

The Compensation Committee believes that the interests of executives and shareholders should be closely aligned. Accordingly, a significant portion of the total compensation for the named executive officers is in the form of stock-based long-term incentive awards that are designed to further our goals described under

"Objectives of Our Executive Compensation Program," including ensuring that our executive officers have a continuing stake in our long-term success and manage the business with a long-term, risk-adjusted perspective.

The Compensation Committee, with advice from its independent compensation consultant, has developed guidelines for the allocation of annual grants of equity compensation between performance shares and stock options. These allocations are intended to result in a mix of annual long-term incentives that is sufficiently performance-based and will result in (1) a large component of total compensation being tied to the achievement of specific, multi-year operating performance objectives and changes in shareholder value (performance shares); and (2) an appropriate portion being tied solely to changes in shareholder value (options). Under the guidelines, the mix of long-term incentives for the named executive officers is approximately 60% performance shares and 40% stock options, based on the grant date fair value of the awards. The mix of annual long-term incentive compensation reflects the Compensation Committee's judgment as to the appropriate balance of these incentives to achieve its objectives. While the aggregate grant date fair values of equity awards granted to the named executive officers take into account both individual and Company performance, the mix of equity incentives awarded annually is fixed and generally does not vary from year to year. For a description of the equity awards granted in calendar year 2016, refer to the "Tabular Executive Compensation Disclosure—Grants of Plan-Based Awards in 2016" on page 49.

At its February 2017 meeting, the Compensation Committee granted Mr. Schnitzer stock-based long-term incentive awards with a grant date fair value of $9 million, an increase of $4 million in light of the very successful completion of his first full year as CEO as discussed above and the need to reposition his compensation relative to our Compensation Comparison Group to reflect the increased responsibilities of that role. At the same meeting, the Compensation Committee granted stock-based incentive awards to Messrs. Benet and Heyman with a grant date fair value equal to the grant date value for 2015. The Compensation Committee granted stock-based incentive awards to Mr. MacLean with a grant date fair value of approximately $3.24 million, down $1.76 million from 2015. Mr. MacLean's awards for 2015 included approximately $1.76 million in additional equity awards granted in connection with Mr. MacLean's assumption

COMPENSATION DISCUSSION AND ANALYSIS

of direct leadership of the Business and International Insurance segment and his role in the 2015 leadership transition. The Compensation Committee set the amounts of these incentive grants in order to position the total direct compensation for these named executive officers somewhat lower for 2016 performance as compared to 2015, reflecting the strong 2016 performance and the decline in the operating income year-over-year, in each case as discussed above. These equity awards, approved at the February 2017 meeting, will be reflected in the Summary Compensation Table in our Proxy Statement for our 2018 Annual Meeting.

As provided for by his employment agreement, in lieu of an equity grant in February 2017, Mr. Fishman's estate received a cash payment equivalent to the value of equity awards that would have been granted to him for 2016 performance. This cash payment for 2016 performance represents a 65% decrease from Mr. Fishman's equity award for 2015 performance, reflecting the change in Mr. Fishman's role from Chief Executive Officer to Executive Chairman and a proration of the award amount through the date of his death. This cash payment is reflected in the "Bonus" column of the Summary Compensation Table on page 47.

At its February 2016 meeting, the Compensation Committee granted Mr. Schnitzer stock-based long-term incentive awards with a grant date fair value of $5 million, an increase of $2.4 million in recognition of the change in his roles and responsibilities as a result of his promotion to CEO on December 1, 2015. Also, at its February 2016 meeting, the Compensation Committee granted Mr. Fishman stock-based long-term incentive awards with a grant date fair value of $11 million, an amount equal to his grant in the prior year. At the same meeting, the Compensation Committee granted Mr. MacLean stock-based long-term incentive awards with a grant date fair value of $5 million, an increase of approximately $1.76 million in recognition of his assumption of direct leadership of the Business and International Insurance segment and his commitment, support and guidance throughout the leadership transition in 2015, which he was uniquely positioned to provide as President and COO. The increase was in the form of stock options and restricted stock units. The Compensation Committee granted each of Mr. Benet and Mr. Heyman stock-based incentive awards with a grant date fair value of $2.625 million. The awards for these named executive officers were 3.5 times the base salary for those officers at the end of 2015, the same multiple as in the prior year. The Compensation Committee set the amounts of such incentive grants in order to position the total direct compensation for these named executive officers at slightly lower compensation for 2015 performance as compared to 2014, while at the same time repositioning certain executive compensation levels in connection with Mr. Schnitzer's succession of Mr. Fishman as CEO. Given the Company's superior performance, these equity awards were also intended to position total direct compensation for the named executive officers for 2015 significantly above the median (in the top quartile) of the Compensation Comparison Group (based on 2014 compensation data, the most recent data publicly available at the time of grant).

The ultimate value of stock-based long-term incentive awards at the time of vesting or, in the case of stock options, exercise may be greater than or less than the grant date fair value, depending upon our operating performance and changes in the value of our stock price. The grant date fair values of long-term incentive awards are computed in accordance with the accounting standards described in footnote (2) to the Summary Compensation Table on page 47.

Performance Shares

Under our program for granting performance shares, we may grant performance shares to certain of our employees who hold positions of vice president (or its equivalent) or above, including the named executive officers. These awards provide the recipient with the right to receive a variable number of shares of our common stock based upon our attainment of specified performance goals discussed below. The performance goals for performance share awards granted in 2017 and 2016 are based upon our attaining various adjusted returns on equity over three-year performance periods commencing January 1, 2017 and ending December 31, 2019 and commencing January 1, 2016 and ending December 31, 2018, respectively (in each case, "Performance Period Return on Equity"). Performance Period Return on Equity represents the average of the "Adjusted Return on Equity" for each of the three calendar years in the Performance Period Return on Equity. The "Adjusted Return on Equity" for each calendar year is determined by dividing "Adjusted Operating Income" by "Adjusted Shareholders' Equity" for the year, as defined below.

COMPENSATION DISCUSSION AND ANALYSIS

"Adjusted Operating Income", as defined in the Performance Share Awards Program, excludes the after-tax effects of:

•
specified losses from officially designated catastrophes,

•
asbestos and environmental reserve charges or releases,

•
net realized investment gains or losses in the fixed maturities and real estate portfolios,

•
extraordinary items, and

•
the cumulative effect of accounting changes and federal income tax rate changes, and restructuring charges, each as defined by GAAP and each as reported in our financial statements (including accompanying footnotes and management's discussion and analysis);

and is then reduced by the after-tax dollar amount for expected "normal" catastrophe losses. In the first year of the performance period, such expected "normal" catastrophe losses are represented by a fixed amount set forth in the terms of the performance shares ($620 million for 2016). In the two subsequent years of the performance period, such fixed amount for catastrophes is adjusted up or down by formula to reflect any increases or decreases, as the case may be, in written premiums in certain catastrophe-exposed commercial and personal lines.

"Adjusted Operating Income" is also reduced by an amount reflecting the historical level of credit losses (on an after-tax basis) associated with our fixed income investments. The Compensation Committee believes this reduction of "Adjusted Operating Income" is appropriate because credit losses in our fixed income portfolio are part of reported net income but not operating income and thus, absent making this reduction, would not be reflected in "Adjusted Operating Income". Specifically, for performance share awards granted in February 2017 and February 2016, the annual reduction is determined by multiplying a fixed factor (expressed as 2.25 basis points) by the amortized cost of the fixed maturity investment portfolio at the beginning of each quarter during the relevant year in the performance period and adding such amounts (on an after-tax basis) for each year in the performance period.

"Adjusted Shareholders' Equity" for each year in the performance period is defined in the Performance Share Awards Program as the sum of our total common shareholders' equity, as reported on our balance sheet as of the beginning and end of the year (excluding net unrealized appreciation or depreciation of investments and adjusted as set forth in the immediately following sentence), divided by two. In calculating Adjusted Shareholders' Equity, our total common shareholders' equity as of the beginning and end of the year is adjusted to remove the cumulative after-tax impact of the following items during the performance period: (1) discontinued operations and (2) the adjustments and reductions made in calculating Adjusted Operating Income.

The Compensation Committee selected Performance Period Return on Equity as the performance measure in the Performance Share Plan because the Compensation Committee believes it is the best measure of return to shareholders and efficient use of capital over a multi-year period, as described further above under "Pay for Performance Philosophy and Objectives of Our Executive Compensation Program".

The Compensation Committee seeks to establish the Performance Period Return on Equity standards such that 100% vesting requires a level of performance over the performance period that is expected to be in the top tier of the industry. In considering what would constitute such top tier performance over a future three-year period, the Compensation Committee considers recent and historical trends in operating return on equity of the Company, the domestic property and casualty insurance industry, and our Compensation Comparison Group, as well as current and expected underwriting and investment market conditions, our business plan and the Company's cost of equity. For example, the Compensation Committee noted in respect of the performance shares granted in 2017 that the Performance Period Return on Equity of 10% that is required for 100% vesting would meaningfully exceed the average return on equity for the domestic property and casualty industry of 5.5%, as estimated by the Insurance Information Institute for 2016. Accordingly, while the Compensation Committee decided not to implement a formulaic calculation based on performance relative to other companies in the industry, which it believed could result in over or under compensation, it did set the Performance Period Return on Equity standards after considering the level of historical and expected performance that would constitute superior returns. See the chart on page 25, which shows historical returns on equity for the Company and the domestic property and casualty insurance industry. In addition, in establishing the Performance Period Return on Equity standards shown

COMPENSATION DISCUSSION AND ANALYSIS

in the chart below, the Compensation Committee also considered our financial goal of achieving an operating return on equity in the mid-teens over time and that such an operating return on equity would, in its view, be reasonably difficult to achieve over the next three-year period. The Compensation Committee also considered that, because the Company's actuarial estimates reflect management's best estimates of ultimate loss as of the relevant date, the Company's future financial plans do not include any prior year reserve development, positive or negative.

For performance shares granted in 2017 and 2016, actual distributions are contingent upon our attaining Performance Period Return on Equity as indicated on the following chart. Performance falling between any of the identified points in the applicable chart below will result in an interpolated vesting percentage (for example, a Performance Period Return on Equity of 14% will yield a vesting of 115%).

Performance Shares Granted in 2017 and 2016: Performance Period Return on Equity Standards

	Vesting Percentage	Performance Period Return on Equity for Performance Shares Granted in 2017 and 2016
Maximum	150%	≥16.0%
	140%	15.5%
	130%	15.0%
	120%	14.5%
	110%	13.5%
	100%	10.0%
	75%	8.5%
Threshold	50%	8.0%
	0%	<8.0%

The performance shares are a long-term incentive intended to align a significant portion of our executives' compensation with return on equity objectives over time. The Compensation Committee from time to time makes adjustments to the Performance Period Return on Equity standards for a year's awards when, at the time of grant, it determines that there have been significant changes in the returns that it expects should constitute top tier performance.

For performance shares granted in 2017, the Compensation Committee decided not to make any changes to the Performance Period Return on Equity standards. This decision reflected the fact that, as in

2016, the Compensation Committee believes that returns that qualify as top tier performance over the next several years will continue to be somewhat lower than longer-term historical levels. In 2017, as in 2016, the Compensation Committee noted that:

•
interest rates were at or near historically low levels and, going forward, are expected to remain at very low levels for an extended period of time; and

•
the Performance Period Return on Equity required for 100% vesting meaningfully exceeds the Company's estimated cost of equity as of the beginning of the performance period.

The Committee also observed that the Performance Period Return on Equity required for 100% vesting exceeds the actual average return on equity for the domestic property and casualty industry for each of the last nine years as estimated by the Insurance Information Institute.

In granting future awards, the Compensation Committee intends to continue to review Performance Period Return on Equity standards in light of the then current operating environment and will consider further adjustments if, among other reasons, investment yields increase to more normal levels by historical standards.

To support our recruitment and retention objectives and to encourage a long term focus on our operations, the performance shares vest subject to both the satisfaction of the requisite performance goals and the participant meeting specified service period criteria. The program provides for accelerated vesting and/or waiver of service requirements in the event of death or disability or qualifying "retirement," as defined in the awards. In the event of a participant's voluntary termination for "good reason" or involuntary termination without "cause" within 24 months following a change in control of the Company, the service vesting requirements with respect to the 2017 performance share grants will be waived. Further, under his employment agreement, Mr. Schnitzer is entitled to conversion of all of his performance shares into time vesting awards upon a change in control and he is entitled to accelerated vesting of all of his equity awards in the event that his equity awards are not assumed by the surviving entity following a change in control or in the event of a voluntary termination for "good reason" or an involuntary termination without "cause" (each as defined in his employment letter) within 24 months

COMPENSATION DISCUSSION AND ANALYSIS

following a change in control of the Company. These provisions are included to minimize the potential influence of the treatment of these equity awards in connection with a change in control on Mr. Schnitzer's and our other executives' decision-making process and to conform the terms of our program more closely to compensation practices among our peers. The Compensation Committee believes that these provisions will enhance Mr. Schnitzer's and our other executives' independence and objectivity when considering a potential transaction. These provisions are described in more detail under "Tabular Executive Compensation Disclosure—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements—Mr. Schnitzer's Employment Letter".

New performance share cycles commence annually and overlap one another, helping to foster retention and reduce the impact of the volatility in compensation associated with changes in our annual return on equity performance. Dividend equivalent shares are paid only when and if performance shares vest, and are paid, in shares, at the same vesting percentage as the underlying performance shares.

The Compensation Committee awarded performance shares as follows:

•
Mr. Schnitzer—performance shares with a grant date fair value of $5.4 million in February 2017 and $3.0 million in February 2016.

•
Messrs. MacLean, Benet and Heyman—performance shares with grant date fair values ranging from approximately $1.6 million to $1.9 million in each of 2017 and 2016.

The number of performance shares granted is determined by dividing the grant date fair values by the closing price of our common stock on the date of grant ($118.78 and $106.03 for 2017 and 2016, respectively).

Payment of Performance Shares Granted for the 2014-2016 Period

In February 2017, the Compensation Committee reviewed and subsequently certified the results for the performance shares granted to the named executive officers in 2014. Payout of shares under these performance share awards was subject to attaining specified adjusted returns on equity over the three-year performance period commencing on January 1, 2014 and ending on December 31, 2016. The adjusted operating return on equity for such performance period was 14.7%, which resulted in the vesting of the performance shares at 124%.

Stock Options

All stock options are granted with an exercise price equal to the closing price of the underlying shares on the date of grant. Our annual award of stock options generally vests 100% three years after the date of grant and has a maximum expiration date of ten years from the date of grant. Following a change of control, Mr. Schnitzer has been, and, beginning with respect to stock options granted in February 2017, other executive officers are, entitled to accelerated vesting of their stock options under the corresponding situations, and for the same reasons, described above with respect to their performance shares.

Under the Amended and Restated 2014 Stock Incentive Plan (the "2014 Stock Incentive Plan"), stock options cannot be "repriced" unless such repricing is approved by our shareholders.

The Compensation Committee awarded stock options as follows:

•
Mr. Schnitzer—stock options with a grant date fair value of $3.6 million in February 2017 and $2.0 million in February 2016.

•
Messrs. MacLean, Benet and Heyman—stock options with grant date fair values ranging from approximately $1.1 million to $1.3 million and $1.1 million to $2.0 million, in February 2017 and 2016, respectively.

Other Compensation

Pension Plans

We provide retirement benefits as part of a competitive pay package to retain employees. Specifically, we currently offer all of our U.S. employees a tax-qualified defined benefit plan with a cash-balance formula, with some grandfathered participants accruing benefits under a final average pay formula. Also, a number of employees and executives participate or have accrued benefits in other pension plans which are frozen as to new participants and/or new accruals. Under the cash-balance formula, each enrolled employee has a hypothetical account balance which grows with interest and pay credits each year.

COMPENSATION DISCUSSION AND ANALYSIS

In addition, we sponsor a non-qualified excess benefit retirement plan that covers all U.S. employees whose tax-qualified plan benefit is limited by the Internal Revenue Code with respect to the amount of compensation that can be taken into account under a tax-qualified plan. The non-qualified plan makes up for the benefits that cannot be provided by the qualified plan as a result of those Internal Revenue Code limits by using the same cash-balance pension formula that applies under the qualified plan. The purpose of this plan is to ensure that employees who receive retirement benefits only through the qualified cash balance plan and employees whose qualified plan benefit is limited by the Internal Revenue Code are treated substantially the same. The details of the existing plans are described more fully under "Tabular Executive Compensation Disclosure—Post-Employment Compensation—Pension Benefits for 2016" on page 54.

Deferred Compensation

In the United States, we offer a tax-qualified 401(k) plan to all of our employees and a non-qualified deferred compensation plan to employees who hold positions of vice president or above. Both plans are available to the named executive officers.

The non-qualified deferred compensation plan allows an eligible employee to defer receipt of a portion of his or her salary and/or annual bonus until a future date or dates elected by the employee. This plan provides an additional vehicle for employees to save for retirement on a tax-deferred basis.

The deferred compensation plan is not funded by us and does not provide preferential rates of return. Participants have only an unsecured contractual commitment by us to pay amounts owed under that plan.

For further details, see "Tabular Executive Compensation Disclosure—Post-Employment Compensation—Non-Qualified Deferred Compensation for 2016" on page 57.

Other Benefits

We also provide other benefits described below to our named executive officers, which are not tied to any performance criteria. Rather, these benefits are intended to support objectives related to the attraction and retention of highly skilled executives and to ensure that they remain appropriately focused on their job responsibilities without unnecessary distraction.

Personal Security

We have established a security policy in response to a study prepared by an outside consultant that analyzed security risks to our CEO based on a number of factors, including travel patterns and past security threats. This security policy is periodically reviewed by an outside security consultant. In accordance with the security policy, a Company car and driver or other ground transportation arrangements are provided to our CEO for business and personal travel. These ground transportation services provide security for our CEO and enable him to conduct business on behalf of the Company while in transit. The methodologies we use to value the personal use of a Company car and driver and other ground transportation arrangements as a perquisite are described in footnote (6) to the Summary Compensation Table. In 2016, the aggregate incremental cost for personal use of a Company car and driver and other ground transportation provided pursuant to our security policy was $13,591 for Mr. Schnitzer.

In accordance with the security policy, our CEO uses our aircraft for business and personal air travel. Use of our Company aircraft provides the necessary security for our CEO and enables him to be immediately available to respond to business priorities from any location and to use his travel time productively for the Company's benefit. Our CEO reimburses the Company for personal travel on our aircraft in an amount equal to the incremental cost to the Company associated with such personal travel, provided that the amount does not exceed the maximum amount legally payable under FAA regulations, in which case our CEO reimburses such maximum amount.

Our CEO is responsible for all taxes due on any income imputed to him in connection with his personal use of Company-provided transportation.

In addition, under the security policy described above, we provide our CEO with additional home security enhancements and other protections. The methodology we use to value the incremental costs of providing additional home security enhancements and other protections to our CEO is the actual cost to us of the installation of home security and other equipment and any other incremental related expenses. In 2016, the aggregate incremental cost of security was $50,491 for Mr. Schnitzer. We provided similar personal security benefits to Mr. Fishman prior to his death based on a similar security study and rationale. For further details, see footnote (6) to the Summary Compensation Table.

COMPENSATION DISCUSSION AND ANALYSIS

Other Transportation on Company Aircraft

We also on occasion provide transportation on Company aircraft for spouses or others, although under SEC rules, such spousal or other travel may not always be considered to be directly and integrally related to our business. Consistent with past practice, we only reimburse the named executive officers for any tax liabilities incurred with respect to travel by spouses or others if such travel is considered directly and integrally related to business.

Health Benefits; Treatment of Higher Paid and Lower Paid Employees

We subsidize health benefits more heavily for lower paid employees as compared to higher paid employees, such as the named executive officers. Accordingly, our higher paid employees pay a significantly higher percentage of the cost of their health benefits than our lower paid employees.

Compensation Comparison Group

Our Compensation Comparison Group includes:

•
our key competitors in the property and casualty insurance industry; and

•
general financial services and life and health insurance companies that in general are of relatively similar size and complexity. We regard these general financial services and life and health insurance companies as potential competition for executive talent.

The Compensation Comparison Group consisted of the following companies in the property and casualty insurance business:

•
Allstate Corporation

•
Chubb Ltd.

•
Hartford Financial Services Group

•
Progressive Corporation

The Compensation Comparison Group also included the following general financial services and life and health insurance companies:

•
Aetna, Inc.

•
American Express

•
CIGNA Corporation

•
Manulife Financial Corporation

•
MetLife Inc.

•
Prudential Financial Inc.

As of December 31, 2016, Travelers was in approximately the 30th percentile of the Compensation Comparison Group based on assets, the 20th percentile based on revenues and the 40th percentile based on market capitalization.

The Compensation Comparison Group has not changed since 2009 (aside from the merger of Ace Ltd. and Chubb Corporation in January 2016); however, the Compensation Committee reviews the composition of our peer group annually to ensure that the companies constituting the peer group continue to provide meaningful and relevant compensation comparisons.

Non-Competition Agreements

All members of our Management Committee, including the named executive officers, have signed non-competition agreements. The agreements provide that, upon an executive's termination of employment, we may elect to, and in the event of Mr. Schnitzer's voluntary termination for "good reason" or involuntary termination without "cause" within the 24-month period following a change in control, we have elected to, impose a six-month non-competition obligation upon the executive that would preclude the executive, subject to limited exceptions, from (1) performing services for or having any ownership interest in any entity or business unit that is primarily engaged in the property and casualty insurance business or (2) otherwise engaging in the property and casualty insurance business. This restriction will apply in the United States and any other country where we are physically present and engaged in the property and casualty insurance business as of the executive's termination date.

If we elect to enforce the non-competition terms, and the executive complies with all of the obligations under the agreement, then the executive will be entitled to:

•
receive a lump sum payment at the end of the six-month restricted period equal to the sum of (1) six months base salary plus (2) 50% of the executive's average annual bonus for the prior two years plus (3) 50% of the aggregate grant date fair value of the executive's average annual equity awards for the prior two years; and

•
reimbursement for the cost of continuing health benefits on similar economic terms as in place

COMPENSATION DISCUSSION AND ANALYSIS

immediately prior to the executive's termination date during the six-month non-competition period or payment of an equivalent amount, payable at the end of the six-month restricted period.

Severance and Change in Control Agreements

All of our current senior executives, other than Mr. Schnitzer, are covered by our severance plan. Mr. Schnitzer's letter agreement, discussed at greater length below under "Tabular Executive Compensation Disclosure—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements" on page 61, contains severance benefits that are triggered under some circumstances, including some circumstances related to a change in control of the Company.

Each of our named executive officers, other than Mr. Schnitzer, has entered into an agreement with us pursuant to which the named executive officer is granted enhanced severance benefits in exchange for agreeing to non-solicitation and non-disclosure provisions. Under the terms of such agreements, these named executive officers are eligible to receive a severance benefit if they are involuntarily terminated due to a reduction in force or for reasons other than cause or if they are asked to take a substantial demotion. The terms of these agreements, including a description of the severance package included in Mr. Kess's offer letter, are described more fully under "Tabular Executive Compensation Disclosure—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements" on page 61. In addition, based on the advice of its compensation consultant and consistent with market practice, the equity awards made in February 2017, including those made to the named executive officers, provide for protection in the event of a voluntary termination for "good reason" or an involuntary termination without "cause" within 24 months of a change in control.

The Compensation Committee believes that these severance agreements and, in some circumstances, change in control arrangements are necessary to attract and retain the talent necessary for our long-term success. The Compensation Committee also believes that these severance and change in control programs allow our executives to focus on duties at hand and provide security should their employment be terminated as a result of an involuntary termination without cause or a constructive discharge or following a change of control, as applicable. For these reasons, and based on advice of the Compensation Committee's independent compensation consultant, the Compensation Committee believes that these arrangements are appropriate and consistent with similar provisions agreed to by members of our Compensation Comparison Group and their executive officers.

None of the severance and change in control agreements with the named executive officers include excise tax gross-up protections.

Stock Ownership Guidelines, Anti-Hedging and Pledging Policies, and Other Trading Restrictions

We maintain an executive stock ownership policy under which executives are expected to accumulate and retain specified levels of ownership of our equity securities until termination of employment, so as to further align the interests of management and shareholders. The Compensation Committee developed this policy based in part on an analysis of policies instituted at our peer competitors. Under the policy, the CEO has a target ownership level established as the lesser of 150,000 shares or the equivalent value of 500% of base salary. Vice Chairmen and Executive Vice Presidents have target ownership levels established as the lesser of 30,000 shares or the equivalent value of 300% of base salary, and senior vice presidents have target ownership levels established as the lesser of 5,000 shares or the equivalent value of 100% of base salary. Executives who have not achieved these levels of stock ownership are expected to retain the shares acquired upon exercising stock options or upon the vesting of restricted stock, restricted stock units or performance shares (other than shares used to pay the exercise price of options and withholding taxes) until the requirements are met.

The stock ownership levels of all persons subject to this policy are calculated on a quarterly basis. In determining an executive's share ownership level, the following are included:

•
100% of shares held directly by the executive;

•
100% of shares held indirectly through our 401(k) Savings Plan or deferred compensation plan;

•
50% of unvested performance shares (assuming 100% of the performance shares will vest); and

•
a number of shares with a market value equal to 50% of any unrealized appreciation in stock options, whether vested or unvested.

COMPENSATION DISCUSSION AND ANALYSIS

As of December 31, 2016, each of our existing named executive officers was in compliance with our stock ownership policy.

We have a securities trading policy that sets forth guidelines and restrictions applicable to employees' and directors' transactions involving our stock. Among other things, this policy prohibits our employees and directors from engaging in short-term or speculative transactions involving our stock, including purchasing our stock on margin, short sales of our stock (that is, selling stock that is not owned and borrowing shares to make delivery), buying or selling puts, calls or other derivatives related to our stock and arbitrage trading or day trading of our stock. Directors and executive officers are not allowed to pledge Company stock without the consent of the Company, and no shares beneficially owned by them are pledged.

Recapture/Forfeiture Provisions

Our Board has adopted a policy requiring the reimbursement and/or cancellation of all or a portion of any incentive cash bonus or stock-based incentive compensation awarded after February 1, 2010 to members of our Management Committee or other officers who are subject to Section 16 of the Exchange Act when the Compensation Committee has determined that all of the following factors are present:

•
the award and/or payout of an award was predicated upon the achievement of financial results that were subsequently the subject of a restatement;

•
the employee engaged in fraud or willful misconduct that was a significant contributing factor in causing the restatement; and

•
a lower award and/or payout of an award would have been made to the employee based upon the restated financial results.

Incentive compensation will be granted subject to the policy that, in each such instance described above, the Company will, to the extent permitted by applicable law and subject to the discretion and approval of the Compensation Committee, taking into account such facts and circumstances as it deems appropriate, including the costs and benefits of doing so, seek to recover the employee's cash bonus and/or stock-based incentive compensation paid or issued to the employee in excess of the amount that would have been paid or issued based on the restated financial results. If the Compensation Committee determines, however, that, after recovery of an excess amount from an employee, the employee is nonetheless unjustly enriched, it may seek recovery of more than such excess amount up to the entire amount of the bonus or other incentive compensation.

In addition, under the terms of our executive performance share and stock option award agreements,

in the event that the employment of an executive, including the named executive officers, is terminated for gross misconduct or for cause, as determined by the Compensation Committee, all outstanding vested and unvested awards are cancelled upon his or her termination.

Further, in connection with equity awards, the named executive officers and other recipients of equity awards are parties to an agreement that provides for the forfeiture of unexercised or unvested awards and the recapture by us of any compensatory value, including any amount included as compensation in his or her taxable income, that the former executive received or realized by way of payment, exercise or vesting during the period beginning 12 months prior to the date of termination of employment with us, and ending 12 months after the date of the termination of employment with us, if during the 12-month period following his or her termination, the executive:

(1)
fails to keep all confidential information strictly confidential;

(2)
uses confidential information to solicit or encourage any person or entity that is a client, customer, policyholder, vendor, consultant or agent of ours to discontinue business with us after accepting a position with a direct competitor;

(3)
is directly and personally involved in the negotiation or solicitation of the transfer of business away from us; or

(4)
solicits, hires or otherwise attempts to affect the employment of any person employed by us at any time during the last three months of the executive's employment or thereafter, without our consent.

COMPENSATION DISCUSSION AND ANALYSIS

Timing and Pricing of Equity Grants

The Compensation Committee typically makes annual awards of equity at its meeting held in early February, which is set in advance as part of the Board's annual calendar of scheduled meetings. The Compensation Committee has in the past, and may in the future, make limited grants of equity on other dates in order to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join us. Under our Governance Guidelines, the Compensation Committee may make off-cycle equity grants only on previously determined dates in each calendar month, which will be either (1) the date of a regularly scheduled Board or Compensation Committee meeting, (2) the next succeeding 15th day of the calendar month (or if the 15th is not a business day, the business day immediately preceding the 15th) or (3) in the case of grants in connection with new hires and/or promotions, on, or within 15 days of, the first day of employment or other personnel change. The grant date of equity grants to executives is the date of Compensation Committee approval. As discussed above, the exercise price of option grants is the closing market price of our common stock on the date of grant.

As discussed under "Board of Directors Information—Compensation Committee" on page 6, the Compensation Committee has delegated to the CEO, subject to the prior written consent of our Executive Vice President and General Counsel, the authority to make limited "off-cycle" grants to employees who are not Committee Approved Officers on the grant dates established by our Governance Guidelines. For these grants, as discussed above, the grant date is the date of such approval, and the exercise price of all stock options is the closing market price of our common stock on the date of grant.

Under the 2014 Stock Incentive Plan, stock options cannot be "repriced" unless such repricing is approved by our shareholders. See "Governance of Your Company—Dating and Pricing of Equity Grants" on page 14.

We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

Shareholder Engagement

Management has had numerous conversations with investors about compensation and governance practices, and management has reported on those conversations to the Compensation Committee. Specifically, during 2016, management contacted our largest shareholders and received feedback from beneficial owners of shares aggregating over 35% of our outstanding shares in which shareholders were generally supportive of our compensation program. After considering our conversations with investors and the results of the shareholder advisory vote on executive compensation in 2016, pursuant to which more than 82% of the shares voting "FOR" or "AGAINST" at the meeting voted in favor of the compensation paid to our named executive officers, the Compensation Committee concluded that our executive compensation programs are performing as intended and, consistent with the advice of its independent compensation consultant, determined not to make changes to the core structure of our executive compensation programs.

COMPENSATION DISCUSSION AND ANALYSIS

Total Direct Compensation for 2014-2016 (Supplemental Table)

The following table shows for those named executive officers who were named executive officers in both 2016 and 2015 the base salary actually earned during each of the last three years as well as annual cash bonuses paid and equity awards granted to such officers in the following February in respect of the immediately preceding performance year. Mr. Kess is not included in the table because his employment with Travelers did not commence until December 2016.

Name	Salary ($)	Bonus ($)	Equity Awards ($)	Total ($)	Increase (Decrease) from Prior Year (%)
A.D. Schnitzer
2016	1,000,000	5,200,000	9,000,000	15,200,000	67
2015	853,448	3,250,000	5,000,000	9,103,448	43
2014	750,000	3,000,000	2,625,000	6,375,000	3
J.S. Fishman
2016	553,831	6,125,000	0	6,678,831	(65)
2015	1,000,000	7,100,000	11,000,000	19,100,000	(2)
2014	1,000,000	7,500,000	11,000,000	19,500,000	0
J.S. Benet
2016	825,096	2,775,000	2,625,000	6,225,096	(2)
2015	750,000	3,000,000	2,625,000	6,375,000	(3)
2014	750,000	3,200,000	2,625,000	6,575,000	0
B.W. MacLean
2016	962,548	3,700,000	3,237,500	7,900,048	(20)
2015	925,000	4,000,000	5,000,000	9,925,000	22
2014	925,000	4,000,000	3,237,500	8,162,500	0
W.H. Heyman
2016	825,096	3,050,000	2,625,000	6,500,096	(3)
2015	750,000	3,300,000	2,625,000	6,675,000	(3)
2014	750,000	3,500,000	2,625,000	6,875,000	0

The Purpose Behind This Supplemental Table

This Supplemental Table has been included to provide investors with additional compensation information for the last three performance years. As part of reaching its compensation decisions for a performance year, the Compensation Committee refers to this data. Accordingly, this supplemental information enables investors to better understand the actions of the Compensation Committee with respect to total direct compensation for a performance year. This Supplemental Table is not, however, intended to be a substitute for the information provided in the Summary Compensation Table on page 47, which has been prepared in accordance with the SEC's disclosure rules.

The Differences Between this Supplemental Table and the Summary Compensation Table

The information contained in this Supplemental Table differs substantially from the total direct compensation information contained in the Summary Compensation Table for the relevant year because the stock awards and option awards columns for a particular year in the Summary Compensation Table on page 47 report awards actually granted in that calendar year (not equity awards granted in respect of that performance year). For example, for 2016, the Summary Compensation Table on page 47 includes awards made in February 2016 in respect of the 2015 performance year, but does not include awards made in February 2017 in respect of the 2016 performance year. On the other hand, the "2016" rows in the Supplemental Table presented above include stock-based grants made in February 2017 in respect of the 2016 performance year and not the stock-based grants made in February 2016 in respect of the 2015 performance year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company's Board of Directors:

Donald J. Shepard (Chair)
Kenneth M. Duberstein
Cleve L. Killingsworth Jr.
Laurie J. Thomsen

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer, our former Executive Chairman of the Board (who was our Chief Executive Officer through November 2015), our Vice Chairman and Chief Financial Officer and each of our three other most highly compensated executive officers who served in such capacities at December 31, 2016. We refer to these individuals collectively as the "named executive officers".

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Alan D. Schnitzer	2016	1,000,000	0	3,000,013	2,000,015	5,200,000	280,194	77,897	11,558,119
Chief Executive Officer	2015	853,448	0	1,575,012	1,049,991	3,250,000	146,295	70,205	6,944,951
	2014	750,000	0	1,575,021	1,050,206	3,000,000	248,155	6,000	6,629,382
Jay S. Fishman	2016	553,831	3,825,000	6,600,049	4,400,049	2,300,000	N/A	102,913	17,781,842
Former Executive	2015	1,000,000	0	6,600,036	4,399,979	7,100,000	703,069	210,349	20,013,433
Chairman of the Board	2014	1,000,000	0	6,600,029	4,400,878	7,500,000	848,456	86,018	20,435,381
Jay S. Benet	2016	825,096	0	1,574,970	1,050,005	2,775,000	365,569	9,722	6,600,362
Vice Chairman and	2015	750,000	0	1,575,012	1,049,991	3,000,000	332,979	6,000	6,713,982
Chief Financial Officer	2014	750,000	0	1,575,021	1,050,206	3,200,000	399,713	10,392	6,985,332
Brian W. MacLean	2016	962,548	0	3,000,013	2,000,015	3,700,000	467,342	13,335	10,143,253
President and Chief	2015	925,000	0	1,942,547	1,294,992	4,000,000	396,461	13,673	8,572,673
Operating Officer	2014	925,000	0	1,942,461	1,295,263	4,000,000	511,741	10,622	8,685,087
William H. Heyman	2016	825,096	0	1,574,970	1,050,005	3,050,000	361,806	7,929	6,869,806
Vice Chairman and	2015	750,000	0	1,575,012	1,049,991	3,300,000	355,060	6,000	7,036,063
Chief Investment Officer	2014	750,000	0	1,575,021	1,050,206	3,500,000	341,172	6,000	7,222,399
Avrohom J. Kess Vice Chairman and Chief Legal Officer	2016	3,257	500,000	3,000,025	499,892	0	0	4,711,730	8,714,904
(1)
As described in "Compensation Discussion and Analysis—Total Direct Compensation—Long-Term Stock Incentives", as provided for by his employment agreement, in lieu of an equity grant, Mr. Fishman's estate received a cash payment equivalent to the value of equity awards that he would have been eligible to receive for 2016 performance. In addition, in connection with the commencement of his employment with the Company in December 2016, Mr. Kess was awarded a $500,000 cash bonus. Performance-based annual cash bonuses are reported in the "Non-Equity Incentive Plan Compensation" column.

(2)
Stock awards for 2016 for Messrs. MacLean and Kess include restricted stock units with grant date fair values of $1,057,543 and $3,000,025, respectively. The dollar amounts represent the aggregate grant date fair value of stock awards granted during each of the years presented. The grant date fair value of an award is measured in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718") using the assumptions discussed in Note 13 to our financial statements for the fiscal year ended December 31, 2016 included in the Company's Annual Report on Form 10-K filed with the SEC on February 16, 2017 (the "Form 10-K"), without taking into account estimated forfeitures. With respect to the performance shares, the estimate of the grant date fair value determined in accordance with FASB ASC Topic 718 assumes the vesting of 100% of the performance shares awarded. Assuming the highest level of performance is achieved (which would result in the vesting of 150% of the performance shares granted), the aggregate grant date fair value of the performance shares reflected in the table above would be:

Name	2016	2015	2014

Alan D. Schnitzer	$4,500,019	$2,362,571	$2,362,531

Jay S. Fishman	$9,900,127	$9,900,106	$9,900,084

Jay S. Benet	$2,362,454	$2,362,571	$2,362,531

Brian W. MacLean	$2,913,704	$2,913,873	$2,913,732

William H. Heyman	$2,362,454	$2,362,571	$2,362,531

  The dividend equivalents attributable to performance shares are deemed "reinvested" in additional performance shares and will only be distributed upon the vesting, if any, of the performance shares in accordance with the performance share award terms. In accordance with the

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

  SEC's rules, dividend equivalents are not required to be reported because the value of such future dividends, as well as the value of future cash dividends on restricted stock units, are factored into the grant date fair value of the awards.

  For a discussion of specific stock awards granted during 2016, see "Grants of Plan-Based Awards in 2016" below and the narrative discussion that follows.

(3)
The dollar amounts represent the aggregate grant date fair value of stock option awards granted during each of the years presented. The grant date fair value of an option award is measured in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 13 to our financial statements for the fiscal year ended December 31, 2016 included in the Company's Form 10-K, without taking into account estimated forfeitures. For a discussion of specific stock option awards granted during 2016, see "Grants of Plan-Based Awards in 2016" below and the narrative discussion that follows.

(4)
Reflects annual cash incentive compensation paid in 2017 for performance year 2016, cash incentive compensation paid in 2016 for performance year 2015 and cash incentive compensation paid in 2015 for performance year 2014, respectively. For a discussion of the Company's Senior Executive Performance Plan, see "Compensation Discussion and Analysis—Total Direct Compensation—Annual Cash Bonus".

(5)
These amounts represent the aggregate change in actuarial present value of accumulated pension benefits for each of the years presented, using the same pension plan measurement date used for financial statement reporting purposes. We do not provide any of our executives with any above-market or preferential earnings on non-qualified deferred compensation. Mr. Fishman's pension benefits were distributed upon his death pursuant to the terms of the pension plans in which he was a participant. For additional information about these distributions, see "Pension Benefits for 2016" below.

(6)
For 2016, "All Other Compensation" for Mr. Schnitzer and Mr. Fishman includes $13,591 and $19,640, respectively, for personal use of a Company car and driver and other ground transportation arrangements, in each case calculated as described below, and $50,491 and $61,299, respectively, of personal security expenses incurred on their behalf pursuant to the Company's executive security program.

  Pursuant to our security policy, in 2016, we provided a car and driver or other ground transportation arrangements to Mr. Schnitzer and Mr. Fishman for business and personal travel. We calculated the incremental cost to us of the personal use of a dedicated Company car and driver (including commuting and business travel not considered directly and integrally related to the performance of the executive's duties) (a) as a percentage of costs relating to the car, including, among other items, lease cost, fuel, parking and insurance; and (b) incremental costs for employee and contract drivers, if any. That percentage is based on the portion of car use that relates to personal travel. We calculated the incremental cost to us for the personal use of any other Company car and driver (including commuting and business travel not considered directly and integrally related to the performance of the executive's duties) based on the operating costs, such as fuel and maintenance, related to such travel. Compensation and benefits for the employee drivers, other than overtime charges, if any, are not included in the calculation of incremental cost because the employee drivers are members of our security staff and, consistent with our executive security policy, we would have otherwise incurred such costs for business purposes, whether or not the car and driver were available to Mr. Schnitzer or Mr. Fishman for personal travel. The incremental costs of personal trips using other ground transportation arrangements, such as car services, are valued at the actual cost to us.

  In accordance with our security policy, Mr. Schnitzer and Mr. Fishman used Company aircraft for business and personal air travel. Each of Mr. Schnitzer and Mr. Fishman reimburse the Company for personal travel on Company aircraft in an amount equal to the incremental cost to the Company associated with such travel up to the maximum amount legally payable under FAA regulations.

  For Mr. Fishman, "All Other Compensation" also includes the balance of Mr. Fishman's unused paid time off for 2016 in the amount of $10,896, which was paid following his death.

  In connection with his commencement of employment with the Company, Mr. Kess was awarded $4,700,000 in the form of a credit to a non-qualified deferred compensation account in recognition of the forfeiture by Mr. Kess of certain pension benefits at his prior employer. "All Other Compensation" for Mr. Kess also includes legal expenses incurred in connection with the negotiation of his offer letter.

  For more information about these perquisites, see "Compensation Discussion and Analysis—Other Compensation—Other Benefits".

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Grants of Plan-Based Awards in 2016

The following table provides information on stock awards and stock options granted in 2016 to each of our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and

Name	Grant Date	Target ($)(1)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Options (#)(4)	Awards ($/Sh)	Option Awards ($)(5)
A.D. Schnitzer	2/02/2016		14,147	28,294	42,441				3,000,013
	2/02/2016						150,829	106.03	2,000,015
		N/A
J.S. Fishman	2/02/2016		31,124	62,247	93,371				6,600,049
	2/02/2016						331,825	106.03	4,400,049
		N/A
J.S. Benet	2/02/2016		7,427	14,854	22,281				1,574,970
	2/02/2016						79,185	106.03	1,050,005
		N/A
B.W. MacLean	2/02/2016		9,160	18,320	27,480				1,942,470
	2/02/2016						150,829	106.03	2,000,015
	2/02/2016					9,974			1,057,543
		N/A
W.H. Heyman	2/02/2016		7,427	14,854	22,281				1,574,970
	2/02/2016						79,185	106.03	1,050,005
		N/A
A.J. Kess	12/30/2016						30,358	122.42	499,892
	12/30/2016					24,506			3,000,025
		—
(1)
Our annual Senior Executive Performance Plan does not include thresholds, targets or maximums that are determinable at the beginning of the performance year. For additional information on our Senior Executive Performance Plan, see "Compensation Discussion and Analysis—Total Direct Compensation—Annual Cash Bonus" above. The actual cash bonuses paid to our named executive officers under our Senior Executive Performance Plan are disclosed in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column. Mr. Kess did not receive compensation under the Senior Executive Performance Plan for 2016.

(2)
Represents performance shares granted as part of the annual long-term equity grant with respect to performance year 2015. All performance shares were granted under the Company's 2014 Stock Incentive Plan.

  Performance shares represent the right to earn shares of our common stock based on our attainment of specified performance goals, as described above under "Compensation Discussion and Analysis—Total Direct Compensation—Long-Term Stock Incentives—Performance Shares". As described in more detail in that section, for awards granted in 2016, if our return on equity (as defined in the award agreement) over the three-year performance period meets the minimum threshold of 8%, then 50% of the number of performance shares awarded and accumulated dividend equivalents will vest. If our return on equity over the three-year performance period is 10%, then 100% of the number of shares awarded and accumulated dividend equivalents will vest. If our return on equity over the three-year performance period equals or exceeds 16%, then a maximum of 150% of the number of shares awarded and accumulated dividend equivalents will vest. The estimated future payouts of performance shares in the table above do not include additional shares that may be allocated to recipients of performance shares as a result of the phantom reinvestment of dividend equivalents on unvested performance shares, but the value of such additional shares is factored into the grant date fair values of the performance shares in the table above.

(3)
With respect to Mr. MacLean, represents restricted stock units granted to Mr. MacLean in connection with his service to the Company during the 2015 performance year in connection with the leadership transition. With respect to Mr. Kess, represents restricted stock units granted to Mr. Kess in connection with his commencement of employment with the Company in December 2016. The restricted stock units were granted under the Company's 2014 Stock Incentive Plan. The terms of Mr. MacLean's restricted stock units are discussed under "Narrative Supplement to the Summary Compensation Table and the Grants of Plan-Based Awards in 2016 Table—Terms of Equity-Based Awards" below. The terms of Mr. Kess's restricted stock units are discussed under "Narrative Supplement to the Summary Compensation Table and the Grants of Plan-Based Awards in 2016 Table—Mr. Kess's Offer Letter" below. The value of future cash dividends on restricted stock units is factored into the grant date fair values of the restricted stock units in the table above.

(4)
Other than with respect to Mr. Kess, represents stock options granted as part of the annual long-term equity grant with respect to performance year 2015. With respect to Mr. Kess, represents stock options granted to Mr. Kess in connection with his commencement of employment with the Company in December 2016. The terms of Mr. Kess's option award are discussed below under "Narrative Supplement to the Summary Compensation Table and the Grants of Plan-Based Awards in 2016 Table—Mr. Kess's Offer Letter". All options were granted under the Company's 2014 Stock Incentive Plan.

(5)
The amount represents the grant date fair value of stock and option awards measured in accordance with the guidance in FASB ASC Topic 718, utilizing the assumptions discussed in Note 13 to our financial statements for the fiscal year ended December 31, 2016 included in the Company's Form 10-K, without taking into account estimated forfeitures. With respect to the performance shares, the estimate of the grant date fair value determined in accordance with FASB ASC Topic 718 assumes the vesting of 100% of the performance shares awarded.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Narrative Supplement to Summary Compensation Table and Grants of Plan-Based Awards in 2016 Table

Employment Arrangements

Mr. Schnitzer's and Mr. Fishman's Employment Arrangements

On August 4, 2015, the Company entered into an employment letter with Mr. Schnitzer pursuant to which he serves as our Chief Executive Officer with an annual base salary of $1 million. As described more fully in "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements—Mr. Schnitzer's Employment Letter", if Mr. Schnitzer's employment is terminated by us without "cause" or he resigns for "good reason" (each as defined in his agreement), he would become entitled to receive specified additional benefits. Additionally, Mr. Schnitzer would be entitled to specified special protections with respect to his equity awards following a "change in control".

On August 4, 2015, the Company amended Mr. Fishman's existing employment agreement pursuant to which he served as our Executive Chairman of the Board. While Mr. Fishman's agreement previously provided for an annual base salary of $1 million, in February 2016, the Compensation Committee and Mr. Fishman agreed to a decrease in his base salary to $850,000 in consideration of Mr. Fishman's transition from CEO to Executive Chairman of the Board.

Pursuant to Mr. Fishman's employment agreement, Mr. Fishman was eligible to receive a bonus for 2016, taking into account the Company's and Mr. Fishman's performance. Additionally, Mr. Fishman was eligible to receive an equity grant for performance in 2016, which pursuant to his employment agreement was paid in cash following his death. In each case, the award amount took into account Mr. Fishman's transition from CEO to Executive Chairman and was prorated through the date of his death.

In accordance with the security policy, Mr. Schnitzer and Mr. Fishman used our corporate aircraft for business and personal travel. See the detailed discussion regarding Mr. Schnitzer's and Mr. Fishman's use of the corporate aircraft on page 41 in the "Compensation Discussion and Analysis—Other Compensation—Other Benefits—Personal Security" section.

Mr. Kess's Offer Letter

On December 19, 2016, the Company entered into an offer letter with Mr. Kess, pursuant to which he serves as our Vice Chairman and Chief Legal Officer, with an annual base salary of $850,000. Mr. Kess is also eligible to receive an annual equity grant on terms and conditions similar to those applicable to other senior executives of the Company at the discretion of the Compensation Committee.

In recognition of his forfeiture of certain pension benefits under his previous employer's plan, the offer letter entitled Mr. Kess to incentives on December 30, 2016 (the date he commenced employment), consisting of:

•
$500,000 in cash;

•
restricted stock units with a grant date value of $3,000,000 that vest in three equal annual installments on December 30, 2017, 2018 and 2019;

•
stock options with a grant date value of $500,000 that have an exercise price equal to the closing price per share of our common stock on December 30, 2016 ($122.42), and vest in three equal annual installments on December 30, 2017, 2018 and 2019; and

•
a credit of $4,700,000 in a deferred compensation account under our Deferred Compensation Plan (discussed under "Post-Employment Compensation—Deferred Compensation Plan" below).

In addition, on February 9, 2017, as contemplated by his offer letter, Mr. Kess was granted performance shares with a grant date value of $1,530,000 and options with a grant date value of $1,020,000. These awards will be reported in the "Summary Compensation Table" and the "Grants of Plan-Based Awards in 2017" table in our 2018 Proxy Statement if Mr. Kess is a named executive officer for 2017. Mr. Kess was also awarded restricted stock units on January 13, 2017 with a grant date value of $10,000 as consideration for entering into a non-competition agreement with the Company.

See "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Control" for a discussion of the provisions of Mr. Kess's restricted stock unit and option awards in the event Mr. Kess's employment is terminated for "cause" or he resigns without "good reason" (each as defined in his offer letter). If, prior to December 30, 2017, Mr. Kess's employment is terminated for "cause" or he resigns without "good reason" (each as defined in the offer letter), he will forfeit the balance of the credit to his deferred compensation account.

As described more fully in "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control", Mr. Kess is eligible to participate in our severance plan and would become entitled to receive specified benefits under that plan upon a qualifying termination of his employment.

Terms of Equity-Based Awards

Vesting Schedule

Other than described above with respect to the options and restricted stock units granted to Mr. Kess in connection with his commencement of employment with the Company, option and restricted stock unit awards vest in full three years after the date of grant. Performance shares reflected in the tables (other than Mr. Fishman's 2016 performance share grant, which vested upon his passing in August 2016) and accumulated dividend equivalents vest at the end of a three-year performance period if and to the extent performance goals are attained, as more fully described above in "Compensation Discussion and Analysis—Total

Direct Compensation—Long-Term Stock Incentives—Performance Shares".

Forfeiture and Post-Employment Treatment

Unvested shares underlying option, restricted stock unit and performance share awards are generally forfeited upon termination of employment, except in specific cases for which different treatment is provided (see footnote 2 to the Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control Table on page 59 for a discussion regarding different treatments).

Option Exercise Price

Options granted under the Company's stock plans have an exercise price equal to the closing price of our common stock on the date of grant.

Dividends

Dividend equivalents attributable to performance shares are deemed "reinvested" in additional performance shares. The additional shares allocated to recipients of performance shares as a result of the phantom reinvestment of dividend equivalents on unvested performance shares will only be distributed upon the vesting, if any, of such performance shares in accordance with the performance share award terms. Cash dividends are paid with respect to restricted stock units at the same time and in the same amounts as are paid on shares of common stock.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Outstanding Equity Awards at December 31, 2016

The following table provides information with respect to the option awards and stock awards held by the named executive officers at December 31, 2016.

	Option Awards						Stock Awards

Name	Option Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
A.D. Schnitzer	2/02/2010	75,121	0		51.09	2/02/2020
	2/01/2011	69,575	0		56.81	2/01/2021
	2/07/2012	66,228	0		59.74	2/07/2022
	2/05/2013	53,246	0		78.65	2/05/2023
	2/04/2014	0	60,979		80.35	2/04/2024
	2/03/2015	0	66,522		106.04	2/03/2025
							2/03/2015				23,305	2,852,940
	2/02/2016	0	150,829		106.03	2/02/2026
							2/02/2016				43,390	5,311,811
J.S. Fishman(4)	N/A						N/A
J.S. Benet	2/07/2012	66,228	0		59.74	2/07/2022
	2/05/2013	53,246	0		78.65	2/05/2023
	2/04/2014	0	60,979		80.35	2/04/2024
	2/03/2015	0	66,522		106.04	2/03/2025
							2/03/2015				23,305	2,852,940
	2/02/2016	0	79,185		106.03	2/02/2026
							2/02/2016				22,779	2,788,635
B.W. MacLean	2/05/2008	87,916	0		47.23	2/05/2018
	2/03/2009	88,607	0		39.19	2/03/2019
	2/02/2010	83,468	0		51.09	2/02/2020
	2/01/2011	77,306	0		56.81	2/01/2021
	2/07/2012	74,507	0		59.74	2/07/2022
	2/05/2013	70,360	0		78.65	2/05/2023
	2/04/2014	0	75,208		80.35	2/04/2024
	2/03/2015	0	82,044		106.04	2/03/2025
							2/03/2015				28,743	3,518,684
							2/02/2016	9,974	(5)	1,221,017
	2/02/2016	0	150,829		106.03	2/02/2026
							2/02/2016				28,095	3,439,329
W.H. Heyman	2/05/2013	29,000	0		78.65	2/05/2023
	2/04/2014	0	60,979		80.35	2/04/2024
	2/03/2015	0	66,522		106.04	2/03/2025
							2/03/2015				23,305	2,852,940
	2/02/2016	0	79,185		106.03	2/02/2026
							2/02/2016				22,779	2,788,635
A.J. Kess	12/30/2016	0	30,358	(6)	122.42	12/30/2026
							12/30/2016	24,506	(7)	3,000,025
(1)
Options are exercisable 100% on the third anniversary of the option award grant date, other than with respect to the options granted to Mr. Kess as described in footnote (6) below.

(2)
The number of shares reflected for each of the named executive officers represents the sum of (a) the maximum number of performance shares and (b) the additional shares that have been allocated to the named executive officer through December 31, 2016 as a result of the phantom reinvestment of dividend equivalents on the maximum number of performance shares. We have reflected the maximum number of performance shares for each named executive officer because (a) results for 2015 and 2016, the first and second year of the three-year performance period for the February 3, 2015 awards, were above target, and (b) results for 2016, the first year of the three-year performance period for the February 2, 2016 awards, were also above target. The actual numbers of shares that will be distributed with respect to the 2015 and 2016 awards are not yet determinable. The awards granted on February 3, 2015 vest in proportion to actual performance over the three-year performance period ending on December 31, 2017, and the awards granted on February 2, 2016 vest in proportion to actual performance over the three-year performance period ending on December 31, 2018. For purposes of this column, fractional shares have been rounded to the nearest whole share. See the description of performance shares in the "Compensation Discussion and Analysis—Total Direct Compensation—Long-Term Stock Incentives—Performance Shares" section.

(3)
The market value is based on the closing price on the NYSE of our common stock on December 30, 2016, the last trading day of 2016 ($122.42), multiplied by the number of outstanding shares.

(4)
Mr. Fishman's estate did not hold any outstanding equity awards at December 31, 2016.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

(5)
Represents restricted stock units granted to Mr. MacLean in connection with his service to the Company during the 2015 performance year in connection with the leadership transition. The award vests 100% on the third anniversary of the grant date.

(6)
Represents options granted to Mr. Kess in connection with his commencement of employment with the Company in December 2016. The options will become exercisable in three equal annual installments on the anniversaries of the grant date.

(7)
Represents restricted stock units granted to Mr. Kess in connection with his commencement of employment with the Company in December 2016. The award will vest in three equal annual installments on the anniversaries of the grant date.

Option Exercises and Stock Vested in 2016

The following table provides information regarding the values realized by our named executive officers upon the exercise of stock options and the vesting of stock awards in 2016.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
A.D. Schnitzer	81,636	4,892,486	26,008	3,183,987
J.S. Fishman	577,695	37,351,170	265,615	31,201,854
J.S. Benet	69,575	4,123,432	26,008	3,183,987
B.W. MacLean	38,507	2,467,852	32,076	3,926,788
W.H. Heyman	32,474	1,388,120	26,008	3,183,987
A.J. Kess	0	0	0	0
(1)
Value realized on exercise is based on the gain, if any, equal to the difference between the fair market value of the stock acquired upon exercise on the exercise date less the exercise price, multiplied by the number of options exercised.

(2)
Other than with respect to Mr. Fishman, the shares acquired upon vesting represent performance shares that are treated as vested on December 31, 2016, the last day of the relevant three-year performance period, including the following shares in respect of phantom dividend equivalents on such performance shares: Mr. Schnitzer (1,702 shares), Mr. Benet (1,702 shares), Mr. MacLean (2,099 shares) and Mr. Heyman (1,702 shares). Mr. Fishman's outstanding performance shares granted in 2014, 2015 and 2016 vested upon his death in accordance with the terms of the awards, including 10,517 shares in respect of phantom dividend equivalents on such performance shares.

(3)
The value realized on vesting is based on the closing price of our common stock on the NYSE on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Post-Employment Compensation

The Company has four active retirement plans:

•
A qualified 401(k) Savings Plan, which is discussed under "Compensation Discussion and Analysis—Other Compensation" on page 41;

•
A qualified pension plan (the "Pension Plan"), which is discussed under "Pension Benefits for 2016" below;

•
A non-qualified pension restoration plan that is a component of the Benefit Equalization Plan described below (the "Pension Restoration Plan"), which is discussed under "Pension Benefits for 2016" below; and

•
A non-qualified deferred compensation plan (the "Deferred Compensation Plan"), which is discussed under "Non-Qualified Deferred Compensation for 2016" below.

The Company has three inactive retirement plans from which benefits are still payable but under which no additional benefits are being earned (other than earnings credits as described below):

•
A non-qualified pension plan maintained by TPC prior to the Merger that is a component of the

  Benefit Equalization Plan (the "TPC Benefit Equalization Plan"), which is discussed under "Pension Benefits for 2016" below;

•
A non-qualified deferred compensation plan maintained by TPC prior to the Merger (the "TPC Deferred Compensation Plan"), which is discussed under "Non-Qualified Deferred Compensation for 2016" below; and

•
A non-qualified deferred compensation plan maintained by St. Paul prior to the Merger that is a component of the Benefit Equalization Plan (the "Executive Savings Plan"), which is discussed under Non-Qualified Deferred Compensation for 2016" below.

Upon Mr. Fishman's death, his account balances in the Pension Plan, Pension Restoration Plan and the Executive Savings Plan were distributed in accordance with the terms of the plans. These distributions are reflected in the "Pension Benefits for 2016" and "Non-Qualified Deferred Compensation for 2016" tables below.

Pension Benefits for 2016

The following table provides information regarding the pension benefits for our named executive officers under the Company's pension plans. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
A.D. Schnitzer	Pension Plan	9	96,408	0
	Pension Restoration Plan	9	1,126,209	0
J.S. Fishman(3)	Pension Plan	N/A	0	308,175
	Pension Restoration Plan	N/A	0	6,477,413
J.S. Benet	Pension Plan	26	618,915	0
	Pension Restoration Plan	26	2,458,285	0
	TPC Benefit Equalization Plan(4)	11	264,376	0
B.W. MacLean	Pension Plan	29	588,626	0
	Pension Restoration Plan	29	3,271,867	0
	TPC Benefit Equalization Plan(4)	14	112,954	0
W.H. Heyman	Pension Plan	26	279,244	0
	Pension Restoration Plan	26	2,895,682	0
A.J. Kess	Pension	0	0	0
	Pension Restoration Plan	0	0	0
(1)
Credited service includes (as applicable) service for time worked at the Company plus TPC, Citigroup and certain of its affiliates and predecessors (prior to August 20, 2002) and St. Paul. Number of years of credited service represents actual years of service. We do not have a policy with respect to granting extra years of credited service.

(2)
Present value of accumulated benefit is calculated by projecting the qualified and non-qualified cash-balance accounts reflected in the tables below forward to age 65 by applying a 4.01% interest rate (except for some sub-accounts which use a 6.00% rate) and then discounting back to December 31, 2016 using a discount rate of 4.23% for the Pension Plan and 4.15% for the Pension Restoration Plan and the TPC Benefit Equalization Plan. These are the same assumptions the Company uses for financial reporting purposes. See Note 14 to our financial statements for the fiscal year ended December 31, 2016 included in the Company's Form 10-K.

(3)
Mr. Fishman's pension benefits were distributed upon his death pursuant to the terms of the Pension Plan and Pension Restoration Plan.

(4)
Service under the TPC Benefit Equalization Plan was frozen as of January 1, 2002, and the plan was merged into the Benefit Equalization Plan as of January 1, 2009.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

The Company's Pension Plan

The Company's Pension Plan is a qualified defined benefit pension plan with a cash-balance formula or, for certain grandfathered participants, traditional final average pay formulas or grandfathered frozen cash-balance formulas. Each named executive officer participates in the cash-balance formula, pursuant to which the named executive officer has a hypothetical account balance that grows with interest and pay credits each year. As of December 31, 2016, the named executive officers' qualified pension account balances were as follows:

Name	12/31/2016 Qualified Account Balance(1) ($)
A.D. Schnitzer	99,288
J.S. Benet	617,051
B.W. MacLean	583,031
W.H. Heyman	279,244
A.J. Kess	0
(1)
These dollar amounts represent the participant's account balance rather than the present value of the accumulated benefit, which is set forth in the Pension Benefits for 2016 table on page 54 and calculated as described in footnote (2) to that table.

Interest credits are applied quarterly to the prior quarter's cash-balance pension account balance. These interest credits are generally based on the yield on ten-year treasury bonds, subject to a minimum annual interest rate of 4.01%. Pay credits are calculated on an annual basis as a percentage of compensation, with the percentage determined based on the sum of age plus service at the end of the year under the following schedule:

Age + Service	Pay Credit
< 30	2.00%
30 - 39	2.50%
40 - 49	3.00%
50 - 59	4.00%
60 - 69	5.00%
> 69	6.00%

Service is calculated based on elapsed time with the Company plus any service with TPC, Citigroup and certain of its affiliates and predecessors (prior to

August 20, 2002) and St. Paul. Pay credits are calculated by multiplying the appropriate pay credit percentage by the named executive officer's compensation for the year, including base salary and bonus up to the qualified plan compensation limit (which for 2016 was $265,000). The plan's normal retirement age is 65. However, under the cash-balance formula, participants are eligible to receive a distribution from the plan any time after they vest (currently after three years of service) and they separate from us. Once separated from us, participants may elect to receive a lump sum payment, life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity, 100% joint and survivor annuity or a ten-year certain and life annuity. All payment forms are actuarially equivalent. For 2016 and 2017, eligible part-time employees who are at least age 62 can apply for an in-service distribution from the plan, calculated as if they separated from us. There are no special early retirement benefits under the cash balance formula, even in the case of an in-service distribution.

Under the plan, the benefits of some participants may be determined in whole or in part under transition benefit rules, that is, grandfathered benefit provisions.

The Company's Benefit Equalization Plan (Non-Qualified Pension Plan Components)

The Benefit Equalization Plan consists of three components: (1) the Pension Restoration Plan (currently active); (2) the TPC Benefit Equalization Plan (currently inactive); and (3) the Executive Savings Plan (currently inactive and described under "Non-Qualified Deferred Compensation for 2016" below). The Benefit Equalization Plan is not funded, and plan participants have only an unsecured contractual commitment by the Company to pay amounts owed under the plan.

Pension Restoration Plan (Non-Qualified Pension Plan)

The Pension Restoration Plan is a non-qualified pension restoration plan, which provides non-qualified pension benefits on compensation in excess of the qualified plan compensation limit and the benefit limit (if applicable) under Internal Revenue Code income tax provisions. Benefits under the plan accrue in the same manner as described above for the Company's Pension Plan for pay in excess of the compensation limit. As of December 31,

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

2016, the named executive officers' non-qualified pension account balances were as follows:

Name	Non-Qualified Account Balance at December 31, 2016(1) ($)
A.D. Schnitzer	1,147,507
J.S. Benet	2,460,244
B.W. MacLean	3,279,845
W.H. Heyman	2,895,682
A.J. Kess	0
(1)
These dollar amounts represent the participant's account balance rather than the present value of the accumulated benefit, which is set forth in the Pension Benefits for 2016 table on page 54 and calculated as described in footnote (2) to that table.

The plan's normal retirement age is 65. However, participants are eligible to receive a distribution from the plan any time after they vest (currently after three years of service) and they separate from us, subject to a six-month delayed payment requirement following separation. Once separated from us, participants will receive their benefit in ten annual installment payments (for account balances greater than $50,000) or a single lump sum payment (for balances equal to or less than $50,000). There are no special early retirement benefits. To the extent that a participant's qualified plan benefits are determined under grandfathered benefit provisions, those provisions can affect the benefits payable under the Pension Restoration Plan.

TPC Benefit Equalization Plan (Non-Qualified Pension Plan)

The TPC Benefit Equalization Plan is a non-qualified pension plan. Benefit accruals were frozen as of January 1, 2002. As of January 1, 2009, the TPC

Benefit Equalization Plan was merged into the Benefit Equalization Plan. Participants in the plan have cash balance accounts that accrue interest credits but no pay credits. As of December 31, 2016, the named executive officers' non-qualified account balances were as follows:

Name	Non-Qualified Account Balance at December 31, 2016(1) ($)
J.S. Benet	263,147
B.W. MacLean	112,393
(1)
These dollar amounts represent the participant's account balance rather than the present value of the accumulated benefit, which is set forth in the Pension Benefits for 2016 table on page 54 and calculated as described in footnote (2) to that table.

Interest credits are applied quarterly to the prior quarter's account balance. These interest credits are generally based on the yield on ten-year treasury bonds, subject to a minimum annual interest rate of 4.01%. A portion of each named executive officer's benefit is determined under a prior grandfathered formula which includes an embedded interest credit rate of 6.00%. The plan's normal retirement age is 65. However, participants (all of whom are vested) are eligible to receive a distribution from the plan any time after becoming vested, attaining age 55 and separating from us. Participants may elect to receive a lump sum payment, life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity or 100% joint and survivor annuity. All payment forms are actuarially equivalent. There are no special early retirement benefits. To the extent that a participant's qualified plan benefits are determined under grandfathered benefit provisions, those provisions can affect the benefits payable under the TPC Benefit Equalization Plan.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Non-Qualified Deferred Compensation for 2016

The following table provides information regarding contributions, earnings and balances for our named executive officers under the active Deferred Compensation Plan, as well as under the TPC Deferred Compensation Plan and the Executive Savings Plan, which are closed to new deferrals. Under each of the plans, no Company "match" is currently made on amounts deferred, account balances are fully vested at all times (other than for Mr. Kess, as described below), and the Company does not provide any opportunity for above-market or preferential earnings, nor does it provide any minimum internal rate of return. Additionally, the Deferred Compensation Plan and the Executive Savings Plan do not permit "hardship" withdrawals. The Deferred Compensation Plan, TPC Deferred Compensation Plan and Executive Savings Plan are not funded, and plan participants have only an unsecured contractual commitment by the Company to pay amounts owed under each plan. Each of these plans is further described below.

Name(1)	Non-Qualified Deferred Compensation Plan Name	Executive Contributions in 2016 ($)	Company Contributions in 2016 ($)(1)	Aggregate Earnings in 2016 ($)	Aggregate Withdrawals/ Distributions in 2016 ($)	Aggregate Balance at 12/31/16 ($)(2)
A.D. Schnitzer	Deferred Compensation Plan	0	0	183,254	0	5,654,155
J.S. Fishman	Executive Savings Plan	0	0	37,914	1,905,305	0
J.S. Benet		0	0	0	0	0
B.W. MacLean	Deferred Compensation Plan	0	0	1,008	0	256,945
	TPC Deferred Compensation Plan	0	0	6,237	0	370,043
W.H. Heyman	Executive Savings Plan	0	0	18,726	0	392,661
A.J. Kess	Deferred Compensation Plan	0	4,700,000	0	0	4,700,000
(1)
Pursuant to the terms of his offer letter, in connection with commencement of his employment with the Company, Mr. Kess received $4,700,000 in the form of a credit to a non-qualified deferred compensation account under our Deferred Compensation Plan in recognition of the forfeiture by Mr. Kess of certain pension benefits under his previous employer's plan. This amount is also reported for Mr. Kess in the "All Other Compensation" column of the "Summary Compensation Table".

(2)
Of the totals in this column, the following amounts have been reported in the "Summary Compensation Table" for this year and for previous years.

Name	2016 ($)	Previous Years ($)	Total ($)
A.D. Schnitzer	0	4,000,000	4,000,000
B.W. MacLean	0	315,000	315,000
W.H. Heyman	0	214,220	214,220
A.J. Kess	4,700,000	0	4,700,000

Deferred Compensation Plan

The Company's Deferred Compensation Plan is a non-qualified plan that, in 2016, allowed each U.S. employee who is at the Vice President level or above to defer receipt of up to 50% of his or her salary and/or up to 100% of his or her annual bonus until a date or dates elected by the employee. Employees participating in the Deferred Compensation Plan elect the time and form of payout prior to the year in which the deferred amounts are earned. These elections are irrevocable.

Participants in the plan may receive distributions of deferred accounts in three situations: when the participant terminates employment or retires (in which case, payment will be made or commence six months after the date of the termination or retirement) or upon a distribution date the participant specifies in advance and that occurs while the participant is still an employee of the Company. If the participant's balance is greater than $10,000, the participant may elect to receive retirement distributions and in-service distributions as a lump sum or in up to ten annual installments. All other distributions will be paid in a lump sum, unless distributions in installments have already begun.

Deferrals may be allocated among hypothetical investment options that mirror the investment options available under our qualified 401(k) Savings Plan. As of December 31, 2016, Mr. Schnitzer, Mr. MacLean and Mr. Kess were the only named executive officers with account balances under the Deferred Compensation Plan, with balances as shown above. If, prior to December 30, 2017, Mr. Kess's employment is terminated for "cause" or he resigns without "good reason" (each as defined in his offer letter), the balance of the credit to his deferred compensation account will be forfeited.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

TPC Deferred Compensation Plan

The TPC Deferred Compensation Plan is a grandfathered non-qualified deferred compensation plan. Under the TPC Deferred Compensation Plan, no Company "match" was made on amounts deferred. The plan was closed to any new deferrals beginning January 1, 2005. Deferrals may be allocated among hypothetical investment options that mirror our qualified 401(k) Savings Plan investment options.

"Hardship" withdrawals are available under the TPC Deferred Compensation Plan. Based upon deferral elections made prior to the year in which the compensation was earned, executives can receive payments in either a lump sum or in annual installments over a 5, 10 or 15-year period commencing in the month following retirement or age 65, with certain accounts subject to a six-month delayed payment requirement following retirement.

As of December 31, 2016, Mr. MacLean was the only named executive officer with an account balance under the TPC Deferred Compensation Plan, with a balance as shown above.

Executive Savings Plan

The Executive Savings Plan is a grandfathered non-qualified excess deferral plan that has been a component of the Benefit Equalization Plan since it was established by St. Paul in 1976. It includes salary deferrals and Company matching contributions made to the plan prior to the closing of the plan to any new deferrals as of January 1, 2005. Executives will receive distribution of their vested accounts upon termination of employment from the Company, with certain accounts subject to a six-month delayed payment requirement following separation. Once separated from us, executives will receive their benefits in ten annual installment payments (for account balances greater than $50,000) or a single lump sum (for balances of $50,000 or less). Balances remaining at the time of the executive's death will be paid in a lump sum, except that installment payments that have already begun will continue.

Deferrals may be allocated among hypothetical investment options that mirror the investment options available under our qualified 401(k) Savings Plan.

As of December 31, 2016, Mr. Heyman was the only named executive officer with an account balance under this inactive Executive Savings Plan, with a balance as shown above.

Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control

The following table describes the potential payments and benefits under the Company's compensation and benefit plans and contractual agreements to which the named executive officers, other than Mr. Fishman, would have been entitled if a termination of employment or change in control occurred on the last business day of 2016. The only agreements, arrangements or plans that entitle executive officers to severance, perquisites or other enhanced benefits upon termination of their employment are (1) Mr. Schnitzer's employment letter; (2) the individual non-solicitation and non-disclosure agreements executed by members of our Management Committee (other than Mr. Schnitzer), as described below; (3) the non-competition agreements executed by all members of the Management Committee, as described below; (4) the Company's Executive Severance Plan; (5) Mr. Kess's offer letter; and (6) the terms of equity award agreements.

The amounts shown in the table below do not include:

•
payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers (including welfare benefits that are provided to all U.S. retirees of the Company);

•
regular pension benefits under our Pension Plan, the Benefit Equalization Plan or the TPC Benefit Equalization Plan (see "Post-Employment Compensation—Pension Benefits for 2016" above); and

•
distributions of previously vested plan balances under our 401(k) Savings Plan, the Deferred Compensation Plan, the Executive Savings Plan and the TPC Deferred Compensation Plan (see the "Compensation Discussion and Analysis—Other Compensation—Deferred Compensation" section on page 41 and "Post-Employment Compensation—Non-Qualified Deferred Compensation for 2016" above for information about the Deferred Compensation Plan, the Executive Savings Plan and the TPC Deferred Compensation Plan).

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Mr. Fishman

In accordance with the terms of Mr. Fishman's employment agreement, the 2014 Stock Incentive Plan and Mr. Fishman's stock option and performance share awards, the Pension Plan, the Pension Restoration Plan, and the Executive Savings Plan, following Mr. Fishman's death in August 2016, payments and other benefits were made to Mr. Fishman's estate. For information about these payments and other benefits, see the "Summary Compensation Table", the "Option Exercises and Stock Vested in 2016", "Post-Employment Compensation", "Pension Benefits for 2016" and "Non-Qualified Deferred Compensation for 2016" sections of this proxy statement.

Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control Table

Named Executive Officer	Involuntary Termination without "Cause" or, if Applicable, Voluntary Termination for "Good Reason"	Additional Value if Involuntary Termination without "Cause" or, if Applicable, Voluntary Termination for "Good Reason" Follows a Change in Control	Change in Control	Voluntary Termination without "Good Reason", including Voluntary Retirement	Disability	Death
A.D. Schnitzer
Cash Severance Payment(1)	$12,218,758	$0	$0	$3,968,758	$0	$0
Acceleration of Equity Awards(2)	0	11,950,624	0	0	6,127,104	8,575,382
Value of Continuing Benefits(3)	19,843	0	0	4,811	0	0

Total Termination Benefits	$12,238,601	$11,950,624	$0	$3,973,569	$6,127,104	$8,575,382

J.S. Benet
Cash Severance Payment(1)	$11,187,495	$0	$0	$3,287,495	$0	$0
Acceleration of Equity Awards(2)	4,952,859	0	0	4,952,859	4,952,859	6,840,453
Value of Continuing Benefits(3)	9,343	0	0	3,843	0	0

Total Termination Benefits	$16,149,697	$0	$0	$8,244,197	$4,952,859	$6,840,453

B.W. MacLean
Cash Severance Payment(1)	$14,496,892	$0	$0	$4,546,892	$0	$0
Acceleration of Equity Awards(2)	6,979,969	0	0	6,979,969	6,979,969	10,529,169
Value of Continuing Benefits(3)	9,343	0	0	3,843	0	0

Total Termination Benefits	$21,486,204	$0	$0	$11,530,704	$6,979,969	$10,529,169

W.H. Heyman
Cash Severance Payment(1)	$11,937,495	$0	$0	$3,437,495	$0	$0
Acceleration of Equity Awards(2)	4,952,859	0	0	4,952,859	4,952,859	6,840,453
Value of Continuing Benefits(3)	10,155	0	0	4,655	0	0

Total Termination Benefits	$16,900,509	$0	$0	$8,395,009	$4,952,859	$6,840,453

A.J. Kess
Cash Severance Payment(1)	$9,937,500	$0	$0	$3,200,000	$0	$0
Acceleration of Equity Awards(2)	3,000,025	0	0	0	0	3,000,025
Value of Continuing Benefits(3)	10,949	0	0	5,449	0	0

Total Termination Benefits	$12,948,474	$0	$0	$3,205,449	$0	$3,000,025

(1)
Cash Severance Payments:

•
Under the terms of Mr. Schnitzer's employment letter, severance payments in the event of an involuntary termination without "cause" or a voluntary termination for "good reason" (each as defined in his agreement and described below) are based on two times his base salary at termination plus two times the greater of: (a) the average of his two most recent annual cash bonuses and (b) 250% of his base salary at the time of termination.

•
Each of the named executive officers listed in the table are eligible to receive a severance benefit if they are involuntarily terminated due to a reduction in force or for reasons other than "cause" or if they are asked to take a substantial demotion. Under the terms of individual non-solicitation and non-disclosure agreements, all such named executive officers (other than Mr. Schnitzer) are eligible to receive a benefit equal to his total monthly cash compensation for at least 21 months (24 months for Messrs. Benet, MacLean and Heyman due to each having at least 10 years of service with the Company). For each of Messrs. Benet, MacLean, Heyman and Kess, total monthly cash compensation is equal to, at least, 1/12th of the executive's annual base salary in effect at the time of his termination, plus the greater of (a) 1/12th of the average of the executive's two most recent cash payments under our annual incentive compensation plan or (b) 1/12th of 125% of final annual base salary. Under Mr. Kess's offer letter, Mr. Kess is treated as having received an annual bonus of $3,000,000 for the two most recent bonus periods with respect to the calculation of his severance entitlement.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

  •
  The cash severance payments listed herein assume that there would be no cutback of payments to avoid subjecting the executives to an excise tax under Section 280G of the Internal Revenue Code.

  •
  The named executive officers listed in the table, along with other members of our Management Committee, are each subject to a Non-Competition Agreement that entitles an executive to specified post-termination payments if the Company elects, at the time of termination, including a termination due to voluntary termination without "good reason", to impose a six-month non-compete period. Under the Non-Competition Agreement, if the Company elects to impose a six-month non-compete period with respect to a particular executive and the executive complies with such obligations, the executive will be entitled to receive a lump sum payment at the end of the period equal to the sum of (a) six months' base salary plus (b) 50% of the executive's average annual bonus for the prior two years plus (c) 50% of the aggregate grant date fair value of the executive's average annual equity awards for the prior two years, and such amounts are included in this table. Under Mr. Schnitzer's employment letter, the Company has elected to impose the six month non-compete period and will make the corresponding payments if Mr. Schnitzer's employment is terminated without cause or by him for "good reason" within 24 months following a "change of control".

(2)
Acceleration of Equity Awards:

•
"Acceleration of Equity Awards" is presented as the sum of the values as of the last business day of 2016 of the additional benefit from the acceleration of vesting, if any, of restricted stock units, stock options and performance shares that would have occurred as a result of termination under the different circumstances presented. Performance share awards for the 2014-2016 performance period are treated as vested as of December 31, 2016, and are not included in this table because the vesting of these awards is reflected in the "Option Exercises and Stock Vested in 2016" table above and the shares are no longer reflected in the "Outstanding Equity Awards at December 31, 2016" table above.

•
Mr. Schnitzer was not "retirement eligible" under current provisions in the applicable equity award grants as of the last business day of 2016 and, therefore, would have forfeited these awards in the event of voluntary termination but not termination of employment due to disability or death. In this case, vested options would remain exercisable for up to one year following the termination date due to disability or death. The terms of Mr. Schnitzer's employment letter provided for acceleration of all outstanding equity awards in the event of a termination by the Company without cause or voluntary termination for good reason but only if such termination occurs within 24 months following a change in control of the Company. Mr. Schnitzer's outstanding equity awards would also become fully vested in the event of a change in control if the ultimate parent or surviving entity does not assume the awards. The table above assumes the ultimate parent or surviving entity would assume the awards and therefore does not reflect an incremental value for this scenario.

•
For stock options, the additional benefit to the named executive officer resulting from the acceleration of vesting reflected in the table is the value that the named executive officer would receive if his employment terminated on the last business day of 2016. On the last business day of 2016, Messrs. Benet, MacLean and Heyman were "retirement eligible". Under the current provisions in their applicable option award grants, had Mr. Benet, MacLean or Heyman terminated his employment as a result of voluntary retirement, disability or death on the last business day of 2016, each would have been entitled to acceleration of some or all of his outstanding unvested option awards. These vested options may be exercised for up to three years from the termination date (one year in the case of disability or death), but no later than the original option expiration date.

•
The value of accelerated stock options, for purposes of this table, was determined by subtracting the exercise price of the original option from the closing stock price on the NYSE of $122.42 at December 30, 2016 and multiplying the result, if a positive number (in-the-money), by the number of option shares that would vest as a result of termination.

•
In the event of termination due to death, restricted stock units owned by Mr. MacLean would become fully vested and immediately issued and distributed.

•
Mr. Kess was not "retirement eligible" under current provisions in the applicable equity award agreement as of the last business day of 2016. However, for Mr. Kess, under the terms of his restricted stock unit and option awards, any unvested portion of the awards will vest immediately in the event Mr. Kess's employment is terminated by us without "cause" or he resigns for "good reason" (each as defined in his offer letter as described below). In the event of disability, the sign-on stock option award would become immediately vested and remain exercisable for one year and the sign-on restricted stock unit award would continue to vest and would be distributed upon the regular vesting date for the award. Since the restricted stock units continue vesting and are not distributed on the date of disability, no value has been included in the table above under this scenario. In the event of death, the sign-on stock option award and restricted stock unit award would both become fully vested and the stock options would remain exercisable for up to one year.

•
For all of the named executive officers listed in the table who hold performance shares, in the event of a termination due to death, performance shares plus dividend equivalent shares allocated to date would vest immediately at 100% for the 2015-2017 and 2016-2018 performance periods and would then be paid out on a pro-rated basis for the number of days worked in the performance period. The amounts reflected in "Acceleration of Equity Awards" is determined by multiplying the closing stock price of $122.42 on December 30, 2016 by the number of performance shares and related dividend equivalent shares that would be paid out upon death. In the event of disability or termination due to a qualifying retirement, a pro-rata portion of the performance shares and allocated dividend equivalent shares would vest according to their original vesting schedule (that is, at the end of the performance period), to the extent that the goals for the applicable performance periods have been met. In the event of any other termination scenarios, the performance shares and dividend equivalent shares attributable thereto would be forfeited, other than for Mr. Schnitzer, as described above. Accordingly, no acceleration of vesting of the performance shares has been included under any termination circumstances other than death in the table above.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

(3)
Value of Continuing Benefits:

•
For Mr. Schnitzer, the value of continuing benefits as of the last business day of 2016 reflects two years of medical and dental premiums in the event of a voluntary termination for good reason, or an involuntary termination without cause.

•
For Messrs. Benet, MacLean, Heyman and Kess, the value of continuing benefits as of the last business day of 2016 reflects the cash value of nine months of outplacement services under the Company's Executive Severance Plan in the event of voluntary termination for good reason or involuntary termination without cause. If Mr. Benet, MacLean, Heyman or Kess has not secured viable employment within nine months, these outplacement services may be extended, at the Company's discretion, on a month-to-month basis for an additional cost to the Company of $650 per month.

•
As discussed on page 42, the named executive officers listed in the table, along with other members of our Management Committee, are each subject to a Non-Competition Agreement that entitles an executive to specified post-termination payments if the Company elects, at the time of termination, to impose a six-month non-compete period. Under the Non-Competition Agreements, if the Company elects to impose a six-month non-compete period with respect to a particular executive and the executive complies with such obligations, the executive will be entitled to reimbursement for the cost of continuing health benefits on similar economic terms as in place immediately prior to the executive's termination date during the six-month non-compete period or to payment of an equivalent amount, payable at the end of the period. In the case of Mr. Schnitzer, whose employment arrangement provides for the continuation of health benefits as explained above in this footnote (3) for a period longer than that specified in his Non-Competition Agreement, no additional benefit is reflected with respect to his Non-Competition Agreement in the case of voluntary termination for good reason or involuntary termination without cause.

Summary of Key Agreements

Mr. Schnitzer's Employment Letter

On August 4, 2015, the Company entered into an employment letter with Mr. Schnitzer, our Chief Executive Officer.

If Mr. Schnitzer's employment is terminated without "cause" or if he were to resign for "good reason" (each as defined in his employment agreement and summarized below), he would be entitled to severance payments totaling two times the sum of (a) his annual base salary and (b) his average annual bonus (defined as the greater of his average bonus payments for the two preceding years or 250% of his base salary). Additionally, Mr. Schnitzer would be entitled to receive up to 24 months of continued medical benefits.

If Mr. Schnitzer's employment is terminated within 24 months following a "change in control" (as defined in his Non-Competition Agreement) by us other than for cause or by him for good reason, Mr. Schnitzer would also be entitled to full vesting of his outstanding equity awards (subject to certain adjustments in the case of performance-based equity awards), and the Company will be deemed to have exercised its "non-competition option" under the non-competition agreement between the Company and Mr. Schnitzer, which will subject Mr. Schnitzer to a six-month covenant not to compete with the Company and require the Company to make a corresponding payment to Mr. Schnitzer as described more fully under "Compensation Discussion and Analysis—Non-Competition Agreements".

The term "cause" is defined in his employment agreement as Mr. Schnitzer's conviction of any felony, his willful misconduct in connection with the performance of his duties or his taking illegal action in his business or personal life that harms the reputation or damages the good name of the Company.

"Good reason" is generally defined in his agreement to include such situations as: (1) reduction in base salary, bonus opportunity or aggregate compensation opportunity; (2) a diminution in his title, duties or responsibilities; (3) a consequential, involuntary relocation of his principal place of business; or (4) a material breach by the Company or his employment agreement.

Mr. Kess's Offer Letter

On December 19, 2016, the Company entered into an offer letter with Mr. Kess, our Vice Chairman and Chief Legal Officer.

Pursuant to the offer letter, in the event Mr. Kess's employment is terminated prior to the final vesting date of the restricted stock unit and option awards granted in connection with his commencement of employment, either by the Company without "cause" or by Mr. Kess for "good reason" (each as defined in his offer letter and summarized below), the restricted stock units and options that are not yet vested at the time of such termination will vest immediately and the options will remain exercisable for a period of one year from the date of termination or resignation.

Additionally, under the terms of the offer letter, Mr. Kess received a $4,700,000 credit under our Deferred Compensation Plan as of his commencement date, which amount would be subject to forfeiture in the event of Mr. Kess's termination for cause or resignation without good reason, in each case, prior to the first anniversary of his commencement date.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

The term "cause" is defined in his offer letter as Mr. Kess's conviction of any felony, his willful misconduct in connection with the performance of his duties or his taking illegal action in his business or personal life that harms the reputation or damages the good name of the Company.

"Good reason" is generally defined in his offer letter to include such situations as: (1) a material reduction in base salary or bonus opportunity (other than proportionate reductions that apply equally to all senior executives of similar rank); (2) a material diminution in his title, duties or responsibilities; (3) an involuntary relocation of his principal place of business of more than 30 miles; (4) reporting to someone other than the CEO or the Board; and (5) constructive discharge by the Company as defined in his Non-Solicitation and Non-Disclosure Agreement.

Severance Under Non-Solicitation and Non-Disclosure Agreements

Each of the named executive officers listed in the table above (other than Mr. Schnitzer) is eligible to receive a severance benefit under his respective Non-Solicitation and Non-Disclosure Agreements if asked to take a substantial demotion or if any of them is involuntarily terminated due to a reduction in force or for reasons other than "cause" as defined in the agreements. The severance benefit payable is equal to the executive's total monthly cash compensation for 21 to 24 months, depending on his years of service with the Company, with the total monthly cash compensation equal to, at least, 1/12th of the executive's annual base salary in effect at the time of the executive's termination, plus the greater of (1) 1/12th of the average of the executive's two most recent cash payments under our annual incentive compensation plan (with Mr. Kess being deemed to have received annual awards of not less than $3,000,000 until such time as he has received two payments under the plan) or (2) 1/12th of 125% of final annual base salary for any named executive officer serving as a Vice Chairman or an Executive Vice President or equivalent.

Equity Recapture/Recoupment Provisions

The Board has adopted a policy requiring the reimbursement and/or cancellation of all or a portion of any incentive cash bonus or equity-based incentive compensation awarded to a member of the Management Committee or other officers who are subject to Section 16 of the Exchange Act in specified circumstances relating to a restatement of Company financial results involving fraud or misconduct.

In addition, in connection with equity awards, each recipient accepts the terms of an agreement that provides for the recapture by us of the equity awards during a one-year period following his or her departure, under specified circumstances. See "Compensation Discussion and Analysis—Recapture/Forfeiture Provisions" on page 44.

NON-EMPLOYEE DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION

The Nominating and Governance Committee of the Board recommends to the full Board for approval the amount and composition of Board compensation for non-employee directors (the "Director Compensation Program"). Directors who are our employees are not compensated for their service on the Board. In accordance with the Company's Governance Guidelines, the Nominating and Governance Committee reviews the significance and appropriateness of each of the components of the Director Compensation Program at least once every two years. The Compensation Committee's independent consulting firm, F. W. Cook, advises the Nominating and Governance Committee with respect to director compensation. The objectives of the Nominating and Governance Committee are to compensate directors in a manner that closely aligns the interests of directors with those of our shareholders, to attract and retain highly qualified directors and to structure and set total compensation in such a manner and at such levels that will not call into question any director's objectivity.

It is the Board's practice to provide a mix of cash and equity-based compensation to non-employee directors, as discussed below.

Annual Retainer and Committee Chair Fees

The current non-employee director compensation program includes the following: Each non-employee director receives an annual retainer of $130,000. The chairs of certain committees are paid additional fees in cash in connection with their services as follows:

•
Audit Committee—$25,000;

•
Compensation Committee—$25,000;

•
Nominating and Governance Committee—$20,000;

•
Investment and Capital Markets Committee—$20,000; and

•
Risk Committee—$25,000.

The Lead Director or independent Chairman is paid an additional $35,000 annual cash retainer.

Annual retainers and committee chair fees are paid in quarterly installments, in arrears at the end of each quarter, in cash or, if the director so elects, in common stock units to be credited to his or her deferred compensation account (discussed under "Director Deferral Plan" below) and distributed at a later date designated by the director.

Annual Deferred Stock Award

During 2016, each non-employee director was awarded $165,000 in deferred stock units under our 2014 Stock Incentive Plan, which vest in full one day prior to the date of the annual shareholder meeting occurring in the year following the year of the date of grant so long as the non-employee director continuously serves on the Board through that date. The value of deferred stock units rises or falls as the price of our common stock fluctuates in the market. Dividend equivalents (in an amount equal to the dividends payable on shares of our common stock) on the deferred stock units are deemed "reinvested" in additional deferred stock units. The accumulated deferred stock units, and associated dividends, in a director's account are distributed in the form of shares of our common stock either in a lump sum or in annual installments, at the director's election, beginning at least six months following termination of his or her service as a director.

In May 2016, the Director Compensation Program was amended to increase the value of the annual deferred stock award to non-employee directors to $175,000 beginning with the 2017 award.

Directors are subject to a stock ownership target as described under "Director Stock Ownership" on page 10.

NON-EMPLOYEE DIRECTOR COMPENSATION

Director Deferral Plan

In addition to receiving the annual deferred stock award in the form of deferred stock units, non-employee directors may elect to have all or any portion of their annual retainer and any lead director, chairman or committee chair fees paid in cash or deferred through our Deferred Compensation Plan for Non-Employee Directors. Deferrals of the annual retainer and any lead director, chairman or committee chair fees are notionally "invested" in common stock units. Any director who elects to have any of his or her fees credited to his or her deferred compensation plan account as common stock units will be deemed to have purchased shares on the date the fees would otherwise have been paid in cash, based on the closing market price of our common stock on such date. The value of common stock units rises or falls as the price of our common stock fluctuates in the market. In addition, dividend equivalents (in an amount equal to the dividends payable on shares of our common stock) on the units are "reinvested" in additional common stock units. The accumulated common stock units, including associated dividend equivalents, in a director's account are distributed in the form of shares of our common stock on pre-designated dates, usually following termination of service as a director. Shares of common stock issued in payment of the deferred fees are awarded under our 2014 Stock Incentive Plan.

Legacy Directors' Charitable Award Program

Prior to 2004, directors of the Company were eligible to participate in a Directors' Charitable Award Program, pursuant to which a director could designate up to four tax-exempt charitable, educational or other organizations to receive contributions from the Company over a period of ten years following the death of the director, in an aggregate amount over such period of up to $1 million per director. This program was discontinued for new participants in April 2004; however, it continues to be actively administered with respect to the vested interests of Messrs. Dasburg, Duberstein and Hodgson.

The Company carries life insurance policies on the three current directors listed above. The premiums in connection with this program were fully paid by the Company in 2013.

NON-EMPLOYEE DIRECTOR COMPENSATION

Director Compensation for 2016

The 2016 compensation of non-employee directors is displayed in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Alan L. Beller	128,091	164,983	0	293,074
John H. Dasburg	184,272	164,983	0	349,255
Janet M. Dolan	128,091	164,983	0	293,074
Kenneth M. Duberstein	148,091	164,983	1,455	314,529
Patricia L. Higgins	128,091	164,983	0	293,074
Thomas R. Hodgson	151,181	164,983	0	316,164
William J. Kane	128,091	164,983	0	293,074
Cleve L. Killingsworth Jr.	128,091	164,983	0	293,074
Philip T. Ruegger III	128,091	164,983	0	293,074
Todd C. Schermerhorn	80,357	165,040	0	245,397
Donald J. Shepard	151,181	164,983	0	316,164
Laurie J. Thomsen	148,091	164,983	0	313,074

(1)
All of the non-employee directors, other than Mr. Ruegger and Mr. Shepard, received all of their retainers and fees in cash. Mr. Ruegger and Mr. Shepard elected to receive the 2016 annual retainer and Mr. Shepard elected to receive his committee chair fee in the form of common stock units which will be accumulated in their respective deferred compensation plan account and distributed at a later date (Mr. Ruegger—1,084 common stock units and Mr. Shepard—1,280 common stock units). The table above does not include a value for dividend equivalents attributable to the common stock units received in lieu of cash fees because they are earned at the same rate as the dividends on the Company's common stock and are not preferential. As discussed above, the fees earned for all non-employee directors consist of an annual retainer, committee chair fees and a lead director or independent chairman annual retainer. Effective May 19, 2016, the non-employee director annual retainer increased from $125,000 to $130,000 and the Compensation Committee chair and Risk Committee chair fees each increased from $20,000 to $25,000. Mr. Schermerhorn, who was elected to the Board of Directors effective May 19, 2016, earned a pro-rated annual retainer of $80,357. Mr. Dasburg earned fees for acting in the capacity of Lead Director through August 18, 2016 and as independent Chairman from August 19, 2016 through December 31, 2016.

(2)
The dollar amounts represent the grant date fair value of deferred stock units granted in 2016, calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures, based on the closing market price on the NYSE of our common stock on the grant date. The dividend equivalents attributable to the annual deferred stock unit awards are deemed "reinvested" in additional deferred stock units and are distributed, together with the underlying deferred stock units, in the form of shares of our common stock beginning at least six months following termination of service as a director. In accordance with the SEC's rules, dividend equivalents on stock awards are not required to be reported because the amounts of future dividends are factored into the grant date fair value of the awards. For a discussion of annual deferred stock awards, see "—Annual Deferred Stock Award" above.

The following table provides information with respect to aggregate holdings of common stock units and unvested and vested deferred stock units beneficially owned by our non-employee directors at December 31, 2016. The amounts below include dividend equivalents credited (in the form of additional common stock units or deferred stock units, respectively) on common stock units and deferred stock units.

Name	Unvested Deferred Stock Units (#)	Common Stock Units and Vested Deferred Stock Units (#)

Alan L. Beller	1,591	26,008
John H. Dasburg	1,591	67,885
Janet M. Dolan	1,591	37,983
Kenneth M. Duberstein	1,591	54,648
Patricia L. Higgins	1,591	26,008
Thomas R. Hodgson	1,591	53,497
William J. Kane	1,591	8,640
Cleve L. Killingsworth Jr.	1,591	26,008
Philip T. Ruegger III	1,591	4,852
Todd C. Schermerhorn	1,525	0
Donald J. Shepard	1,591	27,040
Laurie J. Thomsen	1,591	39,001

On February 2, 2016, each non-employee director nominated for re-election to the Board was granted 1,556 deferred stock units (determined by dividing $165,000 by the closing market price on the NYSE of our common stock of $106.03 on February 2, 2016). The entire award is subject to forfeiture if a director leaves the Board prior to May 17, 2017.

SHARE OWNERSHIP INFORMATION

SHARE OWNERSHIP INFORMATION

5% Owners

The following table provides information about shareholders known to us to beneficially own more than 5% of our outstanding Common Stock.

Beneficial Owner	Amount and Nature of Beneficial Ownership of Company Stock		Percent of Company Common Stock

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	23,400,395	(1)	8.20%	(1)

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	18,648,575	(2)	6.57%	(2)

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	20,918,422	(3)	7.36%	(3)

(1)
As of December 31, 2016 and as reported on Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 27, 2017, BlackRock, Inc. had (1) sole voting power with respect to 19,434,055 shares of common stock and (2) sole dispositive power with respect to 23,400,395 shares of common stock held by BlackRock Japan Co Ltd, BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Fund Managers Ltd, BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Ltd, BlackRock Capital Management, BlackRock Life Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG and FutureAdvisor, Inc.

(2)
As of December 31, 2016 and as reported on Schedule 13G filed by State Street Corporation with the SEC on February 10, 2017, State Street Corporation had shared voting and dispositive power with respect to 18,648,575 shares of common stock held by State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Ltd, State Street Global Advisors France S.A., State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd. and State Street Global Advisors (Asia) Limited.

(3)
As of December 31, 2016 and as reported on Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2017, The Vanguard Group had (1) sole voting power with respect to 449,526 shares of common stock, (2) shared voting power with respect to 62,549 shares of common stock, (3) sole dispositive power with respect to 20,410,769 shares of common stock and (4) shared dispositive power with respect to 507,653 shares of common stock.

SHARE OWNERSHIP INFORMATION

Share Ownership of Directors and Executive Officers

The following table shows, as of March 21, 2017, the beneficial ownership of our common stock by each director and director nominee of the Company, each of the named executive officers, and all directors, director nominees and executive officers of the Company as a group.

	Number of Shares or Units Beneficially Owned as of March 21, 2017(1)

Name of Beneficial Owner	Shares Owned Directly and Indirectly(2)	Stock Options Exercisable Within 60 Days of March 21, 2017(3)	Stock Equivalent Units(4)	Total Stock-Based Ownership(5)

Alan D. Schnitzer	125,565	250,028	0	375,593
Jay S. Benet	85,223	180,453	0	265,676
Brian W. MacLean	123,322	557,372	0	680,694
William H. Heyman	243,414	54,979	0	298,393
Avrohom J. Kess	0	0	0	0
Alan L. Beller	0	0	0	0
John H. Dasburg	0	0	34,557	34,557
Janet M. Dolan	0	0	262	262
Kenneth M. Duberstein	3,761	0	3,339	7,100
Patricia L. Higgins	100	0	0	100
Thomas R. Hodgson	31,732	0	4,033	35,765
William J. Kane	739	0	0	739
Cleve L. Killingsworth Jr.	0	0	0	0
Philip T. Ruegger III	16,300	0	0	16,300
Todd C. Schermerhorn	0	0	0	0
Donald J. Shepard	0	0	0	0
Laurie J. Thomsen	2,480	0	1,134	3,614
All Directors and Executive Officers as a group (24 persons)(6)	813,417	1,442,654	43,325	2,299,396

(1)
Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to the shares owned. As of March 21, 2017, (A) no director or executive officer beneficially owned 1% or more of the outstanding common stock of the Company, and (B) the directors and executive officers of the Company as a group beneficially owned approximately 0.82% of the outstanding common stock of the Company (including common stock they can acquire within 60 days).

(2)
Included are (A) common shares owned outright; (B) common shares held in our 401(k) Savings Plan; (C) shares held by family members of the following: Mr. Schnitzer—13,147 shares held by his spouse and 93 shares held by Mr. Schnitzer as custodian for his children; Mr. Heyman—2,256 shares held by his spouse; and Ms. Thomsen—200 shares held by her spouse; and (D) the following shares which are held in trust: Mr. Benet—7,079 shares held in trusts; Mr. Hodgson—15,001 shares held in trust; and Ms. Thomsen—125 shares held in trust for which Ms. Thomsen is a nominal trustee. Mr. Heyman disclaims beneficial ownership of 250 shares held in trust for his stepson, and those shares are not included in the table.

(3)
The number of shares shown in this column are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days of March 21, 2017.

(4)
All non-employee directors hold deferred stock units granted under the Amended and Restated 2004 Stock Incentive Plan, the 2014 Stock Incentive Plan, the Deferred Compensation Plan for Non-Employee Directors or the legacy deferred stock plan of either St. Paul or TPC. This column lists those deferred stock units that would be distributed to directors in the form of shares of common stock within 60 days, if any of them were to have retired as a director on March 21, 2017. In addition, each director holds deferred stock units and common stock units which are not reflected in the table above because the units would not be distributed to directors in the form of common stock until at least six months following his or her retirement as a director.

See footnote (2) to the "Director Compensation for 2016" table on page 65 for detail regarding each director's common stock units and deferred stock unit holdings as of December 31, 2016.

(5)
These amounts are the sum of the number of shares shown in the prior columns.

(6)
Includes an aggregate of 46,140 shares of common stock beneficially owned by these individuals in trust and 15,718 shares of common stock held by family members.

ITEM 5 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

ITEM 5 – AMENDMENT TO THE TRAVELERS COMPANIES, INC. AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

Overview

On February 10, 2017, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved an additional amendment to the Amended and Restated 2014 Stock Incentive Plan (as proposed to be amended, the "Amended Plan"), subject to approval by our shareholders at this Annual Meeting. If approved by shareholders, the Amended Plan will increase the number of shares authorized for issuance under the plan by 2,500,000 shares.

The 2014 Stock Incentive Plan was originally approved by our shareholders on May 27, 2014, and was amended and restated by shareholders on May 19, 2016 (as so amended and restated, the "Existing Plan"). The Existing Plan is the Company's only compensation plan under which equity-based awards may be made. As outlined in the Compensation Discussion and Analysis section of this Proxy Statement, equity-based incentive compensation is an integral part of our compensation program, which is designed to reinforce a long-term perspective and to align the interests of our executives and non-employee directors with those of our shareholders. The proposed amendment will permit the Company to reward the efforts of its employees and its non-employee directors and to attract new personnel by providing incentives in the form of stock-based awards, including options to purchase shares of Common Stock, restricted stock units, performance shares and other stock-based awards.

Importance of the Amended and Restated 2014 Stock Incentive Plan

If shareholders do not approve this amendment to the Existing Plan, the shares available for future awards under the plan will be exhausted and we will be unable to issue stock-settled equity awards and would be reliant on cash-settled awards.

An inability to grant equity-based awards would have significant negative consequences to us and our shareholders including the following:

•
Inhibit Pay for Performance and Alignment with Shareholders.  As described above, with respect to our named executive officers and other senior employees of the Company, a key element of our compensation philosophy is to pay a meaningful portion of variable compensation in the form of stock-based awards as we believe that aligns employee and shareholder interests and drives long-term value creation.

•
Result in Increased Cash Compensation.  In order to attract and retain qualified personnel, we would likely be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity awards and would limit cash available for other purposes.

Features of the Amended Plan Designed to Protect Shareholder Interests

The Amended Plan includes several features designed to protect shareholder interests and to reflect our compensation philosophy:

•
No "evergreen" provision (i.e., no automatic increase in the number of shares available under the plan).

•
No grants of below-market stock options or stock appreciation rights ("SARs").

•
No repricing of stock options or SARs.
•
No payments of dividends or dividend equivalents on performance shares unless performance goals are satisfied and the underlying performance awards vest.

•
No payment of dividends or dividend equivalents on stock options or SARs.

•
Awards are subject to forfeiture/clawback pursuant to Company policy.

•
50% acquisition and completion of the transaction in order to trigger a change in control.

ITEM 5 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

Number of Shares Subject to the Amended Plan
•
10,000,000 shares were approved by shareholders to be available for grant at the time the 2014 Stock Incentive Plan was initially adopted in 2014.

•
An additional 4,400,000 shares were approved by shareholders to be available for grant at the Company's 2016 annual meeting of shareholders.

•
5,407,025 shares remain available for grant under the Existing Plan as of March 21, 2017.

•
If approved by shareholders, 2,500,000 additional shares would be made available for grant under the Amended Plan.
•
With respect to the equity awards granted in February 2017 in consideration of the 2016 performance year:

  •
  over 6,500 employees, more than 20% of our current employees, received a portion of their annual variable compensation in the form of equity-based awards;

  •
  less than 15% of the total grant date fair value was granted to our named executive officers; and

  •
  performance-based long-term stock incentives represented over 55% of the total direct compensation for our current Chief Executive Officer and an average of approximately 40% of the total direct compensation for our other named executive officers.

Share Usage Rate and Dilution
•
Our average share usage rate, sometimes referred to as unadjusted burn rate, over the three years ended December 31, 2016 (calculated as equity-based awards granted under our equity compensation plan for the relevant year, divided by average basic common shares outstanding for that year) was approximately 1.14%. Based on the average share usage rate, taking into account the 5,407,025 shares that remain available for grant under the Existing Plan as of March 21, 2017, plus the 2,500,000 additional shares recommended under this proposal, we expect to be able to continue to grant equity awards as an element of employee compensation for up to two more years.

•
The potential dilution (calculated as defined below) resulting from issuing all of the 2,500,000 additional shares authorized under the Amended Plan, plus the 5,407,025 shares that remain available for grant as of March 21, 2017, and taking into account outstanding awards, would be 6.98% on a fully-diluted basis.

The following table provides detail regarding the potential dilution resulting from the Amended Plan as of the Record Date, March 21, 2017:

Number of securities to be issued upon exercise of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity plans (excluding securities reflected in column one)	Number of additional shares requested to be made available for grant	Shares of common stock outstanding as of March 21, 2017	Dilution

13,078,044(1)	5,407,025(2)	2,500,000(3)	279,483,385	6.98%(4)

(1)
Consists of the following grants outstanding under our Amended and Restated 2004 Stock Incentive Plan and the Existing Plan: (a) 9,782,602 stock options (b) 1,168,279 performance shares and accrued dividend equivalents (c) 1,719,363 restricted stock units (d) 387,613 director deferred stock awards and associated dividend equivalents and (e) 20,187 common stock units credited to the deferred compensation accounts of certain non-employee directors in lieu of cash compensation, at the election of such directors. No right to dividends or dividend equivalents is provided on outstanding stock options.

The weighted average exercise price of the 9,782,602 stock options outstanding as of March 21, 2017, was $94.84 and the weighted average remaining term was 7.43 years.

(2)
Represents shares that are available for grant under the Existing Plan as of March 21, 2017.

(3)
Represents additional shares that will be available for grant under the Amended Plan if the proposed amendment to the Existing Plan is approved by shareholders.

(4)
Dilution is calculated by dividing (a) the sum of (1) the number of securities to be issued upon exercise of outstanding options, warrants and rights, (2) the 5,407,025 shares remaining available for grant under the Existing Plan as of March 21, 2017 and (3) the 2,500,000 additional shares requested to be made available for grant if this proposal is approved by shareholders by (b) the sum of (1), (2) and (3) above and the number of shares of Common Stock outstanding as of March 21, 2017.

ITEM 5 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

Stock Awards Granted under the Amended and Restated 2014 Stock Incentive Plan

No awards made under the Amended Plan prior to the date of the Annual Meeting were granted subject to shareholder approval of this proposal. The number and types of awards that will be granted under the Amended Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth information with respect to the number of outstanding stock options, restricted stock units, performance shares, director deferred stock units and common stock units that have been granted to the named executive officers and the specified groups set forth below under the 2014 Stock Incentive Plan as of March 21, 2017. On March 21, 2017, the closing price of the underlying shares of our Common Stock traded on the NYSE was $121.69 per share.

Name and Principal Position	Stock Options	Restricted Stock Units	Performance Shares(1)	Director Deferred Stock Awards and Common Stock Units(2)

Alan D. Schnitzer Chief Executive Officer	440,252	—	89,925	—

Jay S. Fishman(3) Former Executive Chairman of the Board	—	—	—	—

Jay S. Benet Vice Chairman and Chief Financial Officer	210,720	—	43,983	—

Brian W. MacLean President and Chief Operating Officer	313,056	9,974	54,245	—

William H. Heyman Vice Chairman and Chief Investment Officer	210,720	—	43,983	—

Avrohom J. Kess Vice Chairman and Chief Legal Officer	93,513	24,591	12,881	—

All executive officers as a group (12 persons)	1,903,275	34,565	377,286	—

All non-executive directors as a group (12 persons)	—	—	—	58,099

Each associate of the above-mentioned directors or executive officers	—	—	—	—

Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—	—

All employees (other than executive officers) as a group (8,307 persons)	4,358,452	1,680,265	790,994	—

(1)
The number of shares represents the target number of shares that could be issued underlying the performance-based performance share awards. Please see the "Compensation Discussion and Analysis" section of this Proxy Statement for additional details on the performance share awards.

(2)
Please see the "Non-Employee Director Compensation" section of this Proxy Statement for additional details regarding the non-employee director deferred stock awards and common stock units.

(3)
Mr. Fishman's estate did not hold any outstanding equity awards at March 21, 2017.

ITEM 5 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

Summary of Material Terms of the Amended Plan

The following summary of the material terms of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached hereto as Annex B.

Purpose

The purposes of the Amended Plan are to: (1) attract and retain employees, non-employee directors, consultants and other service providers of the Company and its affiliates ("Eligible Persons"); (2) provide Eligible Persons with incentive-based compensation in the form of Company Common Stock; (3) attract and compensate non-employee directors for service as Board and committee members; (4) encourage decision making based upon long-term goals; and (5) align the interest of Eligible Persons with that of the Company's shareholders by encouraging such persons to acquire a greater ownership position in the Company.

Types of Awards

The Amended Plan provides for grants of the following specific types of awards, and also permits other equity-based or equity-related awards (each, an "Award" and, collectively, "Awards"). Each Award will be evidenced by an award agreement (an "Award Agreement"), which will govern that Award's terms and conditions.

Stock Options and Stock Appreciation Rights (SARs)

A stock option entitles the recipient to purchase a share of Common Stock at an exercise price specified in the Award Agreement (including through net settlement or a cashless exercise through a broker facility, to the extent permitted by the Compensation Committee). The Amended Plan permits grants of stock options that qualify as "incentive stock options" under Section 422 of the Internal Revenue Code (ISOs) and nonqualified stock options. A SAR may entitle the recipient to receive shares of Common Stock, cash or other property on the exercise date having a value equal to the excess of the market value of the underlying shares of Common Stock on the exercise date over the exercise price specified in the Award Agreement. Stock options and SARs will become exercisable as and when specified in the Award Agreement, but not later than ten years after the date of grant. Vested and exercisable stock options and SARs that are in the money will generally be exercised automatically (through net settlement in the case of stock options) if they remain unexercised as of the Award expiration date. The Amended Plan provides that we may not reset the exercise price for previously granted stock options and SARs without obtaining shareholder approval and that we generally may not issue any stock options or SARs with an exercise price less than the closing trading price of a share of Common Stock on the NYSE on the date of grant. Grants of stock options and SARs are subject to the individual limits described below.

Restricted Stock and Restricted Stock Units ("RSUs")

Grants of restricted stock are shares of Common Stock that have been registered in the recipient's name, but that are subject to transfer restrictions and may be subject to forfeiture or vesting conditions for a period of time as specified in the Award Agreement. The recipient of restricted stock has the rights of a shareholder, including voting and dividend rights, subject to any restrictions and conditions specified in the Award Agreement. An RSU represents an unfunded, unsecured obligation by the Company to deliver a share of Common Stock (or cash or other securities or property) at a future date upon satisfaction of the conditions specified in the Award Agreement. The conditions, vesting and forfeiture provisions for awards of restricted stock and RSUs are within the discretion of the Compensation Committee.

Performance Awards

Performance awards entitle a recipient to future payments of Common Stock or other property (including cash) based upon the attainment of performance conditions established in writing by the Compensation Committee. Payment is made in cash, shares of Common Stock or any combination thereof, as determined by the Compensation Committee. The Award Agreement establishing a performance award may establish that a portion of an Award will be paid for performance that exceeds the minimum target but falls below the maximum target available to the Award. The relevant Award Agreement will also provide for the timing of payment as determined by the Compensation Committee. Grants of performance awards are subject to the individual limits described below.

The performance conditions upon which performance Awards may be based include one or more of the following: earnings per share; earnings before interest

ITEM 5 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

and tax; net income; adjusted net income; operating income; stock price; total shareholder return; market share; return on equity; cash return on equity; achievement of profit, loss and/or expense ratio; revenue targets; cash flows; book value; return on assets; return on capital; improvements in capital structure; revenues or sales; working capital; credit rating; improvement in workforce diversity; employee retention; closing of corporate transactions; customer satisfaction; or implementation, completion or attainment of products or projects. For purposes of defining performance conditions, the Compensation Committee may elect to exclude the impact of extraordinary or non-recurring items.

Other Stock-Based Awards

The Compensation Committee may issue unrestricted shares of Common Stock, or other awards denominated in Common Stock (including but not limited to phantom stock and deferred stock units), alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee may from time to time in its sole discretion determine.

Dividends and Dividend Equivalent Rights

An Award may, if determined by the Compensation Committee, provide for the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award, which payments may be made either currently or credited to an account for the Award recipient and may be settled in cash or Common Stock. Under the Amended Plan, no payments will be made in respect of dividends or dividend equivalent rights on any performance-based Awards unless and until the corresponding portion of the underlying Award is earned, and no dividends or dividend equivalent rights may be granted with respect to stock options or SARs.

Administration

Awards may be granted by the Compensation Committee of the Board or a subcommittee of the Compensation Committee, or such other committee of the Board or the full Board. Unless otherwise determined by the Board, any such committee will consist of no less than two directors who are intended to qualify as "independent directors" within the meaning of Rule 303A of the NYSE's Listed Company Manual, as "outside directors" within the meaning of Section 162(m), and as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange

Act. The Compensation Committee may at any time delegate to a committee of the Board or one or more officers of the Company some or all of the Committee's authority over the administration of the Amended Plan, subject to certain exceptions.

The number of employees selected to receive Awards will likely vary from year to year. The Compensation Committee has the authority to determine the type and timing of Awards, to select the Award recipients and to determine the terms of each Award, including, among other things, any modifications of the Award, applicable restrictions, termination and vesting conditions. The Compensation Committee has the authority to establish terms of Awards relating to a recipient's retirement, death, disability, leave of absence or termination of employment. The Compensation Committee also has the full and exclusive power to administer and interpret the Amended Plan and to adopt such administrative rules, regulations, procedures and guidelines governing the Amended Plan and the Awards as it may deem necessary in its discretion, from time to time.

Eligibility

Awards under the Amended Plan may be granted to employees, non-employee directors, consultants or other service providers with respect to the Company or its affiliates. As of December 31, 2016, there were approximately 17,600 such persons eligible, based on established criteria utilized by the Compensation Committee in determining awards. The Compensation Committee may also grant stock options, SARs, restricted stock, RSUs, performance awards or other Awards under the Amended Plan in substitution for, or in connection with the assumption of, existing options, SARs, restricted stock, RSUs, performance awards or other awards granted, awarded or issued by another entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or any subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Amended Plan to the extent the Compensation Committee at the time of the grant may deem appropriate.

Number of Shares Available for Issuance

The number of shares of Common Stock available and reserved for grant of Awards under the Amended Plan is 16,900,000, which may consist of shares that are

ITEM 5 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

authorized but unissued, or previously issued shares reacquired by the Company, or both. In addition, any shares subject to awards under the Amended and Restated 2004 Stock Incentive Plan that were outstanding as of May 27, 2014 (the date the 2014 Stock Incentive Plan was initially approved by shareholders) and subsequently expire, are cancelled, settled in cash or otherwise terminate without the issuance of shares of Common Stock will be available for award grants under the Amended Plan.

The Amended Plan provides that the following are not counted towards the maximum number of shares and are also available for future grants under the Amended Plan:

•
shares of Common Stock subject to an Award that expires unexercised, that is forfeited, terminated or canceled, that is settled in cash or other forms of property, or otherwise does not result in the issuance of shares of Common Stock, in whole or in part;

•
shares that are used by an Award recipient (whether delivered by the recipient or retained by the Company pursuant to the recipient's authorization) to pay the exercise price of stock options and shares used to pay withholding taxes on Awards generally; and

•
shares purchased by the Company in the open market using Option Proceeds (as defined in the Amended Plan); provided, however, that the increase in the number of shares of Common Stock available for grant pursuant to such market purchases shall not be greater than the number that could be repurchased at fair market value on the date of exercise of the stock option giving rise to such Option Proceeds.

In addition, the number of shares of Common Stock available for grant under the Amended Plan will not be reduced by shares subject to Awards granted under the Amended Plan upon the assumption of, or in substitution for, awards granted by a business or entity that is merged into or acquired by the Company.

Limitations of Number of Shares Granted; Adjustments

No person may, in any three calendar-year period, be granted Awards of stock options and SARs with respect to more than 3,000,000 shares of Common Stock under the Amended Plan, subject to adjustment as provided below.

No person may be granted, in any calendar year, performance Awards (1) in respect of more than

1,000,000 shares of Common Stock (if the Award is denominated in shares of Common Stock) or (2) having a maximum payment with a value greater than $15,000,000 (if the Award is not denominated in shares of Common Stock).

In the event of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, equity restructuring, distribution to shareholders other than regular cash dividends, or any similar transaction, the Compensation Committee is to make equitable adjustments to:

•
the maximum number and kind of shares available for issuance under the Amended Plan;

•
the maximum number of shares for which Awards may be granted during a specified period to any recipient; and

•
any other affected terms of Awards.

Repricing Prohibited

The Committee may not amend any stock option or SAR granted under the Amended Plan to decrease the exercise price or strike price thereof, or cancel a stock option or SAR (1) in exchange for a cash payment exceeding the fair market value of the shares covered by the Award over the corresponding exercise or strike price for such Award; or (2) in conjunction with the grant of any new stock option or SAR or other Award with a lower exercise price or strike price, or otherwise take any such action that would be treated under the rules of the NYSE as a "repricing" of such stock option or SAR, unless such amendment, cancellation or action is approved by the Company's shareholders in accordance with applicable law and rules of the NYSE.

Forfeiture/Clawback

Any Awards may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law, NYSE rules or as provided in the relevant Award Agreement.

Change of Control

Upon a Change of Control (as defined in the Amended Plan), the Amended Plan does not provide for automatic vesting or acceleration; however, the Compensation Committee may, in its discretion, at the time an Award is

ITEM 5 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

made or at any time prior to, coincident with or after the time of a Change of Control:

•
provide for the purchase or cancellation of such Awards, for an amount of cash (if any) equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;

•
make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change (including acceleration of vesting); and/or

•
cause the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control.

The Compensation Committee may, in its discretion, include such further provisions and limitations in any Award document as it may deem equitable and in the best interests of the Company.

Transferability; Deferrals

The Compensation Committee may permit (on such terms, conditions and limitations as it determines) an Award to be transferred or transferable to family members, charities or estate planning vehicles for no consideration and only to the extent permissible by law and, in the case of an ISO, to the extent permissible under Section 422 of the Internal Revenue Code. Other than as stated in the preceding sentence, no Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a recipient otherwise than by will or by the laws of descent and distribution.

The Compensation Committee may require or permit award recipients to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Amended Plan. It may also provide that deferred settlements include the payment or crediting of interest or dividend equivalents on the deferral amounts.

Amendment and Termination

The Board may amend, suspend or terminate the Amended Plan or any portion thereof at any time, provided that, (1) no amendment shall be made without shareholder approval if such approval is necessary in order for the Amended Plan to continue to comply with the rules of the NYSE or if such approval is necessary in order for the Company to avoid being denied a tax deduction under Section 162(m), and (2) no amendment, suspension or termination may materially adversely affect any outstanding Award without the consent of the person to whom such Award was made. The Amended Plan will terminate on February 5, 2024, unless terminated prior to that date.

U.S. Federal Income Tax Treatment of Plan Awards

The following is a brief summary of the principal U.S. federal income tax consequences of transactions under the Amended Plan based on current U.S. federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.

Non-Qualified Options.    No taxable income is realized by a participant upon the grant of a stock option. Upon the exercise of a nonqualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock for which the stock option is exercised over the aggregate stock option exercise price. Income and payroll taxes are required to be withheld by the participant's employer on the amount of ordinary income resulting to the participant from the exercise of a stock option. The amount recognized as income by the participant is generally deductible by the participant's employer for federal income tax purposes, subject to the possible limitations on deductibility of compensation paid to some executives under Section 162(m). The participant's tax basis in shares of Common Stock acquired by exercise of a stock option will be equal to the exercise price plus the amount taxable as ordinary income to the participant.

Upon a sale of the shares of Common Stock received by the participant upon exercise of the stock option, any gain or loss will generally be treated for federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of that stock. The participant's holding period for shares acquired upon the exercise of a stock option begins on the date of exercise of that stock option.

If the participant pays the exercise price in full or in part by using shares of previously acquired Common Stock, the exercise will not affect the tax treatment described above, and no gain or loss generally will be recognized

ITEM 5 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

to the participant with respect to the previously acquired shares. The shares received upon exercise which are equal in number to the previously acquired shares used will have the same tax basis as the previously acquired shares surrendered to us and will have a holding period for determining capital gain or loss that includes the holding period of the shares used. The value of the remaining shares received by the participant will be taxable to the participant as compensation. The remaining shares will have a tax basis equal to the fair market value recognized by the participant as compensation income, and the holding period will commence on the exercise date.

Incentive Stock Options.    No taxable income is realized by a participant upon the grant or exercise of an ISO; however, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. If shares of Common Stock are issued to a participant after the exercise of an ISO and if no disqualifying disposition of those shares is made by that participant within two years after the date of grant or within one year after the receipt of those shares by that participant, then:

•
upon the sale of those shares, any amount realized in excess of the option exercise price will be taxed to that participant as a long-term capital gain, and

•
the Company will be allowed no deduction.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, that disposition would be a "disqualifying disposition", and generally:

•
the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise, or, if less, the amount realized on the disposition of the shares, over the option exercise price, and

•
the Company will be entitled to deduct that amount.

Any other gain realized by the participant on that disposition will be taxed as short-term or long-term capital gain and will not result in any deduction to us. If a participant pays the exercise price in full or in part with previously acquired shares of Common Stock, the exchange will not affect the tax treatment of the exercise. Upon the exchange, no gain or loss generally will be recognized upon the delivery of the previously acquired shares to us, and the shares issued in replacement of the shares used to pay the exercise price will have the same basis and holding period for capital gain purposes as the previously acquired shares. A participant, however, would not be able to utilize the holding period for the previously acquired shares for purposes of satisfying the ISO statutory holding period requirements. Additional shares of Common Stock will have a basis of zero and a holding period that commences on the date the Common Stock is issued to the participant upon exercise of the ISO. If this exercise is effected using shares of Common Stock previously acquired through the exercise of an ISO, the exchange of the previously acquired shares may be a disqualifying disposition of that Common Stock if the holding periods discussed above have not been met.

If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as a nonqualified option.

Subject to some exceptions for disability or death, an ISO generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following a termination of employment.

Stock Appreciation Rights.    Upon the exercise of a SAR, the participant will recognize compensation income in an amount equal to the cash received plus the fair market value of any Common Stock received from the exercise. The participant's tax basis in the shares of Common Stock received on exercise of the SAR will be equal to the compensation income recognized with respect to the Common Stock. The participant's holding period for shares acquired after the exercise of a SAR begins on the exercise date. Income and payroll taxes are required to be withheld on the amount of compensation attributable to the exercise of the SAR, whether the income is paid in cash or shares. Upon the exercise of a SAR, the participant's employer will generally be entitled to a deduction in the amount of the compensation income recognized by the participant, subject to the requirements of Section 162(m), if applicable.

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.    Restricted stock that is subject to a substantial risk of forfeiture generally results in income recognition by the participant in an amount equal to the excess of the fair market value of the shares of stock over the purchase price, if any, of the restricted stock at the time the restrictions lapse.

ITEM 5 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

However, if permitted by the Company, a recipient of restricted stock may make an election under Section 83(b) of the Internal Revenue Code to instead be taxed on the excess of the fair market value of the shares granted, measured at the time of grant and determined without regard to any applicable risk of forfeiture or transfer restrictions, over the purchase price, if any, of such restricted stock. A participant who has been granted shares of Common Stock that are not subject to a substantial risk of forfeiture for federal income tax purposes will realize ordinary income in an amount equal to the fair market value of the shares at the time of grant. A recipient of RSUs, performance awards or other stock-based awards (other than restricted stock) will generally recognize ordinary income at the time that the award is settled in an amount equal to the cash and/or fair market value of the shares received at settlement. In each of these cases, the Company will have a corresponding tax deduction at the same time the participant recognizes such income, subject to the limitations of Section 162(m), if applicable.

Performance-Based Compensation Under Section 162(m)

Approval by shareholders of the Amended Plan will also constitute re-approval by shareholders of the material terms of the performance goals under which compensation may be paid for purposes of certain awards intended to qualify as "performance-based compensation" under Section 162(m). Under Section 162(m), the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation qualifies as "performance-based compensation" under Section 162(m). The material terms of the performance goals under the Amended Plan include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which performance goals are based and (3) the maximum amount of compensation that can be paid to an employee during a specified period. Each of these aspects is discussed in the summary above.

Registration with the SEC

If the amendment described in this Item 5 is approved by shareholders, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the shares of the Company's Common Stock to be registered pursuant to the Amended Plan, as soon as reasonably practicable following shareholder approval.

YOUR BOARD RECOMMENDS YOU VOTE "FOR" THE AMENDMENT
TO THE AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN.

ITEM 6 – SHAREHOLDER PROPOSAL

ITEM 6 – SHAREHOLDER PROPOSAL RELATING TO LOBBYING

First Affirmative Financial Network, LLC, located at 5475 Mark Dabling Boulevard, Suite 108, Colorado Springs, Colorado 80918, on behalf of its clients Brian Arbogast and Valerie Tarico who, together, are the beneficial holders of at least $2,000 in market value of the Company's common stock, has advised us that they plan to introduce the following resolution.

WHEREAS:

We believe in full disclosure of Travelers' direct and indirect lobbying activities and expenditures to assess whether Travelers' lobbying is consistent with its expressed goals and in the best interests of shareholders.

RESOLVED:

The shareowners of The Travelers Companies, Inc. ("Travelers") request the preparation of a report, updated annually, disclosing:

1.
Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.
Payments by Travelers used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.
Travelers' membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.
Description of management's decision making process and the Board's oversight for making payments described in section 2 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Travelers is a member. Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Travelers' website.

Shareholder Supporting Statement

As shareowners, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation. Travelers spent $6.14 million in 2014 and 2015 on federal lobbying (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states, where Travelers also lobbies but disclosure is uneven or absent. For example, Travelers spent $120,000 on lobbying in California for 2014 and 2015.

Travelers is a member of the Chamber of Commerce, which has spent more than $1.2 billion on lobbying since 1998. Travelers also belongs to the Business Roundtable, which spent over $34 million on lobbying in 2014 and 2015. A Travelers' director's ties to the Business Roundtable has attracted media scrutiny ("Lobbyists as Directors Test Rules for Corporate Boards," Wall Street Journal, October 4, 2016).

Travelers does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to Travelers' long-term interests. For example, as a large property and casualty insurer, Travelers is exposed to many risks from climate change ("Report: The Hartford, Travelers Taking Climate Change Seriously," Hartford Courant, October 20, 2016). Yet the Chamber has sued to block the EPA Clean Power Plan to address climate change. We are concerned that Travelers' membership in the Chamber presents reputational risks on the issue of climate change.

This proposal received approximately 44 percent support in 2016 out of votes cast for and against. We urge support for this proposal.

ITEM 6 – SHAREHOLDER PROPOSAL

Your Company's Response

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

The Board reached its decision to oppose this shareholder proposal after considering the Company's current policies and disclosures that already address many of the items requested by this proposal and the Board's judgment that greater disclosure than the Company already makes would not be in the best interests of shareholders, since, as discussed below, it would require disclosure of certain proprietary information that others may use without the applicable background or context and could place the Company at a competitive disadvantage.

As a company that operates in a highly regulated and competitive industry, it is important for the Company to evaluate and appropriately engage in the public policy making process. The Company engages in lobbying activities in the U.S. at the federal, state and local levels to effectively promote and advance the Company's position on a variety of public policy issues, specifically those that have an impact on the availability and pricing of products and services we provide to our customers and on the performance of our business. We believe the vast majority of our shareholders recognize this fact, as demonstrated by the outcome of a similar proposal submitted by the same proponent for consideration at the Company's 2016 annual shareholders' meeting where approximately 62% of the shares voting at the meeting did not support the proposal. Prior to 2017, similar proposals relating to political contributions were submitted to the Company five times, and were rejected by shareholders each time.

The Board Believes the Proposal is Unnecessary in Light of Travelers' Current Policies.    The Board believes that the Company's current policies and practices with regard to lobbying, together with applicable federal and state reporting requirements, appropriately balance the Company's interests in political participation and the public interest in disclosure.

•
The Company Conducts its Political Activities, including Lobbying, under the Oversight of an Independent Board Committee, Pursuant to a Publicly Disclosed Policy and in Compliance with Law. The Company is committed to participation in the political process in a thoughtful and responsible manner, and it does so under the oversight of the Nominating and Governance Committee of the Board, which is composed solely of independent directors. The corporate policy governing political activity, including lobbying activities, is available on the corporate governance page of the Company's website, www.travelers.com, which can be accessed by clicking on the "For Investors" link and then the "Corporate Governance" link. Lobbying activities on behalf of the Company require prior approval of the Company's Government Relations professionals. Also, the Company's Head of Government Relations reports semi-annually to the Nominating and Governance Committee on political activities, including lobbying activities, and public policy issues of priority to the Company. All dues and other payments made to relevant trade associations and similar entities are reviewed by the Company's Head of Government Relations and by the General Counsel and further, are reported to and reviewed by the Nominating and Governance Committee of the Board semi-annually. In addition, the Nominating and Governance Committee oversees the Company's policy regarding political activities, including lobbying activities, and any changes to that policy.

Further, the Nominating and Governance Committee's oversight of political activities includes the Company's membership in, and other support of, trade associations and other organizations. The Company's Government Relations staff and trade association colleagues promote and advance the Company's position on issues having a direct or indirect impact on its business. The Company's membership in a particular trade association does not suggest that it agrees with such association's position on every issue, nor does it suggest that the Company joined such association primarily due to its lobbying activities.

The Company annually reviews and, as appropriate, updates its political activity policy. Through this review process, and in part based on suggestions from shareholders, in the past, these changes have included (1) making more explicit the fact that the Nominating and Governance Committee has had, and continues to have, an oversight role with respect to relevant trade associations and similar entities and (2) expressly stating that Company decisions with respect to political expenditures and contributions have been, and will continue to be, made with the objective of furthering the Company's business interests.

ITEM 6 – SHAREHOLDER PROPOSAL

•
The Company Complies Fully with All Requirements Regarding Lobbying Activity and Disclosure. The Company's participation in the political process is governed by law, in addition to internal policy. The Company complies with all applicable laws and regulations pertaining to lobbying activities at the federal, state and local levels, including those requiring specific disclosures. These extensive disclosures required by applicable laws and regulations provide further transparency and public access to information regarding the scope of the Company's political involvement. For example, the Company makes quarterly and semi-annual filings under the Lobbying Disclosure Act. Such filings not only disclose lobbying costs but also specifically identify the issues and government entities lobbied. These filings are publicly available at www.senate.gov.

The Company discloses all contributions to state candidates and, if any, to entities organized under IRS Code Section 527 to advocate for or against a candidate. Pursuant to its current political activity policy and based in part on shareholder input, the Company discloses, annually on its website, corporate contributions to state and local candidates, candidate campaign committees and other political entities organized under 26 USC Sec. 527 (which includes entities organized for the express purpose of advocating for the election or defeat of a candidate). In its annual report on political contributions, the Company also provides a link to the Federal Election Commission site containing reports with respect to the Company's political action committee. Furthermore, the Company has not made any direct independent expenditures, at either the federal or state level, and does not currently have plans to do so.

The Board Believes the Proposal is Not in the Best Interest of the Company's Shareholders.    The shareholder proposed policy would require the Company to prepare a report annually and disclose payments used for direct or indirect lobbying and grassroots lobbying communications (including the amount and recipient) as well as the Company's membership in, and payments to, any tax exempt organization that writes or endorses model legislation.

The Company believes that adopting a policy as set forth in the proposal would result in an unnecessary and unproductive use of Company resources. In addition, by requiring disclosure of information regarding lobbying and grassroots communications as well as the Company's membership in certain tax exempt organizations, the adoption of the proposed policy would require disclosure of proprietary information. This could place the Company at a disadvantage against competitors, and against special interest groups not interested in shareholder value creation, by revealing its legislative strategies and priorities.

Further, the Company believes that disclosure of dues paid to trade associations and similar organizations that may engage in lobbying activities and make political campaign contributions or expenditures may risk misrepresenting our political activities. Trade associations operate on an independent basis and, as stated above, we do not agree with all positions taken by trade associations on issues. We join trade associations and similar organizations to further the Company's commercial interests, educate our employees or enhance our ability to serve customers. The Company's current practice is to deliver annually a written communication to trade associations where the Company pays in excess of $50,000 to belong (and to receive subsequent confirmation from those associations), affirming that the Company's dues must be used to pursue the Company's business interests and not to support efforts of little or no business consequence.

In summary, the Board is satisfied that the Company has in place a robust system of accountability and oversight and that Company assets are used for political objectives that are in the best long-term interest of the Company and its shareholders.

FOR THE ABOVE REASONS, YOUR BOARD RECOMMENDS YOU VOTE "AGAINST" THIS PROPOSAL.

ITEM 7 – SHAREHOLDER PROPOSAL

ITEM 7 – SHAREHOLDER PROPOSAL RELATING TO GENDER PAY EQUITY REPORT

The Office of the Comptroller of the City of New York, located at 1 Centre Street, New York, New York, 10007, in its capacity as the custodian and a trustee of the New York City Employees' Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers' Retirement System, and the New York City Police Pension Fund, and custodian of the New York City Board of Education Retirement System (the "Systems"), has advised us that it plans to introduce the following resolution. The Systems are the beneficial holder of 649,283 shares of our common stock.

RESOLVED:

Shareholders request that The Travelers Companies, Inc. report annually to the board and shareholders, identifying whether there exists a gender pay gap among the company's employees, and if so, the measures being taken (policies, programs, goals etc.) to eliminate any such pay disparities and to facilitate an environment that promotes opportunities for equal advancement for women. The gender pay gap is defined as the difference between male and female earnings expressed as a percentage of male earnings according to the Organization for Economic Cooperation and Development. The report should be prepared by December 2017 at reasonable cost and omit proprietary information.

Shareholder Supporting Statement

Women earn about 78 cents for every dollar earned by their male peers. Differences in age, education, years of experience etc. may explain some of this difference. However, a study by Glassdoor (Demystifying the Gender Pay Gap) of over 500,000 self-reported salary data points on its website shows that even after adjusting for these factors, there is an unexplained, statistically significant pay gap of 5.4% (the adjusted gender pay gap) between men and women in the US.

The study also revealed that the healthcare and insurance industries both have an adjusted gender pay gap of 7.2%—the largest of 25 industries studied. This means that women earn about 93 cents for every dollar earned by men "working in the same job title, same company, and with similar background and experience," (https://research-content.glassdoor.com/app/uploads/sites/2/2016/03/Glassdoor-Gender-Pay-Gap-Study.pdf). This gap is 33% higher than the average adjusted gender pay gap for the US.

The gender pay gap is real—salesforce.com commissioned an analysis of its salaries and spent $3 million correcting for statistically significant gender-based salary differences for 6% of its workforce.

Many studies conclude that diversity matters to company performance. Gender and ethnically diverse companies are likely to outperform by 15% and 35% respectively (http://www.mckinsey.com/business-functions/organization/our-insights/why-diversity-matters). This raises concerns about whether companies are positioned to attract the best talent, if similar work is not being equally compensated.

The gender pay gap is attracting attention. The Paycheck Fairness Act, which seeks to strengthen existing equal pay regulations, is pending in Congress; the President has taken executive actions, and 57 companies have signed the White House Equal Pay Pledge. Companies that file EEO-1 data on the breakdown of their workforce by race/ethnicity and gender across ten job categories, will soon have to submit compensation data across 12 pay bands. Massachusetts and NYC are taking actions to ban employers from asking applicants about previous pay.

Pay inequity and advancement opportunities are concerns for the insurance industry in which the company operates. It is over 60% female but only 17% of board seats and 10% of executive positions are held by women (http://www.sju.edu/int/academics/hsb/special/armi/pdf/IICFPresentation2015SJUStudyMEA.pdf). Farmers Insurance recently settled a gender pay discrimination lawsuit filed by over 300 of its female attorneys and agreed to undertake reforms, including increasing more women in higher salary grades (http://www.latimes.com/local/abcarian/la-me-abcarian-discrimination-settlement-20160624-snap-story.html).

ITEM 7 – SHAREHOLDER PROPOSAL

Your Company's Response

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:

The Company has a long-standing commitment to diversity and recognizes it as a business imperative. This commitment to diversity includes a commitment to gender diversity and gender pay equity among its employees. The Board of Directors oversees the Company's diversity efforts and monitors the Company's progress. The Company highlights its workplace diversity efforts on its website and discusses some of them below. The Board of Directors does not believe that preparing an additional report as requested by the proponent would enhance the Company's efforts to encourage diversity, create a diverse workforce or pay equitably.

Travelers Commitment to Diversity and Pay Equity.    As stated on our website, at Travelers we believe that diversity is not just good business, it's a business imperative. We are committed to valuing the diversity that exists among our workforce, our business partners, our customers and our communities. With respect to our workforce, we are committed to not only increasing diversity in our hiring at all levels but also fostering an inclusive environment where all employees, regardless of gender, can develop and thrive. Our diversity and inclusion efforts are led by our Chief Diversity Officer and our Diversity Council, which is chaired by our CEO and includes 12 senior executives.

Our commitment to diversity includes hiring a diverse workforce and fostering an inclusive work environment to allow all employees to reach their full potential. We provide learning and development opportunities for our employees, including career planning and mentoring assistance to help all employees prepare for advancement. Managers receive training on our policies that prohibit discrimination in employment, including in pay. There are controls in place relating to compensation decisions and a process for employee compensation reviews each year.

Board of Directors Oversight.    The Board of Directors encourages diversity within the Company and oversees the Company's diversity efforts. The Nominating and Governance Committee of the Board reviews the Company's strategies to encourage and increase diversity within the Company and oversees the Company's progress. The Nominating and Governance Committee meets on a regular basis with senior management, including our Chief Diversity Officer, to discuss our diversity and inclusion efforts and the results of those efforts. The Compensation Committee of the Board also meets with senior management on a regular basis to discuss the Company's efforts with regard to gender pay equity.

Our Commitment in Action.    Our commitment to diversity and inclusion is reflected in the Company's diversity initiatives, which include the following:

•
Inclusive Leadership Performance Objective. In recognition that managers throughout the Company have a responsibility to assist in building a diverse company and an inclusive culture, the Company added an Inclusive Leadership objective in all managers' 2017 performance objectives. The Inclusive Leadership objective is to purposefully foster a work environment where all employees are included and appreciated and to attract, retain, engage and develop employees from all cultures and backgrounds.

•
Appreciating Differences Diversity Training. The Company requires all employees—at all levels and in all functions—to participate in a dynamic, interactive diversity education program to understand how to leverage differences for shared success.

•
Diversity Speaks. The Company hosts a series of events for all employees called Diversity Speaks. The events are held with the mission of cultivating a culture that embraces the power of difference, a culture where all individuality is honored and diverse perspectives benefit all employees, customers, agents and the communities in which we work and live.

•
Diversity Networks. In 2008, the Company created diversity networks. These networks are voluntary organizations led by a team of employees dedicated to fostering a diverse and inclusive work environment. Open to all employees, the networks aim to assist in fostering the retention, development and success of our employees. In particular, the Company's current diversity networks include the Women's Diversity Network, which focuses on creating development opportunities for women within the Company, and the Women in Actuarial and Analytics Network, whose mission is to foster individualized development and increase representation of actuarial and analytics women.

ITEM 7 – SHAREHOLDER PROPOSAL

Data Requested.    The shareholder proposal requests creation of a report showing whether a gender pay gap (as defined in the proposal) exists among employees and measures being taken to eliminate such pay gap and to facilitate an environment that promotes opportunities for equal advancement of women. "Gender pay gap" as defined in the proposal is not a meaningful measure and does not account for many factors which impact pay, including, for example, location and responsibilities of the employee. We believe the creation of such a report would be costly, time-consuming and, in light of our long-standing efforts in this area, would not lead to meaningful gains in support of workforce diversity and gender pay equity. We believe that the Company has undertaken meaningful initiatives to create a diverse workforce in which all employees have access to advancement opportunities and are compensated based on appropriate factors, including performance.

In summary, the Company remains fully committed to our ongoing efforts to promote diversity and foster an inclusive environment for all employees throughout the Company, and we do not believe that this shareholder proposal would advance those goals.

FOR THE ABOVE REASONS, YOUR BOARD RECOMMENDS YOU VOTE "AGAINST" THIS PROPOSAL.

ITEM 8 – SHAREHOLDER PROPOSAL

ITEM 8 – SHAREHOLDER PROPOSAL RELATING TO DIVERSITY REPORT

Trillium Asset Management, LLC, located at Two Financial Center, 60 South Street, Suite 1100, Boston, MA 02111, has advised us that they plan to introduce the following resolution on behalf of Portfolio 21 Global Equity Fund. Portfolio 21 Global Equity Fund is the beneficial holder of at least $2,000 in market value of the Company's common stock.

WHEREAS:

A McKinsey & Company report found companies with highly diverse executive teams had higher returns on equity and earnings performance than those with low diversity.

Travelers Companies states that "At Travelers, diversity is not just good business, it's a business imperative" and "Diversity, and the ideas it brings, is essential for our success as an insurance company. Travelers values the unique abilities and talents each individual has to offer."

However, Travelers Companies does not disclose workforce data, or disclose results of diversity initiatives. As a result, shareholders have insufficient information to determine if Travelers Companies has a diverse workforce or has been successful in expanding diversity into senior roles.

Leading insurance companies such as MetLife and Allstate Corporation provide details of diversity programs and policies, and disclose workforce statistics consistent with data provided to the Equal Employment Opportunity Commission (EEOC).

Other financial services firms have also begun acknowledging the lack of gender diversity in senior roles and in August, 2016 seven global asset managers including Blackrock, Capital Group, and Fidelity, shared diversity statistics which show, on average, that women represent nearly one-half of their workforce but represent just one-quarter of senior staff.

Research from Mercer confirms that improving gender diversity will require greater attention to closing the gender pay gap. Owing to the widespread and general concern about gender and racial wage disparities the EEOC has recently finalized a new rule to stem wage discrimination by collecting pay data by gender, race and ethnicity in a dozen job categories.

Expanding workforce diversity and closing the wage gap also requires policies and programs that attract and retain diversity in the workplace. A company's family leave policies, for example, can play a role. McKinsey & Company reports that paid parental leave and the availability of on-site child care can significantly impact women's ability to rise to higher productivity roles and therefore perpetuate a gender wage gap. The best performing companies on gender diversity have implemented gender neutral policies that improve the workplace for both men and women, according to McKinsey.

Diversity benchmarks can help ensure companies hiring hundreds of financial professionals, such as Travelers Companies, create competitive workforces. Companies that are publicly accountable to diversity goals are most likely to make rapid progress toward achieving their goals.

RESOLVED:

Shareholders request that Travelers Companies prepare a diversity report, at a reasonable cost and omitting confidential information, available to investors including:

1.
A chart identifying employees according to gender and race in major EEOC-defined job categories, listing numbers or percentages in each category;

2.
A description of policies/programs focused on increasing gender and racial diversity in the workplace.

Shareholder Supporting Statement

A report adequate for investors to assess strategy and performance can include a review of appropriate time-bound benchmarks for judging current and future progress, and details of policies and practices designed to reduce unconscious bias in hiring and to build mentorship.

ITEM 8 – SHAREHOLDER PROPOSAL

Your Company's Response

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:

The Company has a long-standing commitment to diversity and recognizes it as a business imperative. The Board of Directors oversees the Company's diversity efforts and monitors the Company's progress. The Company highlights its workplace diversity policies and efforts on its website and discusses some of them below. The Board of Directors does not believe that preparing an additional report describing these policies or identifying employees according to standardized EEOC-defined job categories would enhance the Company's efforts to encourage diversity and create a diverse workforce.

Travelers Commitment to Diversity.    As stated on our website, at Travelers we believe that diversity is not just good business, it's a business imperative. We are committed to valuing the diversity that exists among our workforce, our business partners, our customers and our communities. With respect to our workforce, we are committed to not only increasing diversity in our hiring at all levels but also fostering an inclusive environment where all employees can develop and thrive. Our diversity and inclusion efforts are led by our Chief Diversity Officer and our Diversity Council, which is chaired by our CEO and includes 12 senior executives.

As part of our commitment to diversity, we endeavor to:

•
Hire a diverse workforce to reflect the communities in which we do business.  Travelers values the unique abilities and talents each individual brings to the organization, and recognizes that we benefit in numerous ways from differences in culture, ethnicity, national origin, race, color, religion, gender, age, disability and sexual orientation.

•
Foster an inclusive environment for all employees.  The Company fosters an inclusive work environment to allow all employees to reach their full potential.

•
Provide learning and development opportunities to advance diverse leaders.  The Company provides learning and development opportunities, including career planning and mentoring assistance, to help all employees prepare for advancement.
•
Explore diverse markets today to tap into tomorrow's opportunities.  The Company is dedicated to creating a pipeline of diverse candidates.

Board of Directors Oversight.    The Board of Directors encourages diversity within the Company and oversees the Company's diversity efforts. The Nominating and Governance Committee of the Board reviews the Company's strategies to encourage and increase diversity within the Company and oversees the Company's progress. The Nominating and Governance Committee meets on a regular basis with senior management, including our Chief Diversity Officer, to discuss our diversity and inclusion efforts and the results of those efforts.

Our Commitment in Action.    Our commitment to diversity is reflected in the Company's diversity initiatives, which include the following:

•
Inclusive Leadership Performance Objective.  In recognition that managers throughout the Company have a responsibility to assist in building an inclusive culture, the Company added an Inclusive Leadership objective in all managers' 2017 performance objectives. The Inclusive Leadership objective is to purposefully foster a work environment where all employees are included and appreciated and to attract, retain, engage and develop employees from all cultures and backgrounds.

•
Appreciating Differences Diversity Training.  The Company requires all employees—at all levels and in all functions—to participate in a dynamic, interactive diversity education program to understand how to leverage differences for shared success.

•
Diversity Speaks.  The Company hosts a series of events for all employees called Diversity Speaks. The events are held with the mission of cultivating a culture that embraces the power of difference, a culture where individuality is honored and diverse perspectives benefit all employees, customers, agents and the communities in which we work and live.

•
Diversity Networks.  In 2008, the Company created diversity networks. These networks are voluntary organizations led by a team of employees dedicated to fostering a diverse and inclusive work environment. Open to all employees, the networks aim to assist the Company in fostering the retention,

ITEM 8 – SHAREHOLDER PROPOSAL

  development and success of our employees. The Company's current diversity networks include, an Asian Diversity Network, Black/African American Diversity Network, disAbility Network, Hispanic/Latino Diversity Network, LGBT & Allies Diversity Network, Military and Veterans Diversity Network and Women's Diversity Network.

•
Travelers Education Access Initiative.  To ensure a qualified diverse workforce for tomorrow, the Company contributes to a wide range of educational projects today. In 2007, the Company launched the Travelers EDGE: Empowering Dreams for Graduation and Employment, a program designed to increase access to higher education for underrepresented students. The program is aimed at:

•
Increasing the pipeline of underrepresented students to college.

•
Helping students from underrepresented communities graduate from college.

•
Building awareness of careers in insurance and financial services among those underrepresented students.

As part of the Travelers EDGE program, to build awareness of careers in insurance and financial services, the Company offers a combination of professional development and mentorship opportunities provided by Company employees, as well as internship opportunities at the Company.

Recognition as a Leader in Diversity.    Our commitment to diversity and inclusion have been recognized by outside organizations. Recent recognitions include:

•
DiversityInc.—25 Noteworthy Companies

•
Human Rights Campaign Foundation—Best Places to Work for LGBT Equality

•
Savoy Magazine—A Best Place to Work

•
Forbes Magazine—America's Best Employers

Data Requested.    The shareholder proposal requests that we create a report showing, among other things, a chart identifying employees according to gender and race in major EEOC-defined job categories, listing number and percentages in each category. The Company files this information annually with the EEOC (Equal Employment Opportunity Commission) on a confidential Form EEO-1. This confidential standard form requires companies to categorize their workforce solely by gender and race according to EEOC-defined generalized job categories that are applied across a broad variety of industries and companies. These generalized EEOC-defined job categories, which are designed to elicit data from a wide swath of companies in a variety of industries, do not take into account any company or industry specific job descriptions or responsibilities. Accordingly, we believe that providing a chart with this standardized EEO-1 data would not provide shareholders with meaningful information regarding our diversity efforts or accurately measure our commitment to diversity or otherwise further our goal to increase and foster workforce diversity and inclusion.

In summary, the Company remains fully committed to our ongoing efforts to promote diversity and foster an inclusive environment for all employees throughout the Company, and we do not believe that this shareholder proposal would advance those goals.

FOR THE ABOVE REASONS, YOUR BOARD RECOMMENDS YOU VOTE "AGAINST" THIS PROPOSAL.

GENERAL INFORMATION

GENERAL INFORMATION

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board's solicitation of proxies to be voted at our Annual Meeting of Shareholders to be held on May 18, 2017, and at any postponements or adjournments of the Annual Meeting. We have either

(1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

Who is entitled to vote?

Shareholders as of the close of business on March 21, 2017 may vote at the Annual Meeting. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•
Held directly in your name as "shareholder of record" (also referred to as "registered shareholder");
•
Held for you in an account with a broker, bank or other nominee (shares held in "street name")—street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or nominee how to vote their shares; and

•
Credited to your account in the Company's 401(k) Savings Plan.

What constitutes a quorum?

A majority of the shares of common stock entitled to vote must be present or represented by proxy to constitute a quorum at the Annual Meeting. Abstentions and shares represented by "broker non-votes", as described below, are counted as present and entitled to vote for purposes of determining a quorum. On the Record Date, 279,483,385 shares of the Company's common stock were outstanding, and each share is entitled to one vote at the Annual Meeting.

What is a "broker non-vote" and how does it affect voting on each item?

A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker on a proposal and your broker does not have discretionary authority to vote on such proposal.

See below for a discussion of which proposals permit discretionary voting by brokers and the effect of a broker non-vote.

GENERAL INFORMATION

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

	Vote Required	Voting Options	Board Recommendation(2)	Broker Discretionary Voting Allowed	Impact of Abstain Vote

Item 1: Election of the 12 director nominees listed in this Proxy Statement	Majority of votes cast—"FOR" must exceed "AGAINST" votes(1)	"FOR" "AGAINST" "ABSTAIN"	"FOR"	No	None

Item 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017		"FOR" "AGAINST" "ABSTAIN"	"FOR"	Yes(3)	"AGAINST"

Item 3: Non-binding vote on the frequency of future votes on executive compensation		"ONE YEAR" "TWO YEARS" "THREE YEARS" "ABSTAIN"	"ONE YEAR"	No(3)	"AGAINST"

Item 4: Non-binding vote to approve executive compensation	Majority of votes present in person or by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting	"FOR" "AGAINST" "ABSTAIN"	"FOR"	No(3)	"AGAINST"

Item 5: Amendment to the Amended and Restated 2014 Stock Incentive Plan		"FOR" "AGAINST" "ABSTAIN"	"FOR"	No(3)	"AGAINST"

Item 6: Shareholder proposal relating to lobbying, if presented at the Annual Meeting		"FOR" "AGAINST" "ABSTAIN"	"AGAINST"	No(3)	"AGAINST"

Item 7: Shareholder proposal relating to gender pay equity report, if presented at the Annual Meeting		"FOR" "AGAINST" "ABSTAIN"	"AGAINST"	No(3)	"AGAINST"

Item 8: Shareholder proposal relating to diversity report, if presented at the Annual Meeting		"FOR" "AGAINST" "ABSTAIN"	"AGAINST"	No(3)	"AGAINST"

(1)
In an uncontested election of directors at which a quorum is present, if any nominee for director receives a greater number of votes "AGAINST" his or her election than votes "FOR" such election, our Governance Guidelines require that such person must promptly tender his or her resignation to the Board following certification of the shareholder vote. Our Governance Guidelines further provide that the Nominating and Governance Committee will then consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee's recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. Cumulative voting in the election of directors is not permitted.

(2)
If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board's recommendation.

(3)
A broker non-vote will have no effect unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting is required in order to approve the item as described in the column "Vote Required" above, then a broker non-vote will have the same effect as a vote "AGAINST." A broker non-vote will not count as a vote for or against a director and will have no effect on the outcome of the election of the 12 director nominees disclosed in this Proxy Statement.

GENERAL INFORMATION

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes. Representatives of

American Election Services, LLC will act as inspectors of election.

How do I vote my shares without attending the Annual Meeting?

If you are a shareholder of record or hold shares through our 401(k) Savings Plan, you may vote by granting a proxy. Specifically, you may vote:

•
By Internet—You may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or proxy card in order to vote by Internet.

•
By Telephone—You may submit your proxy by using a touch-tone telephone to dial (800) 690-6903 and following the recorded instructions. You will need the 16-digit number included on your Notice or proxy card in order to vote by telephone.

•
By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 17, 2017 for the voting of shares held by shareholders of record or held in street name and at 11:59 p.m. (Eastern Daylight Time) on May 16, 2017 for the voting of shares held by current and former employees through the Company's 401(k) Savings Plan.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 17, 2017.

Mailed proxy cards with respect to shares held by current and former employees through the Company's 401(k) Savings Plan must be received no later than May 16, 2017.

What if I receive more than one Notice or Proxy Card about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

May I revoke my proxy or change my vote?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may revoke your proxy or change your vote by:

•
Sending a written statement to that effect to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than May 17, 2017;

•
Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 17, 2017;
•
Submitting a properly signed proxy card with a later date that is received no later than May 17, 2017; or

•
Attending the Annual Meeting, revoking your proxy and voting in person.

If you are a current or former employee and hold shares through Travelers' 401(k) Savings Plan, you may change your vote and revoke your proxy by any of the first three methods listed if you do so no later than 11:59 p.m. (Eastern Daylight Time) on May 16, 2017. You cannot, however, revoke or change your proxy with respect to shares held through the Company's 401(k)

GENERAL INFORMATION

Savings Plan after that date, and you cannot vote those shares in person at the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

How do I vote my shares in person at the Annual Meeting?

First, as discussed below, you must satisfy the requirements for admission to the Annual Meeting. Then, if you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice, proxy card or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Shares held by current and former employees through the Company's 401(k) Savings Plan cannot be voted in person at the Annual Meeting.

What do I need to be admitted to the Annual Meeting?

You will need a form of personal identification (such as a driver's license) along with either your Notice, proxy card or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting, you must present proof of your ownership of The Travelers Companies, Inc. stock, such as a bank or brokerage account statement.

Are there other things I should know if I intend to attend the Annual Meeting?

Please note that no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. In addition, we have hired Morrow Sodali LLC to solicit proxies. We expect to pay Morrow Sodali LLC a fee of $15,000 plus reasonable expenses for these services.

GENERAL INFORMATION

What is "householding" and how does it affect me?

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as "householding", provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (866) 540-7095 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Travelers Investor Relations Department, 485 Lexington Avenue, 3140-NY08EX, New York, New York 10017, 917-778-6844.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, a company's chief accounting officer and persons who beneficially own more than 10% of a company's common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and on written representations from our executive officers, directors and chief accounting officer, we believe that our executive officers, directors and chief accounting officer complied with all Section 16(a) filing requirements during 2016.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

If any shareholder wishes to propose a matter for consideration at our 2018 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, at the Company's principal executive office located at 485 Lexington Avenue, New York, New York 10017. To be eligible under the SEC's shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2018 Annual Meeting Proxy Statement and form of proxy to be made available in April 2018, a proposal must be received by our Corporate Secretary on or before December 1, 2017. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Our bylaws require timely notice of business to be brought before a shareholders' meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive office not less than 90 days nor more than 120 days prior the first anniversary of the date of the preceding year's annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is more than 30 days before or 70 days after such anniversary date or, if no such meeting was held in the preceding year, notice by a shareholder shall be timely only if received (a) not earlier than 120 days prior to such annual meeting and (b) not less than 90 days before such annual meeting or, if later, within ten days after the first public announcement of the date of such annual meeting. Our bylaws, which have other informational requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders meeting, are posted on our website at www.travelers.com under "For Investors: Corporate Governance; Amended and Restated Bylaws".

In addition, in 2016 the Board of Directors implemented proxy access. For information regarding submission of a director nominee using the Company's proxy access bylaw, see "Director Nominations—Proxy Access" in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2016 regarding the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity Compensation plans approved by security holders(1)	12,147,338	(2)	$87.34 per share	(3)	8,429,404	(4)

(1)
In addition to the Amended and Restated 2004 Stock Incentive Plan and the 2014 Stock Incentive Plan, also included are certain plans for employees in the United Kingdom and the Republic of Ireland and The Travelers Deferred Compensation Plan for Non-Employee Directors. Shares delivered under these plans are issued pursuant to the Amended and Restated 2004 Stock Incentive Plan and the 2014 Stock Incentive Plan.

(2)
Consists of the following as of December 31, 2016: (i) 8,593,760 stock options, (ii) 1,335,981 performance shares and dividend equivalents accrued thereon (assuming issuance of 100% of performance shares granted), (iii) 1,825,666 restricted stock units, (iv) 297,483 director deferred stock awards and dividend equivalents accrued thereon and (v) 94,448 common stock units credited to the deferred compensation accounts of certain non-employee directors in lieu of cash compensation, at the election of such directors. No right to dividends or dividend equivalents is granted on outstanding stock options.

(3)
The weighted average exercise price relates only to stock options and is as of December 31, 2016. The calculation of the weighted average exercise price does not include outstanding equity awards that are received or exercised for no consideration and also does not include common stock units credited to the deferred compensation accounts of certain non-employee directors at fair market value in lieu of cash compensation at the election of such directors.

(4)
Represents shares that are available for grant under the 2014 Stock Incentive Plan as of December 31, 2016.

OTHER BUSINESS

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxyholders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Wendy C. Skjerven
Corporate Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.travelers.com) and click on "SEC Filings" under "Financial Information" under the "For Investors" heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Corporate Secretary The Travelers Companies, Inc. 485 Lexington Avenue New York, NY 10017

ANNEX A – RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

ANNEX A – RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES AND SELECTED DEFINITIONS

Operating income (loss) is net income (loss) excluding the after-tax impact of net realized investment gains (losses). Operating income per diluted share is operating income on a per diluted common share basis.

Return on equity is the ratio of net income (loss) less preferred dividends to average shareholders' equity for the periods presented. Average shareholders' equity is (a) the sum of total shareholders' equity excluding preferred stock at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two. Operating return on equity is the ratio of operating income (loss) less preferred dividends to adjusted average shareholders' equity for the periods presented. Adjusted shareholders' equity is shareholders' equity excluding net unrealized investment gains (losses), net of tax, net realized investment gains (losses), net of tax, for the period presented and preferred stock. Adjusted average shareholders' equity is (a) the sum of adjusted shareholders' equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two. Average annual operating return on equity over a period is the ratio of: (a) the sum of operating income less preferred dividends for the periods presented to (b) the sum of the adjusted average shareholders' equity for all years in the period presented.

In the opinion of the Company's management, operating income, operating income per diluted share and operating return on equity are important indicators of how well management creates value for its shareholders through its operating activities and its capital management. Financial statement users also consider operating income when analyzing the results and trends of insurance companies. These measures exclude net realized investment gains (losses), net of tax, which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends. Internally, the Company's management uses operating income, operating income per diluted share and operating return on equity to evaluate performance against historical results and establish financial targets on a consolidated basis.

Book value per share is total common shareholders' equity divided by the number of common shares outstanding. Adjusted book value per share is total common shareholders' equity excluding the after-tax impact of net unrealized investment gains and losses, divided by the number of common shares outstanding. In the opinion of the Company's management, adjusted book value per share is useful in an analysis of a property casualty company's book value per share as it removes the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax), which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

Underwriting gain (loss) is net earned premiums and fee income less claims and claim adjustment expenses and insurance-related expenses. In the opinion of the Company's management, it is important to measure profitability excluding the results of investing activities, which are managed separately from the insurance business. This measure is used to assess business performance and as a tool in making business decisions. Underwriting gain, excluding the impact of catastrophes and net favorable prior year loss reserve development, is the underwriting gain (loss) adjusted to exclude claims and claim adjustment expenses, reinstatement premiums and assessments related to catastrophes and loss reserve development related to time periods prior to the current year. In the opinion of the Company's management, this measure is meaningful to users of the financial statements to understand the Company's periodic earnings and the variability of earnings caused by the unpredictable nature (i.e., the timing and amount) of catastrophes and loss reserve development. This measure is also referred to as underlying underwriting margin or underlying underwriting gain (loss).

A catastrophe is a severe loss, resulting from natural and man-made events, including risks such as fire, earthquake, windstorm, explosion, terrorism and other similar events. Each catastrophe has unique characteristics and catastrophes are not predictable as to timing or amount. Their effects are included in net and operating income and claims and claim adjustment expense reserves upon occurrence. A catastrophe may result in the payment of reinsurance reinstatement premiums and assessments from various pools. In the opinion of the Company's management, a discussion

ANNEX A – RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

of the impact of catastrophes is meaningful to users of the financial statements to understand the Company's periodic earnings and the variability in periodic earnings caused by the unpredictable nature of catastrophes.

Net favorable (unfavorable) prior year loss reserve development is the increase or decrease in incurred claims and claim adjustment expenses as a result of the re-estimation of claims and claim adjustment expense reserves at successive valuation dates for a given group of claims, which may be related to one or more prior years. In the opinion of the Company's management, a discussion of loss reserve development is meaningful to users of the financial statements as it allows them to assess the impact between prior and current year development on incurred claims and claim adjustment expenses, net and operating income (loss), and changes in claims and claim adjustment expense reserve levels from period to period.

We have included the following tables to provide a reconciliation or a calculation of the above terms used in this Proxy Statement: (i) net income to operating income less preferred dividends, (ii) shareholders' equity to adjusted shareholders' equity, which are components of the return on equity and operating return on equity ratios, (iii) calculation of return on equity and operating return on equity and calculation of average annual operating return on equity from January 1, 2007, through December 31, 2016, (iv) net income per diluted share to operating income per diluted share, (v) book value per share to adjusted book value per share and (vi) components of net income.

Reconciliation of Net Income to Operating Income less Preferred Dividends

	Twelve Months Ended December 31,
($ in millions, after-tax)	2016	2015	2014	2013	2012	2011	2010	2009	2008	2007

Net income	$3,014	$3,439	$3,692	$3,673	$2,473	$1,426	$3,216	$3,622	$2,924	$4,601
Less: Net realized investment gains/(losses)	47	2	51	106	32	36	173	22	(271)	101

Operating income	2,967	3,437	3,641	3,567	2,441	1,390	3,043	3,600	3,195	4,500
Less: Preferred dividends	—	—	—	—	—	1	3	3	4	4

Operating income, less preferred dividends	$2,967	$3,437	$3,641	$3,567	$2,441	$1,389	$3,040	$3,597	$3,191	$4,496

Reconciliation of Shareholders' Equity to Adjusted Shareholders' Equity

	As of December 31,
($ in millions)	2016	2015	2014	2013	2012	2011	2010	2009	2008	2007	2006

Shareholders' equity	$23,221	$23,598	$24,836	$24,796	$25,405	$24,477	$25,475	$27,415	$25,319	$26,616	$25,135
Less: Net unrealized investment gains (losses), net of tax	730	1,289	1,966	1,322	3,103	2,871	1,859	1,856	(146)	620	453
Net realized investment gains (losses), net of tax	47	2	51	106	32	36	173	22	(271)	101	8
Preferred stock	—	—	—	—	—	—	68	79	89	112	129

Adjusted shareholders' equity	$22,444	$22,307	$22,819	$23,368	$22,270	$21,570	$23,375	$25,458	$25,647	$25,783	$24,545

Calculation of Return on Equity and Operating Return on Equity and Calculation of Average Annual Operating Return on Equity from January 1, 2007 through December 31, 2016

	Twelve Months Ended December 31,
($ in millions, after-tax)	2016	2015	2014	2013	2012	2011	2010	2009	2008	2007

Net income, less preferred dividends	$3,014	$3,439	$3,692	$3,673	$2,473	$1,425	$3,213	$3,619	$2,920	$4,597
Average shareholders' equity	24,182	24,304	25,264	25,099	25,192	25,075	26,601	26,902	25,649	25,596

Return on equity	12.5%	14.2%	14.6%	14.6%	9.8%	5.7%	12.1%	13.5%	11.4%	18.0%

Operating income, less preferred dividends	$2,967	$3,437	$3,641	$3,567	$2,441	$1,389	$3,040	$3,597	$3,191	$4,496
Adjusted average shareholders' equity	22,386	22,681	23,447	23,004	22,158	22,806	24,285	25,777	25,668	25,350

Operating return on equity	13.3%	15.2%	15.5%	15.5%	11.0%	6.1%	12.5%	14.0%	12.4%	17.7%

Average annual operating return on equity for the period Jan. 1, 2007 through Dec. 31, 2016	13.4%

ANNEX A – RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Reconciliation of Net Income per Diluted Share to Operating Income per Diluted Share

	Twelve Months Ended December 31,
	2016	2015

Diluted income per share
Net income	$10.28	$10.88
Less: Net realized investment gains	0.16	0.01

Operating income	$10.12	$10.87

Reconciliation of Book Value per Share to Adjusted Book Value per Share

	As of December 31,
($ in millions)	2016	2015	2014	2013	2012	2011	2010	2009	2008	2007	2006

Book value per share	$83.05	$79.75	$77.08	$70.15	$67.31	$62.32	$58.47	$52.54	$43.12	$42.22	$36.86
Less: Net unrealized investment gains (losses), net of tax	2.61	4.36	6.10	3.74	8.22	7.31	4.28	3.56	(0.25)	0.97	0.65

Adjusted book value per share	$80.44	$75.39	$70.98	$66.41	$59.09	$55.01	$54.19	$48.98	$43.37	$41.25	$36.21

Components of Net Income

	Twelve Months Ended December 31,
($ in millions, after-tax)	2016	2015	2014	2013	2012	2011	2010	2007	2006

Underwriting gain excluding the impact of catastrophes and net favorable prior year reserve development (underlying underwriting gain)	$1,265	$1,446	$1,430	$1,277	$888	$451	$715	$1,457	$1,354
Impact of catastrophes	(576)	(338)	(462)	(387)	(1,214)	(1,669)	(729)	(109)	(67)
Impact of net favorable prior year reserve development	510	617	616	552	622	473	818	351	255

Underwriting gain (loss)	1,199	1,725	1,584	1,442	296	(745)	804	1,699	1,542
Net investment income	1,846	1,905	2,216	2,186	2,316	2,330	2,468	2,915	2,712
Other, including interest expense	(78)	(193)	(159)	(61)	(171)	(195)	(229)	(114)	(54)

Operating income	2,967	3,437	3,641	3,567	2,441	1,390	3,043	4,500	4,200
Net realized investment gains	47	2	51	106	32	36	173	101	8

Net income	$3,014	$3,439	$3,692	$3,673	$2,473	$1,426	$3,216	$4,601	$4,208

The following terms are also used in this Proxy Statement and are defined as follows:

•
Book value per share growth is the percentage change in book value per share over the specified time period.

•
Adjusted book value per share growth is the percentage change in adjusted book value per share over the specified time period.

•
Total shareholder return is the percentage change in the stock price and the cumulative amount of dividends, assuming dividend reinvestment, from the stock price at the beginning of the specified period.

•
Retention is the amount of exposure a policyholder company retains on any one risk or group of risks.

•
Renewal rate change is the estimated change in average premium on policies that renew, excluding exposure changes.

•
New business is the amount of written premium related to new policyholders and additional products sold to existing policyholders.

ANNEX B

THE TRAVELERS COMPANIES, INC.
AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

1.    Purpose.    The purposes of The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan (the "Plan") are (i) to attract and retain Eligible Persons by providing competitive compensation opportunities, (ii) to provide Eligible Persons with incentive-based compensation in the form of Company Common Stock, (iii) to attract and compensate non-employee directors for service as Board and committee members, (iv) to encourage decision making based upon long-term goals, and (v) to align the interest of Eligible Persons with that of the Company's shareholders by encouraging such persons to acquire a greater ownership position in the Company.

2.    Definitions.    Wherever used herein, the following terms shall have the respective meanings set forth below:

  "Award" means an award to a Participant made in accordance with the terms of the Plan.

  "Board" means the Board of Directors of the Company.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  "Company" means The Travelers Companies, Inc.

  "Committee" means the Compensation Committee of the Board, or a subcommittee of that committee, or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan. Unless otherwise determined by the Board, the Committee shall consist of no less than two directors, all of whom shall be intended to qualify as "independent directors" within the meaning of Rule 303A of the New York Stock Exchange, as "outside directors" within the meaning of Section 162(m) of the Code, and as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act.

  "Common Stock" means the common stock of the Company.

  "Change of Control" means the first to occur of (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than a Permitted Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the then-outstanding Common Stock, other than pursuant to a purchase of Common Stock from the Company; (ii) individuals who constitute the Board on the effective date of this Plan, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on the effective date of this Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board on the effective date of this Plan; (iii) any plan or proposal for the liquidation of the Company is adopted by the shareholders of the Company; (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed (in one or a series of related transactions) to any person or group other than Permitted Holders; or (v) the consummation of a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other entity resulting from such Transaction in substantially the same proportion as their ownership of the voting power of the Company immediately prior to such Transaction. Notwithstanding the foregoing, for purposes of Awards hereunder that are subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder ("Code Section 409A"), no Change of Control shall be deemed to have occurred upon an event described in clauses (i) through (v) above that would have the effect of changing the time of payment of such Award unless such event would also constitute a change in the ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company for purposes of Code Section 409A.

  "Eligible Person" means an employee, non-employee director, consultant or other service provider with respect to the Company or its affiliates.

ANNEX B

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

  "Fair Market Value" means, as of a specified date, unless otherwise determined by the Committee, the closing trading price of a share of Common Stock on the New York Stock Exchange or on any national securities exchange on which the shares of Common Stock are then listed, or if the shares were not traded on such date, then on the immediately preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select.

  "ISO" means an incentive stock option as defined in Section 422 of the Code.

  "Option Proceeds" means the cash actually received by the Company for the exercise price in connection with the exercise of a stock option granted under the Plan plus the tax benefit that could be realized by the Company as a result of such stock option exercise, which tax benefit shall be determined by multiplying (a) the amount that is deductible for federal income tax purposes as a result of such stock option exercise (currently, equal to the amount upon which the Participant's withholding tax obligation is calculated) times (b) the maximum federal corporate income tax rate for the year of exercise. To the extent a Participant pays the exercise price and/or withholding taxes with shares of Common Stock, Option Proceeds shall not be calculated with respect to the amounts so paid with shares.

  "Participant" means an Eligible Person who is selected by the Committee to participate in the Plan.

  "Permitted Holder" means (i) the Company or any of its affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

  "Performance Conditions" may, for purposes of Awards under the Plan, include one or more of: earnings per share, earnings before interest and tax, net income, adjusted net income, operating income, stock price, total shareholder return, market share, return on equity, cash return on equity, achievement of profit, loss and/or expense ratio, revenue targets, cash flows, book value, return on assets or return on capital, improvements in capital structure, revenues or sales, working capital, credit rating, improvement in workforce diversity, employee retention, closing of corporate transactions, customer satisfaction, or implementation, completion or attainment of products or projects. Such Performance Conditions may be based on the attainment of levels set for such financial measures with respect to the Company or any subsidiary, division, business unit, or any combination thereof and may be set as an absolute measure or relative to a designated peer group or index of comparable companies. Such Performance Conditions shall be set and defined by the Committee within the time period prescribed by Section 162(m) of the Code, and for purposes of defining such Performance Conditions, the Committee may elect to exclude the impact of certain extraordinary or non-recurring items. Unless specifically determined by the Committee at the time a Performance Condition is set, the satisfaction of any Performance Condition shall be determined by eliminating the impact of any change in accounting rules which becomes effective following the time such Performance Condition is set.

  "Prior Plan" means the Company's Amended and Restated 2004 Stock Incentive Plan.

  "Prior Plan Award" means an equity award granted under the Prior Plan which remains outstanding as of the effective date of this Plan.

3.    Shares Subject to the Plan.    Subject to adjustment as provided in Section 20, the number of shares of Common Stock which shall be available and reserved for grant of Awards under the Plan shall be ~~14,400,000~~ 16,900,000. The shares of Common Stock issued under the Plan may come from authorized and unissued shares or shares purchased in the open market. No Participant may, in any consecutive three calendar year period, be granted Awards of stock options and stock appreciation rights under Sections 7 and 8 of the Plan, respectively, with respect to more than 3,000,000 shares of Common Stock, subject to adjustment as provided in Section 20.

Shares of Common Stock subject to an Award granted under this Plan or a Prior Plan Award that expires unexercised, that is forfeited, terminated or canceled, that is settled in cash or other forms of property, or otherwise does not result in the issuance of shares of Common Stock, in whole or in part, shall thereafter again be available for grant under the

ANNEX B

Plan. If the exercise price of any stock option is satisfied by delivering shares of Common Stock to the Company (by tender of such shares or attestation) or by authorizing the Company to retain shares of Common Stock, only the number of shares of Common Stock delivered to the Participant net of shares of Common Stock delivered to the Company (by tender or attestation) or retained by the Company shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for grant under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax or other withholding obligations, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for grant under the Plan. Shares of Common Stock purchased by the Company on the open market using Option Proceeds shall also be available for grant under the Plan; provided, however, that the increase in the number of shares of Common Stock available for grant pursuant to such market purchases shall not be greater than the number that could be repurchased at Fair Market Value on the date of exercise of the stock option giving rise to such Option Proceeds.

In addition, the number of shares of Common Stock available for grant under the Plan shall not be reduced by shares subject to Awards granted upon the assumption of or in substitution for awards granted by a business or entity that is merged into or acquired by (or whose assets are acquired by) the Company.

4.    Administration.

  4.1
  Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its discretion, from time to time. The Committee's authority shall include, but not be limited to, the authority to:

  (i)
  determine the type and timing of Awards to be granted under the Plan;

  (ii)
  select Award recipients and determine the extent of their participation;

  (iii)
  establish all other terms, conditions, restrictions and limitations applicable to Awards and the shares of Common Stock issued pursuant to Awards, including, but not limited to, those relating to a Participant's retirement, death, disability, leave of absence or termination of employment; and

  (iv)
  waive vesting or forfeiture conditions with respect to outstanding Awards.

    The Committee's right to make any decision, interpretation or determination under the Plan shall be in its sole and absolute discretion.

  4.2
  Administration of the Plan. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award document, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award document and to take such actions and make such administrative determinations that the Committee deems appropriate in its discretion. Any decision of the Committee in the administration and interpretation of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its shareholders and subsidiaries and all Participants.

  4.3
  Delegation of Authority. To the extent permitted under applicable law, the Committee may at any time delegate to a committee of the Board or one or more officers of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not subject to the reporting requirements of Section 16(a) of the Exchange Act or "covered employees" described in Section 162(m) of the Code.

5.    Eligibility.    The Committee shall determine which Eligible Persons shall be eligible to receive Awards. No Eligible Person shall have at any time the right to receive an Award, or having been selected for an Award, to receive any further Awards.

The Committee may also grant stock options, stock appreciation rights, restricted stock, performance awards or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock, performance awards or other awards granted, awarded or issued by another entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or

ANNEX B

liquidation to which the Company or any subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

6.    Awards.    Awards under the Plan may consist of: non-qualified stock options, ISOs, stock appreciation rights, restricted stock, performance awards and any other stock-based awards, including deferred stock units.

7.    Stock Options.

  7.1
  Types of Options. Stock options granted under the Plan may be non-qualified stock options, ISOs or any other type of stock option permitted under the Code, as determined by the Committee and evidenced by the document governing the Award.

  7.2
  ISOs. The terms and conditions of any ISO shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee. At the discretion of the Committee, ISOs may be granted to any employee of the Company and its subsidiaries, as such term is defined in Section 424(f) of the Code (each, a "Subsidiary"). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the exercise price for such ISO is at least one-hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of shares acquired upon the exercise of an ISO either within two years after the date of grant of such ISO or within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. The maximum number of shares of Common Stock available under the Plan for issuance as ISOs shall be the full number of shares reserved for issuance under Section 3 hereof.

    All stock options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award document expressly states that the stock option is intended to be an ISO. If a stock option is intended to be an ISO, and if for any reason such stock option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such stock option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such stock option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options.

  7.3
  Exercise Price and Period. The Committee shall establish the exercise price, which price (other than for substitute options pursuant to Section 5 or options intended to meet the requirements described under Section 26 for Eligible Persons outside of the United States) shall be no less than the Fair Market Value of a share of the Common Stock on the date of grant. Each stock option may be exercised in whole or in part on the terms provided in the Award document. The Committee also shall establish the period during which a stock option is exercisable, provided that in no event may a stock option be exercisable for a period of more than ten (10) years from the date of grant.

    When a stock option is no longer exercisable, it shall be deemed to have lapsed or expired.

  7.4
  Manner of Exercise. The exercise price of each share as to which a stock option is exercised and, if requested, the amount of any federal, state, local or foreign withholding taxes, shall be paid in full at the time of such exercise. For purposes of this Section 7.4, the exercise date of a stock option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii), (iv) or (v) below. The exercise of any stock option shall be contingent on and subject to such payment of the exercise price and withholding taxes, or the arrangement for the satisfaction of such payments in a manner satisfactory to the Committee. Such payment shall be made in any of the following forms:

  (i)
  in cash (including check, bank draft or money order),

  (ii)
  by delivery of shares of Common Stock owned by the Participant (by tender of such shares or by attestation) having a Fair Market Value as of the date of exercise equal to the exercise price for the total

ANNEX B

      number of shares as to which the option is exercised, plus applicable taxes, if requested, subject to (A) the shares so delivered having such characteristics as are required, if necessary, in order to avoid adverse accounting consequences to the Company on account of use of such shares to pay the exercise price and (B) such other guidelines for the tender of Common Stock as the Committee may establish,

    (iii)
    if approved by the Committee in the related Award document or other action by the Committee, authorization of the Company to retain from the total number of shares of Common Stock as to which the option is exercised that number of shares of Common Stock having a Fair Market Value as of the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised, plus applicable taxes, if requested (i.e., a "net settlement" arrangement),

    (iv)
    subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the stock option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased, or

    (v)
    such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock, retention of shares and such other consideration.

    The Committee may, with the consent of the Participant and subject to Section 21, cancel any outstanding stock option in consideration of a cash payment in an amount not greater than the excess, if any, of the aggregate Fair Market Value (on the date of such cancellation) of the shares subject to the stock option over the aggregate exercise price of such stock option; provided, however, that the Participant's consent is not required for such a cancellation pursuant to Section 13 hereof.

  7.5
  Automatic Exercise in Certain Circumstances. Notwithstanding Sections 7.3 and 7.4 of the Plan, to the extent that any portion of a vested and exercisable stock option remains unexercised as of the close of business on the expiration date of the stock option (either the originally scheduled expiration date or such earlier date on which the stock option would otherwise expire pursuant to the applicable Award documents in connection with a termination of employment other than due to gross misconduct or cause) (the "Automatic Exercise Date"), the entire vested and exercisable portion of such stock option will be exercised on the Automatic Exercise Date without any further action by the Participant to whom the stock option was granted (or the person or persons to whom the stock option may have been transferred in accordance with Section 15 of the Plan and any applicable Award documents), but only if (i) the Fair Market Value per share of Common Stock on the Automatic Exercise Date is at least $0.01 greater than the per share exercise price of the stock option, and (ii) no suspension of the automatic option exercise program described under this Section 7.5 is then in effect. The aggregate exercise price for any option exercise under this Section 7.5 and any related withholding taxes will be paid by the Company retaining from the total number of shares of Common Stock as to which the stock option is being exercised a number of shares having an aggregate Fair Market Value as of the Automatic Exercise Date equal to the amount of such aggregate exercise price plus the applicable withholding taxes. Consistent with Section 26 of the Plan, the Committee shall have the authority to limit or modify the applicability of this provision to Participants who are foreign nationals or employed outside of the United States, or both. Because the responsibility for exercising a stock option rests with the Participant, and because the exercise procedure described in this Section 7.5 is provided only as a convenience to Participants, neither the Committee, the Company nor any of its directors, officers, employees or agents shall incur any liability to any Participant if a stock option expires unexercised because an exercise pursuant to this Section 7.5 fails to occur for any reason.

8.    Stock Appreciation Rights.    An Award of a stock appreciation right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the stock appreciation right all or a portion of the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date of exercise of the stock appreciation right over a specified strike price, which price (other than for substitute stock appreciation rights pursuant to Section 5 or stock appreciation rights intended to meet the requirements described under Section 26 for Eligible Persons outside of the United States) shall be no less than the Fair Market Value of a share of the Common Stock on the date of grant of the stock appreciation right or the date of grant of a previously granted related stock option, as determined by the Committee in its discretion. A stock appreciation right may be granted in connection with a previously or contemporaneously granted stock option, or independent of any stock option. If

ANNEX B

issued in connection with a previously granted related stock option, the Committee shall impose a condition that the exercise of the stock appreciation right cancels the related stock option and exercise of the related stock option cancels the stock appreciation right, and the other terms of the stock appreciation right shall be identical in all respects to the terms of the related stock option except for the medium of payment. Each stock appreciation right may be exercised in whole or in part on the terms provided in the Award document. Stock appreciation rights granted independent of any stock option shall be exercisable for such period as specified by the Committee; provided that, in no event may a stock appreciation right be exercisable for a period of more than ten (10) years. When a stock appreciation right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable agreement, upon exercise of a stock appreciation right, payment to the Participant shall be made in the form of cash, shares of Common Stock or a combination of cash and shares of Common Stock as promptly as practicable after such exercise. The Award document may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or shares of Common Stock) may be made in the event of the exercise of a stock appreciation right. The Committee may, with the consent of the Participant and subject to Section 21, cancel any outstanding stock appreciation right in consideration of a cash payment in an amount not in excess of the difference between the aggregate Fair Market Value (on the date of such cancellation) of any shares subject to the stock appreciation right and the aggregate strike price of such Shares; provided, however, that the Participant's consent is not required for such a cancellation in connection with the purchase of such stock appreciation right pursuant to Section 13 hereof. The automatic exercise provisions described under Section 7.5 with respect to stock options shall apply on a similar basis with respect to stock appreciation rights.

9.    Restricted Stock.    Restricted stock may be granted in the form of actual shares of Common Stock, which shall be evidenced by a certificate with an appropriate legend, or in uncertificated direct registration form, registered in the name of the Participant but held by the Company until the end of the restricted period, as determined by the Committee. As a condition to the receipt of an award of restricted stock in the form of actual shares of Common Stock, a Participant may be required to execute any stock powers, escrow agreements or other documents as may be determined by the Committee. Any conditions, limitations, restrictions, vesting and forfeiture provisions shall be established by the Committee in its discretion.

The Committee may, on behalf of the Company, approve the purchase by the Company of any shares subject to an Award of restricted stock, to the extent vested, for an amount equal to the aggregate Fair Market Value of such shares on the date of purchase. Awards of restricted stock may provide the Participant with dividends or dividend equivalents (pursuant to Section 17) and voting rights, if in the form of actual shares, prior to vesting. With respect to Awards of restricted stock intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting or payment, as applicable, of such Awards.

10.    Performance Awards.    Performance awards may be in the form of performance shares valued with reference to a share of Common Stock or performance units valued with reference to an amount of property (including cash) other than shares of Common Stock. Performance awards may also be granted in the form of any other stock-based Award. Performance awards shall entitle a Participant to future payments based upon the attainment of Performance Conditions established in writing by the Committee. Payment shall be made in cash, shares of Common Stock or any combination thereof, as determined by the Committee. The Award document establishing a performance award may establish that a portion of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target available to the Award. With respect to Awards of restricted stock intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting or payment, as applicable, of such performance awards. The Award document shall also provide for the timing of payment.

Following the conclusion or acceleration of the period of time designated for attainment of the Performance Conditions, the Committee shall determine the extent to which the Performance Conditions have been attained and shall then cause to be delivered to the Participant (i) a number of shares of Common Stock equal to the number of performance shares or the value of such performance units determined by the Committee to have been earned, and/or (ii) cash equal to the Fair Market Value of such number of performance shares or the value of performance units, as the Committee shall elect or as shall have been stated in the applicable Award document. In no event may performance awards be granted to a single Participant in any calendar year (i) in respect of more than 1,000,000 shares of Common Stock (if the Award is denominated in shares of Common Stock) or (ii) having a maximum payment with a value greater than $15,000,000 (if the Award is denominated in other than shares of Common Stock).

ANNEX B

11.    Other Stock-Based Awards.    The Committee may issue unrestricted shares of Common Stock, or other awards denominated in Common Stock (including but not limited to phantom stock and restricted or deferred stock units), to Participants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. With respect to such Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting and payment of such Awards in accordance with Section 10.

12.    Award Documents.    Each Award under the Plan shall be evidenced by an Award document (which may consist of a term sheet or an agreement, and may be provided in electronic form) setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan. The Committee may, in its discretion, place terms in the Award documents that provide for the acceleration of any time periods relating to the exercise or realization of any Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee, in connection with a Change of Control.

13.    Change of Control.    The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

  (i)
  provide for the purchase or cancellation of such Awards, for an amount of cash, if any, equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;

  (ii)
  make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change (including the acceleration of vesting); and/or

  (iii)
  cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change of Control.

The Committee may, in its discretion, include such further provisions and limitations in any Award document as it may deem equitable and in the best interests of the Company.

14.    Withholding.    The Company and its subsidiaries shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan, any taxes (whether federal, state, local or foreign) to be withheld therefrom. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by any of the methods pursuant to which the exercise price of a stock option may be paid pursuant to Section 7. Any satisfaction of tax obligations through the withholding of shares may only be up to the statutory minimum tax rate. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

15.    Transferability.    Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative in the case of disability) may exercise a stock option or stock appreciation right, or receive payment with respect to restricted stock, a performance award or any other Award. The Committee may permit (on such terms, conditions and limitations as it determines), an Award of restricted stock, stock options, stock appreciation rights, performance shares or performance units or other Awards to be transferred or transferable to family members, charities or estate planning vehicles, in each case, for no consideration and only to the extent permissible by law and, in the case of an ISO, to the extent permissible under Section 422 of the Code. Other than as stated in the preceding sentence, no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.

16.    Deferrals and Settlements.    The Committee may require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest or dividend equivalents on the deferral amounts. Any such rules or procedures shall comply with the requirements of Code Section 409A, including those with respect to the time when a deferral election may be made, the period of the deferral and the events that would result in the payment of the deferred amount.

ANNEX B

17.    Dividends and Dividend Equivalents.    An Award (other than a stock option or stock appreciation right) may, if so determined by the Committee, provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award (both before and after the Common Stock subject to the Award is earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Common Stock, as determined by the Committee; provided, however, that in the case of any performance-based Awards, any associated dividends or dividend equivalent payments will not be paid unless and until the corresponding portion of the underlying Award is earned. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

18.    No Right to Awards or Employment.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continue in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as expressly provided herein or in any Award document entered into hereunder.

19.    Rights as a Shareholder.    Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 17.

20.    Adjustment of and Changes in Common Stock.    Except as otherwise provided under Section 13 or as separately addressed pursuant to Section 17, in the event of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), or any distribution to shareholders other than regular cash dividends or any transaction similar to the foregoing the Committee shall cause there to be made a substitution or adjustment, as it determines to be equitable in order to prevent a dilution or enlargement of rights relative to other shareholders of Common Stock, to (i) the number and kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of shares of Common Stock or other securities to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring, (ii) the maximum number of Shares for which Awards may be granted during a specified period to any Participant, and/or (iii) any other affected terms of such Awards; provided, in each case, that no such adjustment shall be authorized under this Section 20 to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In either case, any such substitution or adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Common Stock subject to an Award shall always be a whole number. In no event shall an outstanding stock option or stock appreciation right be amended for the sole purpose of decreasing the exercise price or strike price thereof, except in accordance with Section 21 of the Plan.

21.    Amendment; Repricing.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) no amendment shall be made without shareholder approval if such approval is necessary in order for the Plan to continue to comply with the rules of the New York Stock Exchange or if such approval is necessary in order for the Company to avoid being denied a tax deduction under Section 162(m) of the Code, and (ii) no amendment, suspension or termination may materially adversely affect any outstanding Award without the consent of the Participant to whom such Award was made; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards to meet the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax or accounting consequences to the Company or to Participants). Except for adjustments pursuant to Section 20, in no event may any stock option or stock appreciation right granted under the Plan be amended to decrease the exercise price or strike price thereof, as the case may be, or be cancelled (i) in exchange for a cash payment exceeding the excess (if any) of the Fair Market Value of shares covered by such stock option or stock appreciation right over the corresponding exercise price or strike price for such Award or (ii) in conjunction with the grant of any new stock option or stock appreciation right or other Award with a lower exercise price or strike price, as the case may be, or otherwise be subject to any action that would be treated under the rules of the New York Stock Exchange as a "repricing" of such stock option or stock appreciation right,

ANNEX B

unless such amendment, cancellation or action is approved by the Company's shareholders in accordance with applicable law and rules of the New York Stock Exchange.

22.    Government and Other Regulations.    The obligation of the Company to settle Awards in Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act of 1933 with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act of 1933 any of the shares of Common Stock to be offered or sold under the Plan. If the shares of Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act of 1933, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

23.    Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any subsidiary or affiliate of the Company except as otherwise specifically provided in such other plan.

24.    Governing Law.    The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota applicable to contracts made and performed wholly within such state by residents thereof.

25.    Effective Date.    This Plan was approved by the Board on February 5, 2014, subject to approval by the Company's shareholders, and will become effective upon the date of such shareholder approval. Subject to earlier termination pursuant to Section 21, the Plan shall terminate on February 5, 2024. No Award may be granted under the Plan after February 5, 2024, but Awards theretofore granted may extend beyond that date.

26.    Foreign Eligible Persons.    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Eligible Persons on assignments outside their home country.

27.    Compliance with Code Section 409A.

  27.1
  Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant's termination of employment or other service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a "separation from service" as such term is defined for purposes of Code Section 409A.

  27.2
  Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee" and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant's separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

  27.3
  General Compliance with Code Section 409A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Code

ANNEX B

    Section 409A upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Code Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Code Section 409A, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Code Section 409A, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Committee, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant). The Company shall use commercially reasonable efforts to implement the provisions of this Section 27 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company's employees, directors or representatives shall have any liability to Participants with respect to this Section 27.

28.    Awards Subject to the Plan.    In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

29.    Fractional Shares.    Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

30.    Severability.    If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

31.    Forfeiture/Clawback.    Any Awards granted under the Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law or listed company rules or to the extent otherwise provided in an Award agreement at the time of grant.

YOU HAVE THREE WAYS TO VOTE: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions electronically. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, date and return your proxy card in the postage-paid envelope that has been provided to you or return it to The Travelers Companies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are a shareholder of record or hold shares through a broker or bank, your vote must be received by 11:59 p.m. Eastern Daylight Time on May 17, 2017. If you are a current or former employee voting shares held under Travelers' 401(k) Savings Plan, however, your vote with respect to those plan shares must be received by 11:59 p.m. Eastern Daylight Time on May 16, 2017. Please consult the separate voting instructions provided for persons holding shares through a Company employee benefit or compensation plan. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by The Travelers Companies, Inc. in mailing proxy materials, you can consent to receiving all future Notices of Internet Availability of Proxy Materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. 485 LEXINGTON AVENUE NEW YORK, NY 10017 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E20206-P88869-Z69588-Z69589 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE TRAVELERS COMPANIES, INC. The Board of Directors recommends you vote FOR each of the Nominees listed in Proposal 1 and FOR Proposals 2, 4 and 5. 1. Election of the twelve directors listed below. For ! ! ! ! ! ! ! ! ! ! ! ! Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain 1a. Alan L. Beller 2. Ratification of the appointment of KPMG LLP as The Travelers Companies, Inc. independent registered public accounting firm for 2017. ! 2 Years ! 3 Years ! Abstain 1b. John H. Dasburg The Board of Directors recommends you vote for ONE YEAR on Proposal 3. 1 Year 1c. Janet M. Dolan ! ! For ! ! ! Against ! ! ! Abstain ! ! 3. Non-binding vote on the frequency of future votes on executive compensation. 1d. Kenneth M. Duberstein 1e. Patricia L. Higgins 4. Non-binding vote to approve executive compensation. 1f. William J. Kane 5. Approve an amendment to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan. 1g. Cleve L. Killingsworth Jr. The Board of Directors recommends you vote AGAINST Proposals 6, 7 and 8. 1h. Philip T. Ruegger III 6. Shareholder proposal relating to increased disclosure of lobbying, if presented at the Annual Meeting of Shareholders. Shareholder proposal relating to disclosure of a gender pay equity report, if presented at the Annual Meeting of Shareholders. ! ! ! ! ! ! ! ! ! 1i. Todd C. Schermerhorn 7. 1j. Alan D. Schnitzer 1k. Donald J. Shepard 8. Shareholder proposal relating to disclosure of a diversity report, if presented at the Annual Meeting of Shareholders. 1l. Laurie J. Thomsen IF NO BOXES ARE MARKED AND THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE. YesNo ! ! Please indicate if you plan to attend this meeting. NOTE: Please sign exactly as the name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other business entity, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 18, 2017: the Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. For driving directions to the Annual Meeting, please see the "Notice of Internet Availability of Proxy Materials - FAQs" posted on our website at www.travelers.com under "For Investors". E20207-P88869-Z69588-Z69589 THE TRAVELERS COMPANIES, INC. Proxy Solicited on Behalf of the Board of Directors of The Travelers Companies, Inc. for the Annual Meeting of Shareholders, May 18, 2017 The signer(s) hereby constitute(s) and appoint(s) Alan D. Schnitzer, Avrohom J. Kess and Wendy C. Skjerven, and each of them, the signer(s) true and lawful agents and proxies, with full power of substitution in each, to represent the signer(s) at the Annual Meeting of Shareholders of The Travelers Companies, Inc. to be held on May 18, 2017 at 9:30 a.m. (Eastern Daylight Time) and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of stock of The Travelers Companies, Inc. held of record by the signer(s) at the close of business on March 21, 2017 as the signer(s) would be entitled to vote if personally present, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy. The signer(s) hereby acknowledge(s) receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof. This proxy when properly executed will be voted in the manner directed on the reverse side. If this proxy is signed but no direction given, this proxy will be voted FOR the election of each of the director nominees listed on the reverse side, FOR Proposal 2, for ONE YEAR on Proposal 3, FOR Proposal 4, FOR Proposal 5, AGAINST Proposal 6, AGAINST Proposal 7 and AGAINST Proposal 8. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. iF no boXes are MarKed, tHis ProXY WiLL be voted in tHe Manner described above. continued and to be signed on reverse side